Exhibit 4.7 EXECUTION VERSION Facility Agreement Keliber Technology Oy as Borrower Sibanye Stillwater Limited as Parent Sibanye Stillwater Limited Keliber Oy Sibanye Gold Proprietary Limited Stillwater Mining Company Kroondal Operations Proprietary Limited Western Platinum Proprietary Limited Sibanye Rustenburg Platinum Mines Proprietary Limited Eastern Platinum Proprietary Limited Sibanye-Stillwater Sandouville Refinery as Original Guarantors Bank of America Europe Designated Activity Company Natixis as Co-ordinators and, together with the Original Finnvera Covered Lenders, the Arrangers Natixis as Covered Facility Agent and Bank of America Europe Designated Activity Company as Green Loan Coordinator A EUR 250,000,000 FINNVERA COVERED FACILITY 20 August 2024 Ashurst Contents 1. Definitions and Interpretation ........................................................................................... 1 2. The Facility ..................................................................................................................... 35 3. Purpose .......................................................................................................................... 38 4. Conditions of Utilisation .................................................................................................. 38 5. Utilisation ........................................................................................................................ 40 6. Repayment ..................................................................................................................... 42 7. Illegality, Voluntary Prepayment and Cancellation ......................................................... 42 8. Mandatory Prepayment and Cancellation ...................................................................... 43 9. Restrictions ..................................................................................................................... 49 10. Interest ............................................................................................................................ 50 11. Interest Periods .............................................................................................................. 51 12. Changes to the Calculation of Interest ........................................................................... 51 13. Fees ................................................................................................................................ 54 14. Tax Gross Up and Indemnities ....................................................................................... 55 15. Increased Costs .............................................................................................................. 65 16. Other Indemnities ........................................................................................................... 68 17. Mitigation by the Lenders ............................................................................................... 69 18. Costs and Expenses....................................................................................................... 70 19. Guarantee and Indemnity ............................................................................................... 70 20. Representations ............................................................................................................. 75 21. Information undertakings ................................................................................................ 83 22. Financial Model .............................................................................................................. 88 23. Budgets and reports ....................................................................................................... 89 24. Financial covenants ........................................................................................................ 90 25. General undertakings ..................................................................................................... 96 26. Further Borrower Undertakings .................................................................................... 103 27. Events of Default .......................................................................................................... 105 28. Subrogation .................................................................................................................. 110 29. Changes to the Lenders ............................................................................................... 111 30. Changes to the Obligors ............................................................................................... 118 31. Role of the Covered Facility Agent, the Arrangers and the Green Loan Coordinator .. 119 32. Conduct of Business by the Finance Parties ............................................................... 131 33. Sharing among the Finance Parties ............................................................................. 131 34. Payment mechanics ..................................................................................................... 133 35. Set-Off .......................................................................................................................... 137 Ashurst 36. Notices .......................................................................................................................... 137 37. Calculations and certificates ......................................................................................... 140 38. Partial invalidity ............................................................................................................. 140 39. Remedies and waivers ................................................................................................. 140 40. Amendments and waivers ............................................................................................ 140 41. Confidential information ................................................................................................ 147 42. Confidentiality of funding rates ..................................................................................... 152 43. Data privacy .................................................................................................................. 153 44. Counterparts ................................................................................................................. 154 45. Governing law ............................................................................................................... 154 46. Competent Jurisdiction and Enforcement .................................................................... 154 47. Bail-In ........................................................................................................................... 155 Schedule 1. The Parties ................................................................................................................... 158 Part 1 The Original Guarantors .................................................................................... 158 Part 2 - The Original Finnvera Covered Lenders ......................................................... 159 2. Conditions precedent ................................................................................................... 160 Part 1 - Conditions precedent to Initial Utilisation ........................................................ 160 Part 2 - Conditions precedent required to be delivered by an Additional Guarantor ... 164 3. Requests ...................................................................................................................... 167 Part 1 Utilisation Request ............................................................................................. 167 Part 2 – Selection Notice .............................................................................................. 169 4. Form of Transfer Certificate ......................................................................................... 170 5. Form of Substitute Affiliate Lender Designation Notice ................................................ 172 6. Form of Assignment Agreement ................................................................................... 174 7. Form of Accession Letter ............................................................................................. 177 8. Form of Resignation Letter ........................................................................................... 178 9. Form of Compliance Certificate .................................................................................... 179 10. LMA Form of Confidentiality Undertaking .................................................................... 180 11. Timetables .................................................................................................................... 186 12. Repayment Schedule ................................................................................................... 187 13. Project Requirements ................................................................................................... 188 Part 1 - Environmental and Social Report requirements .............................................. 188 Part 2 - Project Progress Report requirements ............................................................ 192 EXECUTION VERSION Ashurst 1 THIS AGREEMENT is made on 20 August . 2024 BETWEEN: (1) Keliber Technology Oy, a limited liability company incorporated in Finland (business identity code 2914395-3) as borrower (the Borrower); (2) Sibanye Stillwater Limited, a company incorporated in South Africa (company registration number 2014/243852/06) (the Parent); (3) The companies listed in Part 1 of Schedule 1 (The Parties) as original guarantors (the Original Guarantors); (4) Bank of America Europe Designated Activity Company and Natixis as co-ordinators (the Co-ordinators) and, together with the Original Lenders, as mandated lead arrangers (the Arrangers); (5) The Financial Institutions listed in Part 2 of Schedule 1 (The Parties) as lenders (the Original Finnvera Covered Lenders); (6) Natixis in its capacity as agent of the other Finance Parties (the Covered Facility Agent); and (7) Bank of America Europe Designated Activity Company as green loan coordinator (the Green Loan Coordinator). THE PARTIES AGREE AS FOLLOWS: 1. Definitions and Interpretation Definitions Acceptable Bank means a bank or financial institution which has a rating for its long- term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A2 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; Accession Letter means a document substantially in the form set out in Schedule 6 (Form of Accession Letter); Accounting Principles means the IFRS as adopted by the International Accounting Standards Board, to the extent applicable to the relevant Financial Statements; Additional Guarantor means any company which becomes an Additional Guarantor in accordance with clause 30 (Changes to the Obligors); Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company and in respect of Natixis, also means any members of the Banque Populaire and Caisse d'Epargne networks within the meaning of articles L.512-11, L.512-86 and L.512-106 of the French Code monetaire et financier;

EXECUTION VERSION Ashurst 2 Assignment Agreement means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee; Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration; Authorised Press Sources means each of Bloomberg, Dealogic, Refinitiv, IJGlobal, TXF or of a similar service; Availability Period means the period from and including the Signature Date ending on the date falling 24 months after the Signature Date; Available Commitment means a Lender's Commitment minus: (a) the amount of its participation in any outstanding Loans; and (b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date; Available Facility means the aggregate for the time being of each Lender's Available Commitment; Base Case Model means the initial banking case, set out in the Financial Model, delivered to, and accepted by, the Covered Facility Agent pursuant to Schedule 2 (Conditions Precedent), as replaced or updated from time to time in accordance with clause 22 (Maintenance of the Financial Model); Blocking Law means: (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union); (b) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as it forms part of domestic law of the United Kingdom; or (c) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); Break Costs means the amount (if any) by which: (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period; Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Paris, Helsinki, New York and South Africa and, in relation to any date for payment or purchase of euro which is a TARGET Day; EXECUTION VERSION Ashurst 3 Central Bank Rate means the rate for the marginal lending facility of the European Central Bank, as published by the European Central Bank from time to time; Central Bank Rate Adjustment means, in relation to the Central Bank Rate prevailing at close of business on any TARGET Day, the 20 per cent. trimmed arithmetic mean (calculated by the Covered Facility Agent, or by any other Finance Party which agrees to do so in place of the Covered Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding TARGET Days for which the Screen Rate for EURIBOR for a period equal in length to the applicable Interest Period is available; Central Bank Rate Spread means, in relation to any TARGET Day, the difference (expressed as a percentage rate per annum) calculated by the Covered Facility Agent (or by any other Finance Party which agrees to do so in place of the Covered Facility Agent) between: (a) the Screen Rate for EURIBOR for a period equal in length to the applicable Interest Period for that TARGET Day; and (b) the Central Bank Rate prevailing at close of business on that TARGET Day; CFC has the meaning given to it in clause 19.11(a) (US guarantee limitations continued); Code means the US Internal Revenue Code of 1986; Commitment means: (a) in relation to an Original Finnvera Covered Lender, the amount in euros set opposite its name under the heading "Commitment" in Part 2 of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount in euros of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement; Companies Act means the Companies Act, 2008 of South Africa and all regulations promulgated under that Act; Compliance Certificate means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate); Confidential Information means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of their respective advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of their respective advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: EXECUTION VERSION Ashurst 4 (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 41 (Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate; Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Covered Facility Agent; Consolidated EBITDA has the meaning given to that term in clause 24.1 (Financial definitions); Consolidated Net Borrowings has the meaning given to that term in clause 24.1 (Financial definitions); Consolidated Net Finance Charges has the meaning given to that term in clause 24.1 (Financial definitions); Declassification Event has the meaning given to that term in clause 2.5(a) (Declassification Event of Green Loans); Default means an Event of Default or any event or circumstance specified in clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default; Defaulting Lender means any Lender: (a) which has failed to make its participation in a Loan available (or has notified the Covered Facility Agent or the Borrower (which has notified the Covered Facility Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with clause 5.4 (Lenders' participation); (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or EXECUTION VERSION Ashurst 5 (B) a Disruption Event; and payment is made within five Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question; DFI Facility means the EUR 150,000,000 senior unsecured amortizing term loan facility between, among others, the Borrower (as borrower) and European Investment Bank dated on or about the Signature Date; Disruption Event means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted; Distribution means: (a) any payment, dividend or other distribution in relation to any share capital (or issued shares) of the Borrower; (b) any redemption, reduction, repayment or retirement of any share capital (or issued shares), including share buy-backs, of the Borrower; (c) any payments in respect of, or any repayment, prepayment, redemption, retirement, discharge or purchase of, or sub-participation in, any loans or other financial accommodation made available to the Borrower by any of its Affiliates; and (d) any other payments or distributions (including any loans) to the Borrower's shareholders or its Affiliates, in each case, whether in cash or in kind and whether by way of actual payment, set-off, counterclaim or otherwise; Distribution Condition has the meaning given to it in clause 26.1(b) (Distributions); DRE has the meaning given to it in clause 19.11(a) (US guarantee limitations continued); EBITDA has the meaning given to that term in clause 24.1 (Financial definitions); EIB means the European Investment Bank, having its seat at 100 Boulevard Konrad Adenauer, Luxembourg, L-2950 Luxembourg; Encumbrance means:

EXECUTION VERSION Ashurst 6 (a) any mortgage, bond, notarial bond, pledge, lien, assignment or cession conferring security, hypothecation, a security interest, preferential right or trust arrangement or other encumbrance of the like securing any obligation of any person; or (b) any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or (c) any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest; Environment includes: (a) the air (including the air within buildings and the air within other natural or man- made structures above or below ground); (b) ground water, surface water, coastal or inland waters, aquifers, pipes, drains and sewers; (c) land, including buildings and other structures in, on or under it and any soil and anything below the surface of the land; and (d) human health or safety, living organisms and ecological systems; Environmental and Social Action Plan means an environmental and social action plan prepared by the Borrower and delivered pursuant to clause 4.3 (Condition subsequent) and clause 23 (Budgets and reports) attached to the Environmental and Social Report, together with any updates thereto as may be made from time to time by the Borrower as required or permitted under the Finance Documents; Environmental and Social Claim means any claim made, any notice of claim issued or any administrative, regulatory, judicial or arbitral action or proceedings taken by any person with respect to the Project or any activity relating to the Project, in each case, in connection with: (a) any breach, or alleged breach, of any applicable Environmental and Social Regulation which results in, or is reasonably likely to result in, any Obligor or the Lender incurring any material liability or loss; or (b) any Material E&S Incident; Environmental and Social Obligations means the obligations of the Borrower and the Parent to: (a) comply with the Environmental and Social Standards; (b) undertake actions defined in the Environmental and Social Action Plan; (c) comply with the requirements of any corrective action plan provided by the Borrower pursuant to clause 27.19(b)(ii)(B), in each case in relation to the Project; Environmental and Social Report means an environmental and social report prepared by the Borrower containing a summary of the Obligors' compliance (or any material non- compliance and remedial actions taken) with the environmental and social requirements set out in Part 1 (Environmental and Social Report requirements) of Schedule 13 during EXECUTION VERSION Ashurst 7 the relevant period, including a register of all Material E&S Incidents and Environmental and Social Claims that occurred during that period and an Environmental and Social Action Plan for the relevant period; Environmental and Social Standards means: (a) the Equator Principles; (b) any applicable International Finance Corporation Performance Standards on Environmental and Social Sustainability and the Project-relevant World Bank Guidelines in force at the time of this Agreement; and (c) any applicable Finnish law, regulation or permitting in relation to the Environment; Environmental and Social Regulation means any law, rule or regulation whose purpose of effect is: (a) the protection of, or the prevention of damage to, the Environment; (b) to regulate or control Environmental Contaminants; or (c) to provide remedies in relation to harm or damage to the Environment; Environmental Contaminants means all pollutants or contaminants (including any chemical, biological, industrial, radioactive, dangerous, toxic or hazardous substance, water or residue, whether in solid or liquid form or a gas or vapour); Environmental Permit means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental and Social Regulation for the operation of the business of the Borrower; Equator Principles means those principles so entitled and described in “The 'Equator Principles' – A financial industry benchmark for determining, assessing and managing environmental and social risks in projects” dated July, 2020, and available at the Signature Date at www.equator-principles.com and the requirements set out therein; Equity Contribution means: (a) the proceeds of subscription for shares in the Borrower, or any premium paid in relation to any shares; and (b) the proceeds of any Subordinated Shareholder Loan made to the Borrower; ERISA means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and the regulations promulgated thereunder, as the same may be in effect at such date; ERISA Affiliate means any person that for purposes of Title I and Title IV of ERISA and section 412 of the Code is treated as a single employer with any Obligor under section 414 of the Code or section 4001 of ERISA; Eskom means Eskom Holdings SOC Limited; EURIBOR means, in relation to any Loan: (a) the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or EXECUTION VERSION Ashurst 8 (b) as otherwise determined pursuant to clause 12.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero; Event of Default means any event or circumstance specified as such in clause 27 (Events of Default); Existing Group Financings means: (a) US$ 500 million 4.250% guaranteed convertible senior unsecured bonds due 2028 issued by Stillwater Mining Company; (b) US$ 675 million 4.000% senior notes due 2026 issued by Stillwater Mining Company; (c) US$ 525 million 4.500% senior notes due 2029 issued by Stillwater Mining Company; (d) ZAR 5,500 million revolving credit facility agreement originally dated 25 October 2019 between, among others, Sibanye Gold Limited and Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) as agent of the finance parties; (e) ZAR 1,372 million guarantee facility agreement originally dated 18 October 2019 between, among others, Sibanye Gold Limited and Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) as lender; and (f) US$ 1,000 million multicurrency revolving credit facility agreement dated 6 April 2023 between, amongst others, Sibanye Stillwater Limited as company and Absa Bank Limited (acting through its Corporate and Investment Banking Division) as agent; in each case, any extension, renewal, refinancing or replacement thereof; Facility means the term loan facility made available under this Agreement as described in clause 2 (The Facility); Facility Office means the office or offices notified by a Lender to the Covered Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; Fallback Interest Period means three months; FATCA means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction; FATCA Application Date means: EXECUTION VERSION Ashurst 9 (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA; FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA; FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction; Fee Letter means any letter or letters dated on or about the Signature Date between the Co-ordinators and the Borrower (or the Covered Facility Agent and the Borrower) setting out any of the fees referred to in clause 13 (Fees); Final Maturity Date means the date falling seven years after the Signature Date; Finance Document means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, the Mandate Letter and any other document designated as such by the Covered Facility Agent and the Borrower; Finance Party means the Covered Facility Agent, the Green Loan Coordinator, the Arrangers or a Lender; Financial Half Year has the meaning given to that term in clause 24.1 (Financial definitions); Financial Indebtedness means (without double counting) any indebtedness for or in respect of: (a) moneys borrowed or credit granted (including pursuant to a Permitted Inventory Transaction); (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease, but excluding any liability in respect of a lease or hire purchase agreement which would, in accordance with IFRS in force immediately before adoption of IFRS 16 (Leases) have been treated as an operating lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis); (f) any amount of liability in respect of any purchase price for assets or services the payment of which is deferred where the deferral of such price is either: (i) used primarily as a method of raising credit; or (ii) not made in the ordinary course of day to day business; (g) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

EXECUTION VERSION Ashurst 10 (h) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; (i) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account); (j) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; (k) the amount raised by the issue of redeemable shares to the extent such shares are redeemable prior to the Final Maturity Date; and (l) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (k) above; Financial Model means the engineering model (including the Base Case Model) delivered to the Covered Facility Agent under clause 4.1 (Initial conditions precedent) as revised from time to time in accordance with clause 22.1 (Maintenance of the Financial Model); Financial Quarter has the meaning given to that term in clause 24.1 (Financial definitions); Financial Statements means any financial statements referred to in clause 21.1 (Financial Statements); Financial Year has the meaning given to that term in clause 24.1 (Financial definitions); Finnish Companies Act means the Finnish Companies Act (in Finnish: osakeyhtiölaki, 624/2006, as amended); Finnish Obligor means an Obligor that is incorporated or organised under the laws of Finland; Finnvera means Finnvera plc, a Finnish limited liability company established by law and operating as the official export credit agency in Finland with its head office situated at Porkkalankatu 1, 00180 Helsinki, PO Box 1010, Finland; Finnvera Commitment Fee means the commitment fee computed at a rate of 0.10 per cent per annum on the amount of the Available Commitments immediately before the making of the relevant Loan covered by the Finnvera Guarantee, calculated: (a) in respect of the first Utilisation Date, on a daily basis between the date of issue of the Finnvera Guarantee and the first Utilisation Date; (b) in respect of any relevant subsequent Utilisation, on a daily basis between the date of the previous Utilisation and the date of the subsequent Utilisation; Finnvera Guarantee means the finance guarantee issued by Finnvera, on or before the date of the initial Utilisation immediately upon receipt of the Finnvera Handling Fee by the Covered Facility Agent, in favour of the Covered Facility Agent as guarantee holder (acting for and on behalf of the Finance Parties) pursuant to the finance guarantee agreement dated _________ 2024 (and including Finnvera's General Conditions for Finance Guarantees dated 6 December 2004, as amended from time to time); EXECUTION VERSION Ashurst 11 Finnvera Guarantee Event means the occurrence of any of the following events: (a) the Finnvera Guarantee is repudiated by Finnvera in accordance with its terms; (b) the Finnvera Guarantee is fully or partially withdrawn, suspended, terminated, ceases to cover the same percentage of risk or nature of the risks which the Finnvera Guarantee covered (or purported to cover) at the date the Finnvera Guarantee was accepted by the Covered Facility Agent (acting on the instructions of the Lenders) as a condition precedent document in accordance with clause 4.1 (Initial conditions precedent); or (c) the Finnvera Guarantee is revoked or cancelled by Finnvera or otherwise ceases to be in full force and effect or ceases to constitute legal, valid, binding and enforceable obligations of Finnvera; Finnvera Handling Fee means the upfront handling fee of EUR100,000 charged by Finnvera for decisions made or documents issued in respect of the Finnvera Guarantee; Finnvera Premium means the premium payable to the Covered Facility Agent (for the account of Finnvera) in respect of the Finnvera Guarantee, such premium being payable in respect of each Loan covered by the Finnvera Guarantee in accordance with clause 13.6 (Finnvera Premium) and computed at the rate of 4.28 per cent. of the amount of that Loan; First Repayment Date means the date falling three years after the Signature Date; Forecast Delivery Date has the meaning given to it in clause 22.3 (Delivery of banking cases); Foundation means Sibanye-Stillwater Foundation NPC, incorporated in South Africa with registration number 2022/734923/08; Franco-Nevada Loan means the loan owing by Ezulwini Mining Company to Franco- Nevada GLW Holdings Corp., Gold Wheaton Gold Corp., Franco Nevada (Barbados) Corporation (previously known as Gold Wheaton (Barbados Corporation)) and/or any one or more of their respective affiliates; Franco-Nevada Loan Agreement means a written gold purchase agreement dated 5 November 2009 concluded amongst Ezulwini Mining Company and Franco-Nevada GLW Holdings Corp., Gold Wheaton Gold Corp. and Franco-Nevada (Barbados) Corporation (previously known as Gold Wheaton (Barbados Corporation)) pursuant to which the Franco-Nevada Loan is made available to Ezulwini Mining Company; French Guarantor means any Guarantor that is existing and organized or established under French law; FSHCO has the meaning given to it in clause 19.11(a) (US guarantee limitations continued); Funding Rate means any individual rate notified by a Lender to the Covered Facility Agent pursuant to clause 12.3(a)(ii) (Cost of funds); GAAP means in relation to any member of the Group, generally accepted account principles, standards and practices in its jurisdiction of incorporation; Green Financing Framework means the document entitled "Green Financing Framework" dated November 2023 as published by the Parent and delivered as a condition precedent under this Agreement (as updated from time to time with the EXECUTION VERSION Ashurst 12 approval of the Green Loan Coordinator) accompanied by a Second Party Opinion confirming alignment with the Green Loan Principles; Green Loan means each Loan that constitutes a "Green Loan" for the purposes of the Green Loan Principles by virtue of the provisions of this Agreement (and the requirement of the Borrower to comply with such provisions), as confirmed by the Green Financing Framework and the provision of a Second Party Opinion, and which has not been declassified by the Lenders pursuant to clause 2.5 (Declassification Event of Green Loans); Green Loan Material Event has the meaning given to that term in clause 2.4(a) (Green Loan Material Event); Green Loan Principles means: (a) the document entitled "Green Loan Principles"; and (b) the document entitled "Guidance on the Green Loans Principles", both jointly published by the Loan Market Association in February 2023, as such documents may be amended, re-enacted or replaced from time to time; Group means the Parent and its Subsidiaries for the time being; Group Structure Chart means the group structure chart showing the Group structure as at the Signature Date delivered to the Covered Facility Agent under clause 4.1 (Initial conditions precedent); Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 30 (Changes to the Obligors); Guarantor Threshold Test has the meaning given to that term in clause 25.20(a) (Guarantors); Historic Screen Rate means, in relation to any Loan, the most recent applicable Screen Rate for euro and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than three days before the Quotation Day; Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary; IFRS means International Accounting Standards, International Financial Reporting Standards and related Interpretations, together with any future standards and related interpretations issued or adopted by the International Accounting Standards Board, in each case as amended and to the extent applicable to the relevant Financial Statements; Impaired Agent means the Covered Facility Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Covered Facility Agent otherwise rescinds or repudiates a Finance Document; (c) (if the Covered Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of "Defaulting Lender"; or EXECUTION VERSION Ashurst 13 (d) an Insolvency Event has occurred and is continuing with respect to the Covered Facility Agent, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and (ii) payment is made within five Business Days of its due date; or (iii) the Covered Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question; Indebtedness for Borrowed Money means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (i) and (j) of the definition of "Financial Indebtedness", or in respect of any guarantee or indemnity of such indebtedness if and to the extent only paragraphs (i) and (j) are not closed-out and/or called and consequently constitute Financial Indebtedness; Independent E&S and Technical Consultant means SRK Consulting (UK) Limited (or such other person the Borrower shall appoint from time to time with the prior written consent of each of the Covered Facility Agent (acting on the instructions of the Majority Lenders), the Uncovered Facility Agent (acting on the instructions of the Majority Lenders as defined in and under the Uncovered Commercial Facility)) and EIB (each acting reasonably)); Information Package means the document in the form approved by the Borrower concerning the Group which, at the Borrower's request and on its behalf, was prepared in relation to this transaction, approved by the Borrower and distributed by the Co- ordinators to selected financial institutions and Finnvera on or before the Signature Date; Insolvency Event in relation to an entity means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office or by business rescue practitioner, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law in any applicable jurisdiction affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (d) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law in any applicable jurisdiction affecting creditors' rights, or business rescue proceedings, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (c) above and:

EXECUTION VERSION Ashurst 14 (i) results in a judgment of insolvency or bankruptcy, business rescue or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (e) has a resolution passed, or proposes such a resolution, for its winding-up, business rescue, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, business rescue practitioner, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation in any applicable jurisdiction not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (c) above); (g) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (g) above; or (i) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; Interest Period means, in relation to a Loan, each period determined in accordance with clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 10.3 (Default interest); International Finance Corporation Performance Standards means the performance standards on environmental and social sustainability published by the International Finance Corporation (IFC) on 1 January 2012 and available on the Signature Date at https://www.ifc.org/en/insights-reports/2012/ifc-performance-standards and the requirements set out therein; Interpolated Historic Screen Rate means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each for euro and each of which is as of a day which is no more than three days before the Quotation Day; Interpolated Screen Rate means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: EXECUTION VERSION Ashurst 15 (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time; IRS means the US Internal Revenue Service; JSE means JSE Limited, a public company incorporated in South Africa with registration number 2005/022939/06, or any other financial exchange which operates as a successor exchange to JSE Limited; JSE Listings Requirements means the listings requirements published by the JSE, as amended from time to time; Keliber means Keliber Oy, a limited liability company incorporated in Finland with registration number 0752546-7; Keliber Obligors means Keliber, the Borrower and any other Subsidiary of Keliber which accedes to this Agreement as an Additional Guarantor; Legal Reservations means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any relevant jurisdiction; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered to the Covered Facility Agent under clause 4.1 (Initial conditions precedent) or clause 30 (Changes to the Obligors); Lender means: (a) any Original Finnvera Covered Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with clause 29 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement; Life of Mine Plan means the life of mine plan establishing, amongst other things, the expected ore and metal production levels over the life of the Project, and estimated cash and full costs of production and delivered as part of the audited Financial Model to the Covered Facility Agent under clause 4.1 (Initial conditions precedent); Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984; EXECUTION VERSION Ashurst 16 LMA means the Loan Market Association; Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan; Majority Lenders means a Lender's or Lenders' Commitments which together aggregate more than 66⅔ per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent of the Total Commitments immediately prior to the reduction); Mandate Letter means the written mandate letter concluded between the Borrower, the Co-ordinators and the Bookrunners (as defined therein) on 29 November 2023; Margin means 1.30 per cent. per annum (excluding the Finnvera Premium); Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System; Margin Stock means "margin stock" or "margin securities" as defined in the Margin Regulations; Material Adverse Effect means a material adverse effect on: (a) the business, operations, property or financial condition of the Group taken as a whole; or (b) the ability of the Obligors together to perform their financial or other obligations under the Finance Documents; Material Company means any member of the Group (other than an Obligor or a Project Finance Subsidiary) which: (a) has EBITDA (determined on the same basis as Consolidated EBITDA) representing five per cent or more of Consolidated EBITDA (provided that any amounts attributable to Project Finance Subsidiaries shall be excluded from the calculation of Consolidated EBITDA); or (b) has gross assets representing 10 per cent or more of the gross assets of the Group (excluding assets of Project Finance Subsidiaries) calculated on a consolidated basis, where compliance with the conditions set out in paragraphs (a) and (b) above shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and/or the latest audited annual financial statements or unaudited quarterly management accounts of that member of the Group (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited annual consolidated financial statements or unaudited quarterly consolidated management accounts of the Parent; Material E&S Incident means any incident, event or circumstance connected with the Project that results in: (a) the death of, or significant injury to, one or more persons; (b) a material threat to the health or safety of one or more persons; (c) significant damage to property or the Environment; EXECUTION VERSION Ashurst 17 (d) significant protest or other civil action (whether carried out by persons engaged in activities relating to the Project, the public or otherwise) which is directed against any Obligor or any activities relating to or connected with the Project; (e) material breaches or violations of Environmental and Social Regulation; or (f) damage, impact or harm to associated, contiguous properties, assets, or facilities that may have, in the opinion of the Majority Lenders, or is reasonably likely to have, a Material Adverse Effect on the Project including but not limited to the Port of Kokkola; Material Project Document means any project contract (i) for a value of at least EUR 10,000,000; or (ii) having a tenor of at least three (3) years (other than any offtake agreements); Measurement Date has the meaning given to that term in clause 24.1 (Financial definitions); Measurement Period has the meaning given to that term in clause 24.1 (Financial definitions); Minimum Drawdown Amount means: (a) on the date falling 12 months after the Signature Date, no less than 33% of the Total Commitments; (b) on the date falling 18 months after the Signature Date, no less than 66% of the Total Commitments; or (c) on the date falling 24 months after the Signature Date, 100% of the Total Commitments; Minimum Drawdown Amount Test Date means the date immediately following each of: (a) the date falling 12 months after the Signature Date; (b) the date falling 18 months after the Signature Date; and (c) the date falling 24 months after the Signature Date; Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end, if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last Month of any period;

EXECUTION VERSION Ashurst 18 More Favourable Provision has the meaning given to it in clause 26.4 (Most favoured Lender); Multiemployer Plan means any Plan which is described in Section 4001(a)(3) of ERISA; New Lender has the meaning given to that term in clause 29 (Assignments and transfers by the Lenders); Non-Cooperative Jurisdiction means a "non-cooperative state or territory" (Etat ou territoire non coopératif) as set out in the list referred to in article 238-0 A of the French Code général des impôts, as such provision or list may be amended or supplemented from time to time or replaced by any other provision or list having a similar purpose; Non-Obligor means any person that is not an Obligor or a Project Finance Subsidiary; Non-Obligor Restricted Company means a Restricted Company that is not an Obligor; Non-Project Finance Group Member means any member of the Group other than a Project Finance Subsidiary; NYSE means the New York Stock Exchange; Obligation has the meaning given to it in clause 19.11(a) (US guarantee limitations continued); Obligor means the Borrower or a Guarantor; Obligors' Agent means the Parent appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.3 (Obligors' Agent); Operating Report means a report containing: (a) a construction, technical and budget report and (b) as at such times as required pursuant to clause 23.1 (Construction, technical, budget, environmental and social monitoring), the Project Progress Report and the Environmental and Social Report, in each case substantially in the form agreed between the Borrower and the Covered Facility Agent prior to the Signature Date; Original Financial Statements means: (a) in relation to the Parent, its audited financial statements for its Financial Year ended 31 December 2023; (b) in relation to the Borrower, its audited financial statements for its Financial Year ended 31 December 2023; (c) in relation to Keliber, its audited financial statements for its Financial Year ended 31 December 2023; (d) in relation to Sibanye Gold Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; (e) in relation to Stillwater Mining Company, the audited consolidated financial statements of Thor US Holdco for the Financial Year ended 31 December 2023; (f) in relation to Kroondal Operations Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; EXECUTION VERSION Ashurst 19 (g) in relation to Western Platinum Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; (h) in relation to Sibanye Rustenburg Platinum Mines Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; (i) in relation to Eastern Platinum Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; and (j) in relation to Sibanye-Stillwater Sandouville Refinery, the limited audit review report dated 31 January 2023; Original Obligor means the Borrower or an Original Guarantor; Original Uncovered Commercial Facility Lender has the meaning given to "Original Lender" in the Uncovered Commercial Facility; Parallel Facilities means the Facility, the Uncovered Commercial Facility and the DFI Facility; Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union; Party means a party to this Agreement; PBGC means the US Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA; Permitted Acquisition means: (a) any transaction in respect of which the disposing entity is a member of the Group if the disposal falls within paragraph (d) or (e) of the definition of "Permitted Disposal"; (b) an acquisition of product from another member of the Group which is to be subsequently disposed of by the acquiring company pursuant to a streaming transaction provided that such disposal is a Permitted Disposal; or (c) any other acquisition which is not classified as a "Category 1 Transaction" of the Parent in terms of the JSE Listings Requirements; Permitted Disposal means any sale, lease, transfer or other disposal: (a) by a Restricted Company of non-core assets; (b) by a Restricted Company of any other assets which are obsolete, redundant or no longer required for the efficient operation of the business of such Restricted Company (including assets associated with discontinued operations (including the disposal by Sibanye Gold of its Cooke and Beatrix shaft assets)); (c) by a Restricted Company in the ordinary course of its day-to-day trading if that sale, lease, transfer or other disposal is not otherwise restricted by a term of any Finance Document; (d) by an Obligor to another Obligor; (e) by a Restricted Company (other than an Obligor) to any other Restricted Company (other than an Obligor); EXECUTION VERSION Ashurst 20 (f) by any Non-Project Finance Group Member to any Project Finance Subsidiary on arm's length terms, provided that the aggregate value of such disposal (whether in a single transaction or a series of transactions) together with all other disposals from all Non-Project Finance Group Members to all Project Finance Subsidiaries, does not exceed five per cent of Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements) at any time over the term of the Facility; (g) by a Restricted Company pursuant to streaming transactions (including a disposal of product by a Restricted Company to another member of the Group for the purpose of supplying product for a streaming transaction by the acquiring company provided that such disposal is on a back to back basis with the stream) provided that the aggregate value of product delivered to persons which are not Restricted Companies pursuant to such transactions does not, in aggregate, exceed US$200,000,000 (or its equivalent in any other currency or currencies) in any Financial Year or US$800,000,000 (or its equivalent in any other currency or currencies) over the term of the Facility; (h) by a Restricted Company pursuant to receivables discounting arrangements or similar transactions provided that such transactions are in respect of disposals to be made during a single Financial Year only and the value of disposals pursuant to such transactions during that Financial Year and any Permitted Inventory Transaction under paragraph (i) below in relation to such Financial Year does not, in aggregate, exceed US$1,000,000,000 (or its equivalent in any other currency or currencies) in that Financial Year; (i) any disposal as part of a Permitted Inventory Transaction provided that such transaction is in respect of disposals to be made during a single Financial Year only, the value of disposals pursuant to all such transactions during that Financial Year and any transactions under paragraph (h) above in relation to that Financial Year does not, in aggregate, exceed US$1,000,000,000 (or its equivalent in any other currency or currencies) in that Financial Year; (j) by a Restricted Company to a Non-Obligor on arm's length terms, provided that the aggregate value of such disposals (whether in a single transaction or a series of transactions) does not, in aggregate, exceed 15 per cent of Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements) in any Financial Year and 25 per cent of Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements) over the term of the Facility; (k) of assets (other than shares or businesses) in exchange for other assets comparable or superior as to type, value and quality; (l) of cash equivalents for cash or in exchange for other cash equivalents; (m) arising as a result of any Permitted Encumbrance; or (n) for which the Covered Facility Agent (acting on the instructions of the Majority Lenders) has given its prior written consent; Permitted Encumbrance means: (a) any Encumbrance created prior to the Signature Date which: (i) is disclosed in the Financial Statements of the Parent delivered to the Covered Facility Agent prior to the Signature Date; and EXECUTION VERSION Ashurst 21 (ii) in all circumstances secures only indebtedness outstanding or a facility available at the Signature Date if the principal amount or original facility thereby secured is not increased after the Signature Date; (b) any netting or set-off arrangement entered into by any Restricted Company in the ordinary course of its banking arrangements (which shall include, for the avoidance of doubt, those pursuant to hedging arrangements (which constitute Permitted Financial Indebtedness) in relation to gold, silver, copper and other commodity prices, foreign exchange rates and interest rates where such arrangements are entered into for the purposes of providing protection against fluctuation in such rates or prices in the ordinary course of its day to day business and not for speculative purposes), for the purpose of netting debit and credit balances; (c) any lien arising by operation of law and in the ordinary course of trading and not by reason of any default (whether in payments or otherwise) of any Restricted Company; (d) any Encumbrance or Quasi-Encumbrance over or affecting any asset acquired by a member of the Group after the Signature Date if: (i) the Encumbrance or Quasi-Encumbrance was not created in contemplation of the acquisition of that asset by a member of the Group; (ii) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and (iii) the Encumbrance or Quasi-Encumbrance is removed or discharged within six Months from the date of the acquisition of that asset, unless such Encumbrance is otherwise permitted to exist in terms of this definition; (e) any Encumbrance or Quasi-Encumbrance over or affecting any asset of any company which becomes a member of the Group after the Signature Date, where the Encumbrance or Quasi-Encumbrance is created prior to the date on which that company becomes a member of the Group, if: (i) the Encumbrance or Quasi-Encumbrance was not created in contemplation of the acquisition of that company; (ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (iii) the Encumbrance or Quasi-Encumbrance is removed or discharged within six Months from the date on which the relevant company became a member of the Group, unless such Encumbrance is otherwise permitted to exist in terms of this definition; (f) any Encumbrance or Quasi-Encumbrance arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading; (g) any Encumbrance or Quasi-Encumbrance granted in respect of Financial Indebtedness incurred by a Project Finance Subsidiary over assets of, or the shares in, or any debt or other obligations of, a Project Finance Subsidiary (or the shares in a Holding Company whose only assets are the shares in and claims against a Project Finance Subsidiary);

EXECUTION VERSION Ashurst 22 (h) any Encumbrances or Quasi-Encumbrance securing the indebtedness under the Franco-Nevada Loan Agreement pursuant to the agreements in the form delivered to the Covered Facility Agent prior to the Signature Date or in a form no more onerous to the Obligors than the form delivered to the Covered Facility Agent; (i) any Encumbrance or Quasi-Encumbrance resulting from the rules and regulations of any clearing system or stock exchange over shares and/or other securities held in that clearing system or stock exchange; (j) any Encumbrance or Quasi-Encumbrance arising as a result of a disposal which is a Permitted Disposal; (k) any Encumbrance or Quasi-Encumbrance arising as a consequence of any finance or capital lease constituting Permitted Financial Indebtedness; (l) in respect of Encumbrances or Quasi-Encumbrances over or affecting any asset of any member of the Group who is not a Restricted Company or a Project Finance Subsidiary; (m) any Encumbrance or Quasi-Encumbrance securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Encumbrance or Quasi-Encumbrance other than any permitted under paragraphs (a) to (l) above and paragraphs (n) to (s) below) does not exceed five per cent of Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements), as most recently measured before the creation of the Encumbrances or Quasi- Encumbrances (or its equivalent in another currency) (but adjusted to include the net value of new assets acquired since the last date of the latest set of consolidated annual financial statements of the Group); (n) any other Encumbrance or Quasi-Encumbrance as agreed by the Covered Facility Agent (acting on the instructions of the Majority Lenders) in writing; (o) any Encumbrance arising pursuant to or permitted under the Finance Documents; (p) any Encumbrance in respect of any environmental bond which any member of the Group is required to issue under any applicable environmental law; (q) any Encumbrance contemplated in paragraph (h) of the definition of "Permitted Financial Indebtedness" provided that the value of the assets encumbered does not exceed US$50,000,000 (or its equivalent in any other currency or currencies) at any time; (r) any Encumbrance contemplated in paragraph (h)(viii) of the definition of "Permitted Financial Indebtedness"; or (s) any Encumbrance or Quasi-Encumbrance securing the obligations under or in connection with any Permitted Inventory Transaction, solely to the extent limited to the Permitted Inventory and Related Collateral, provided that, notwithstanding the above paragraphs (a) to (s), any Encumbrances over shares in any Restricted Company or any Holding Company of a Restricted Company shall not be permitted; Permitted Financial Indebtedness means any Financial Indebtedness: EXECUTION VERSION Ashurst 23 (a) incurred under the terms of the Finance Documents or under the other Parallel Facilities; (b) incurred by an Obligor (other than a Keliber Obligor) prior to the Signature Date; (c) created or incurred with the prior written consent of the Covered Facility Agent (acting on the instructions of the Majority Lenders); (d) incurred by an Obligor (other than a Keliber Obligor), provided that the Parent will remain in compliance with its obligations under clause 24.2(a) (General financial conditions) immediately after the incurrence of such Financial Indebtedness, (such Financial Indebtedness together with the Existing Group Financings, the Sibanye Group Financings); (e) incurred by a Keliber Obligor, provided that such Financial Indebtedness is: (i) incurred as a guarantor pursuant to a Sibanye Group Financing; (ii) incurred prior to the Signature Date (and any refinancing of such Financial Indebtedness in the same or smaller amount), being, as at the Signature Date: (A) a loan of EUR 40,000 from K.H. Renlund Foundation to Keliber; (B) a loan of EUR 1,366,000 from State Treasury to the Borrower; (C) a guarantee facility of EUR 8,600,000 from Nordic Guarantee to the Borrower; and (D) various leasing agreements and other existing debt liabilities not exceeding EUR 2,200,000; (iii) incurred on and following the Signature Date for the purpose of financing the Project including exploration costs, capital expenditure and working capital requirements relating to the construction of both mining and refining facilities in an amount not exceeding EUR 15,000,000 in aggregate; or (iv) incurred pursuant to a Subordinated Shareholder Loan, provided that: (A) such Financial Indebtedness shall not be repaid, and no other payment in respect of such Financial Indebtedness shall be made, before the date falling 3 years after the Signature Date, and thereafter any such repayment or payment shall only be made to the extent permitted pursuant to the terms of the Parallel Facilities and shall be subject to the Historic DSCR being greater than 1.40:1 as confirmed in the most recent Compliance Certificate delivered by the Parent in accordance with clause 21.2 (Compliance Certificate); and (B) no Event of Default has occurred and is continuing; (f) incurred by a Project Finance Subsidiary; (g) incurred by any Non-Obligor which is a Subsidiary of Keliber provided that such Financial Indebtedness is: (i) incurred as intra-Group loans; or EXECUTION VERSION Ashurst 24 (ii) created or incurred with the prior written consent of the Covered Facility Agent (acting on the instructions of the Majority Lenders); (h) incurred by any Non-Obligor (other than any Subsidiary of Keliber): (i) arising under any environmental bond, rehabilitation bond or guarantee or any similar arrangement which any member of the Group is required to issue under any applicable environmental law; (ii) arising under any derivative transaction, in the ordinary course of business, which does not have the commercial effect of borrowing, entered into in connection with protection against or benefit from fluctuation in any rate or price but not for speculative purposes (other than any amount which constitutes the marked to market value realised on such derivative transaction that has not been discharged within two Business Days of the date on which such amount arose, and other than any amount due as a result of the termination, close-out, restructure or refinancing of that derivate transaction that has not been discharged within two Business Days of the date on which such amount arose); (iii) existing and available to one or more members of the Group (whether or not subject to the satisfaction of any conditions precedent) on the Signature Date (including of any person that becomes a member of the Group from time to time, provided that such Financial Indebtedness existed at the time that such person became a member of the Group and was not created in anticipation thereof); (iv) and owed to another member of the Group to the extent incurred for the purpose of financing general corporate and working capital requirements (including the financing of future acquisitions);; (v) not falling within paragraphs (i) to (iv) above and (vi) to (ix) below provided that the aggregate amount of all Financial Indebtedness (other than Financial Indebtedness of Obligors or Project Finance Subsidiaries) permitted under this paragraph (v) does not at the time of the incurrence thereof exceed seven point five per cent of the Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements) (or its equivalent in another currency) as determined with reference to the most recent Financial Statements; (vi) created or incurred with the prior written consent of the Covered Facility Agent (acting on the instructions of the Majority Lenders); (vii) arising under or in connection with a guarantee, bond or escrow arrangement required as a confirmation of certainty of funds available in connection with an offer made or to be made by a member of the Group to acquire shares in another person, provided that: (A) such Permitted Financial Indebtedness is incurred by an Obligor; (B) no Default is continuing or will occur as a result of such indebtedness; and (C) prior to incurring such indebtedness the Parent delivers a Compliance Certificate to the Covered Facility Agent confirming that it will be in compliance with its obligations under clause 24 (Financial covenants) prior to and immediately post incurring such EXECUTION VERSION Ashurst 25 indebtedness and immediately post consummation of the relevant acquisition; (viii) arising pursuant to a bank guarantee procured by a member of the Group in favour of Eskom required by Eskom as a prerequisite to its continued provision of electricity to such member of the Group; or (ix) incurred pursuant to a Permitted Inventory Transaction; Permitted Inventory and Related Collateral means: (a) any inventory (including raw material, in ground material, as-extracted material, in transit material, in process material, smelted material and refined material) or accounts receivables subject to any Permitted Inventory Transaction; (b) products, proceeds or supporting obligations relating to the foregoing; (c) cash margin relating to Permitted Inventory Transactions; and (d) books and records relating to the foregoing; Permitted Inventory Transaction means (and includes any Financial Indebtedness incurred pursuant to) any intermediation transaction, inventory finance transaction, commodities purchase and sale transaction, prepaid commodities transaction or other inventory or commodities transaction (including any such transaction with respect to related receivables); Plan means an employee pension benefit plan which is subject to Title IV of ERISA, section 412 of the Code or section 302 of ERISA and with respect to which any Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under section 4062 of ERISA be deemed to be) an "employer" as defined in section 3(5) of ERISA; Proceeds Account means the euro denominated current account of the Borrower established and maintained with such financial institution and with such account number as notified by the Borrower to the Covered Facility Agent prior to the first Utilisation Date; Project means the construction, development, and operation of the "Keliber Project" in Western Finland, comprising three major components: (i) extraction of Li containing mineral ores from Syväjärvi and Rapasaari mines in Kaustinen, (ii) a concentrator plant located adjacent to the mine sites used to process the extracted minerals and to produce a Li concentrate, and (iii) a hydrometallurgical lithium hydroxide processing/refining plant located in Kokkola to produce roughly 15ktpa of battery grade lithium hydroxide (LiOH); Project Completion Date means 31 December 2027; Project Document means (i) each Material Project Document and (ii) any other contract that is necessary in order to complete the Project; Project Finance Subsidiaries means: (a) Rhyolite Ridge, provided that: (i) it has not, since the Signature Date, received distributions, loans, assets and/or guarantees from any member of the Group which in aggregate exceed US$700,000,000 (or its equivalent in any other currency or currencies);

EXECUTION VERSION Ashurst 26 (ii) the sole business of Rhyolite Ridge is a standalone business independent from the businesses operated by other members of the Group, and is, and remains, the ownership, development, construction, refurbishment, commissioning and/or operation of a standalone project; (iii) any Financial Indebtedness incurred in relation to Rhyolite Ridge, where the creditors in respect of such Financial Indebtedness have recourse to any other member of the Group, other than Rhyolite Ridge (except by way of security over shares in Rhyolite Ridge or pursuant to obligations owing by Rhyolite Ridge to other members of the Group) does not exceed US$1,000,000,000 (or its equivalent in any other currency or currencies) in aggregate; and (iv) to the extent that Rhyolite Ridge becomes a guarantor (in any capacity) under any Financial Indebtedness issued or incurred in the debt capital markets by the Parent or any member of the Group then it shall also become a Guarantor at the same time; and (b) any other company or other entity (excluding the Obligors): (i) that since the Signature Date has not received distributions, loans, assets and/or guarantees from any member of the Group which in aggregate together with distributions, loans, assets and/or guarantees received by Project Finance Subsidiaries (other than Rhyolite Ridge) from any other Restricted Company, exceeds five per cent of Consolidated Tangible Net Worth at any time; (ii) whose sole business is a standalone business independent from the businesses operated by other members of the Group, and is and remains, the ownership, development, construction, refurbishment, commissioning and/or operation of a standalone project; and (iii) which, to the extent that such company or entity owes Financial Indebtedness to persons who are not members of the Group, has no creditors in respect of such Financial Indebtedness which have recourse in respect of such Financial Indebtedness to any other member of the Group other than that company or entity other than by way of security over shares in such company or obligations owing by such company or entity to other members of the Group; Project Progress Report means a report containing the information set out in Part 2 (Project Progress Report requirements) of Schedule 13 (Project Requirements); Qualifying Lender has the meaning given to it in clause 14 (Tax Gross Up and Indemnities); Quasi-Encumbrance means an arrangement or transaction under which: (a) an Obligor sells, transfers or otherwise disposes of any of its assets on terms whereby they are or may be leased to or re-acquired by that or any other Obligor; (b) an Obligor sells, transfers or otherwise disposes of its receivables on recourse terms; or (c) money or the benefit of a bank account of an Obligor may be applied, set off or made subject to a combination of accounts to, against or with that of a person that is not an Obligor, EXECUTION VERSION Ashurst 27 or any other preferential agreement or arrangement to which an Obligor is a party having a similar effect to that described in paragraphs (a) to (c) above, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness; Quotation Day means, in relation to any period for which an interest rate is to be determined two TARGET Days before the first day of that period unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Covered Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days); Register has the meaning given to it in clause 29.12(a)(ii) (The Register); Related Fund in relation to a fund (the first fund) means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund; Relevant Market means the European interbank market; Repayment Date means the First Repayment Date and each of the other scheduled repayment dates specified in Schedule 12 (Repayment Schedule); Repayment Instalment means each instalment for repayment of the Loans referred to in Schedule 12 (Repayment Schedule); Repeating Representations means each of the representations set out in clause 20 (Representations), other than clause 20.8 (No filing or stamp taxes), clause 20.11 (No misleading information) clause 20.13 (No proceedings pending or threatened) and clause 20.24 (US Regulations); Report means the report signed by an authorised signatory of the Borrower, to be delivered by the Borrower to the Covered Facility Agent, within one year of the Signature Date and thereafter on an annual basis, within 120 days after the end of each of its Financial Years, providing the following information: (a) a list and overview of: (i) the amounts utilised under the Facility and each of the Uncovered Commercial Facility and DFI Facility as at the date of the Report, and that the allocated proceeds have been applied in alignment with the eligibility criteria outlined in the Green Financing Framework; (ii) the amount under the Facility temporarily invested in overnight or other short-term investment in cash and cash equivalents; and (iii) evidence of the date / timing of the allocation of the Facility to one or more use of proceeds in accordance with the "Use of Proceeds" section of the Green Financing Framework; and (b) an overview on the allocation of the use of proceeds and their expected impacts, on a best-efforts basis, including: (i) annual carbon footprint of the Project; EXECUTION VERSION Ashurst 28 (ii) estimated (based on the offtake agreements) sales volume dedicated to electric vehicles battery producers; (iii) estimated (based on the offtake agreements) annual number of lithium electric vehicles supplied; and (iv) to the extent available and reasonably calculable, a report on estimated contribution of the Project to avoided emissions through the sale to electric vehicle battery producers, such overview to be prepared in a manner consistent with the Green Loan Principles, and to also include the key underlying methodology and assumptions used in the quantitative determinations made, provided that in respect of paragraph (a) above, this should be verified by a qualified external reviewer with relevant expertise in the form of limited, reasonable assurance or other appropriate format (such reviewer and form of assurance or other format to, in each case, be acceptable to the Green Loan Coordinator); Reportable Event means: (a) an event specified as such in section 4043(c) of ERISA, with respect to any Plan (other than a Multiemployer Plan), other than an event in relation to which the requirement to give 30 days' notice of that event is waived by any regulation; (b) the filing of a notice of intent to terminate any Plan, pursuant to section 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in section 4041(c) of ERISA); (c) the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Plan; (d) an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under section 4007 of ERISA); or (e) a failure of any Plan (other than a Multiemployer Plan) to meet the minimum funding standard under section 412 or 430 of the Code or section 302 of ERISA, whether or not waived, or to make a required contribution under section 412 or 430 of the Code to any Plan (other than a Multiemployer Plan) that would result in the imposition of an encumbrance; Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian; Resignation Letter means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter); Restricted Company means: (a) an Obligor; and (b) a Material Company; Rhyolite Ridge means the joint venture project company to be incorporated for the development of Rhyolite Ridge Lithium mine in Nevada, US.; Screen Rate means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that EXECUTION VERSION Ashurst 29 rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Covered Facility Agent may specify another page or service displaying the relevant rate after consultation with the Parent; Second Party Opinion means the independent external review on the satisfactory alignment of the Green Financing Framework with the Green Loan Principles provided by Standard & Poor's Rating Services dated 11 November 2023; Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect; Selection Notice means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests) given in accordance with clause 11 (Interest Periods); Signature Date means the date of this Agreement; Specified Time means a day or time determined in accordance with Schedule 11 (Timetables); Subordinated Shareholder Loan means an intercompany loan from an Obligor to a Keliber Obligor provided that: (a) such loan must mature after the final maturity date of each of the Parallel Facilities; (b) there is no amortisation of such loan prior to the final maturity date of each of the Parallel Facilities; (c) such loan has a weighted average life greater than each of the Parallel Facilities; (d) the terms of such loan provide for any payments of interest or principal to be deferred and/or capitalised such that no repayment or payment in respect of such loan shall be made before the date falling 3 years after the Signature Date and thereafter any such repayment or payment shall only be made to the extent permitted pursuant to the terms of the Parallel Facilities and shall be subject to the Historic DSCR being greater than 1.40:1 as confirmed in the most recent Compliance Certificate delivered by the Parent in accordance with clause 21.2 (Compliance Certificate); and (e) until the maturity date of each of the Parallel Facilities, the terms of such loan provide that it cannot be accelerated or otherwise declared prematurely payable; Subsidiary means: (a) a subsidiary as defined in the Companies Act and shall include any person who would, but for not being a "company" under the Companies Act, qualify as a "subsidiary" as defined in the Companies Act; (b) in relation to a French Guarantor, another company which is controlled by it within the meaning of articles L.233-3 of the French Code de commerce; or (c) in relation to any Finnish Obligor, a subsidiary (in Finnish: tytäryhteisö or tytäryhtiö) within the meaning of Chapter 8, Section 12 of the Finnish Companies

EXECUTION VERSION Ashurst 30 Act and the Finnish Accounting Act (in Finnish: kirjanpitolaki, 1336/1997, as amended); Substitute Affiliate Lender has the meaning given to it in clause 29.11 (Lender Affiliates and Facility Office); Substitute Affiliate Lender Designation Notice has the meaning given to it in clause 29.11(b) (Lender Affiliates and Facility Office); T2 means the real time gross settlement system operated by the Eurosystem or any successor for that system; TARGET Day means any day on which T2 is open for the settlement of payments in euro; Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); Thor US Holdco means Thor US Holdco Inc. incorporated in the State of Delaware, United States; Total Commitments means the aggregate of the Commitments, being EUR 250,000,000 at the Signature Date; Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Covered Facility Agent and the Parent; Transfer Date means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Covered Facility Agent executes the relevant Assignment Agreement or Transfer Certificate; UK or United Kingdom means the United Kingdom of Great Britain and Northern Ireland; Uncovered Commercial Facility means the EUR 100,000,000 senior unsecured amortizing facility between, among others, the Borrower (as borrower) and the Original Uncovered Commercial Facility Lenders as lenders dated on or about the Signature Date; Uncovered Commercial Facility Lender has the meaning given to "Lender" in the Uncovered Commercial Facility; Uncovered Commercial Facility Total Commitments has the meaning given to "Total Commitments" under the Uncovered Commercial Facility; Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents; US or United States means the United States of America; US Bankruptcy Law means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), as amended, or any other United States federal or state bankruptcy, insolvency or similar law; EXECUTION VERSION Ashurst 31 US Borrower means a Borrower that is a US Person; US Guarantor means any Guarantor that is incorporated or organised under the laws of the United States or any state of the United States (including the District of Columbia) or that has a place of business or property in the United States; US Person has the meaning given to it in clause 14.1 (Definitions); US Qualifying Lender has the meaning given to it in clause 14.1 (Definitions); US Withholding Form means whichever of the following is relevant (including in each case any successor form): (a) IRS Form W-8BEN or W-8BEN-E; (b) IRS Form W-8IMY (with appropriate attachments); (c) IRS Form W-8ECI; (d) IRS Form W-8EXP; (e) IRS Form W-9; or (f) in the case of a Lender relying on the so-called "portfolio interest exemption", an applicable IRS Form W-8 and a certificate to the effect that such Lender is (i) not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” within the meaning of section 881(c)(3)(B) of the Code of any relevant US Borrower, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code with respect to any relevant US Borrower; or (g) any other IRS form by which a person may claim complete exemption from, or reduction in the rate of, withholding (including backup withholding) of US federal income tax on interest and other payments to that person requested in writing by any relevant US Borrower, a US Guarantor or the Covered Facility Agent; Utilisation means a utilisation of the Facility; Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made; Utilisation Request means a notice substantially in the form set out in Part 1 of Schedule 3 (Requests); VAT means: (a) any value added tax imposed in compliance with the Value Added Tax Act, 1994; (b) any general service tax; and (c) any other tax of a similar nature and notably any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and World Bank Guidelines means the World Bank Group General Environmental, Health and Safety Guidelines (April 2007) and other relevant sector-specific WBG EHS Guidelines in force at the time of the agreement, including but not limited to the WBG EHS Guidelines for Mining (2007). EXECUTION VERSION Ashurst 32 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the Covered Facility Agent, the Green Loan Coordinator, any Arranger, any Finance Party, any Lender, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, all or any combination of its rights and obligations under the Finance Documents; (ii) assets includes present and future properties, revenues and rights of every description; (iii) the Finnvera Guarantee, a Finance Document or any other agreement or instrument is a reference to the Finnvera Guarantee, that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (iv) fraudulent transfer law means any applicable United States bankruptcy and fraudulent transfer and conveyance statute of any state of the United States and any related case law; (v) a group of Lenders includes all the Lenders; (vi) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vii) a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (viii) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (ix) a provision of law is a reference to that provision as amended or re- enacted from time to time; (x) a time of day is a reference to Paris time; and (xi) a Lender's cost of funds in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan. (b) Section, clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (d) A Default is continuing if it has not been remedied or waived. EXECUTION VERSION Ashurst 33 (e) The term including shall be construed to mean "including but not limited to". (f) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Covered Facility Agent after consultation with the Parent. (g) The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. Currency symbols and definitions (a) $, US$ and dollars denote the lawful currency of the United States. (b) €, EUR and euro denote the single currency of the Participating Member States. (c) R, ZAR and rand denote the official currency of South Africa. Third party rights (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement, other than Finnvera which may rely on and enforce any provision of this Agreement which expressly confers rights on Finnvera and an Uncovered Commercial Facility Lender may require any voting includes their vote if required by the terms of this Agreement. (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. Finnvera override (a) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall oblige any Finance Party to act (or omit to act) in a manner that is inconsistent with any requirement of Finnvera under or in connection with the Finnvera Guarantee and, in particular: (i) the Covered Facility Agent shall be authorised to take all such actions as it may consider necessary to ensure that all requirements of Finnvera under or in connection with the Finnvera Guarantee are complied with; and (ii) the Covered Facility Agent shall not be obliged to do anything if, in its opinion, to do so could: (A) result in a breach of any requirement of Finnvera under or in connection with the Finnvera Guarantee; (B) affect the validity of the Finnvera Guarantee; or (C) otherwise result in a Finnvera Guarantee Event.

EXECUTION VERSION Ashurst 34 (b) Nothing in this clause 1.5 shall affect the obligations of any Obligor under the Finance Documents. Instructions from Finnvera (a) The Parties acknowledge and agree that, in accordance with the terms of the Finnvera Guarantee, Finnvera may, at any time, instruct a Finance Party (whether directly or by notice to the Covered Facility Agent) to suspend or to cease to perform any or all of its obligations under this Agreement or any other Finance Document. That Finance Party will be required to comply with any such instruction. Each Party agrees that it will not hold any Finance Party responsible for complying with any such instruction. (b) Each Obligor acknowledges and agrees that: (i) a Finance Party may be required to exercise, or to refrain from exercising, its rights, powers, authorities and discretions under, and performing its obligations under, or in connection with, the Finance Documents, in accordance with any instructions given to it by Finnvera (through the Covered Facility Agent or otherwise) in accordance with the provisions of the Finnvera Guarantee; and (ii) a Finance Party will not be acting or making any determination unreasonably if such action or such determination is made in accordance with the Finnvera Guarantee or any instructions given to it by Finnvera (through the Covered Facility Agent or otherwise) in accordance with the provisions of the Finnvera Guarantee. French terms In this Agreement, where it relates to a French Guarantor, a reference to: (a) an "administration", "insolvency", "dissolution" or "winding-up" includes liquidation judiciaire, redressement judiciaire, sauvegarde, sauvegarde accélérée mandat ad hoc or conciliation proceedings under Livre Six of the French Code de commerce; (b) an "attachment" includes a saisie; (c) a "corporate reconstruction", "consolidation" or an "amalgamation" includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d'actifs) and any demerger (scission) implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce; (d) a "moratorium" includes a moratorium under a mandat ad hoc or conciliation procedure in accordance with articles L. 611-3 to L. 611-16 of the French Code de commerce; (e) "gross negligence" includes faute lourde; (f) a "guarantee" means any type of sûreté personnelle; (g) a "security interest" includes any type of security (sûreté réelle) and transfer by way of security; (h) a "matured obligation" means any créance certaine, liquide et exigible; (i) "merger' includes any fusion implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce; EXECUTION VERSION Ashurst 35 (j) "trustee", "fiduciary" and "fiduciary duty" has in each case the meaning given to such term under any applicable law; (k) a "receiver" includes an administrateur judiciaire, a mandataire ad hoc or a conciliateur; (l) "wilful misconduct" means dol. Finnish terms In this Agreement, where it relates to a Finnish entity: (a) a reference to its constitutional documents means its up-to-date trade register extract (in Finnish: kaupparekisteriote) and articles of association (in Finnish: yhtiöjärjestys); (b) if any party to this Agreement that is incorporated in Finland (the "Obligated Party") is required to hold an amount on trust on behalf of another party (the "Beneficiary"), the Obligated Party shall hold such money as agent for the Beneficiary in a separate account and shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct; (c) a reference to any transfer by novation in accordance with this Agreement, shall be deemed to take effect under Finnish law as an assignment (siirto) and assumption or transfer of such rights, benefits, obligations and security interests and each such assignment and assumption or transfer shall be in relation to the proportionate part of any security interests granted; (d) a reference to insolvency proceedings, a composition or assignment with any creditor includes a yrityssaneeraus or konkurssimenettely under the Finnish Bankruptcy Act (in Finnish: konkurssilaki, 120/2004, as amended) or the Finnish Reorganisation Act (in Finnish: laki yrityksen saneerauksesta, 47/1993, as amended) (as the case may be); (e) a reference to a liquidator, compulsory manager, receiver, bankruptcy trustee, administrative receiver or administrator includes a pesänhoitaja, selvittäjä, valvoja and selvitysmies under Finnish law, as applicable; (f) a reference to gross negligence includes törkeä tuottamus under Finnish law; (g) a reference to merger includes any sulautuminen implemented in accordance with Chapter 16 of the Finnish Companies Act and demerger includes any jakautuminen implemented in accordance with Chapter 17 of the Finnish Companies Act; and (h) a reference to a winding-up, administration or dissolution includes a selvitystila, purkaminen, or rekisteristä poistaminen under Chapter 20 of the Finnish Companies Act. 2. The Facility The Facility Subject to the terms of this Agreement, the Lenders make available to the Borrower a euro term loan facility in an aggregate amount equal to the Total Commitments. Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance EXECUTION VERSION Ashurst 36 Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with clause 2.2(c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Covered Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. Obligors' Agent (a) Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: (i) the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of the Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. (c) The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by: EXECUTION VERSION Ashurst 37 (i) any actual or purported irregularity in any act done, or failure to act, by the Obligors' Agent; (ii) the Obligors' Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or (iii) any actual or purported failure by, or inability of, the Obligors' Agent to inform any Obligor of receipt by it of any notification under the Finance Documents. (d) In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. Green Loan Material Event (a) If: (i) the Borrower does not deliver a Report except where the non-provision of the Report is due to a technical or administrative reason, provided that the Borrower provides the Report within ten Business Days of such technical or administrative reason no longer applying; and/or (ii) there is a breach of clauses 20.26 (Use of Proceeds), 20.27 (Reports), 21.9 (Alignment with Green Loan Principles) or 21.10 (Second Party Opinion and Annual Reporting), then, in respect of each outstanding loan which is a Green Loan there shall be a Green Loan Material Event. (b) The Borrower shall promptly upon becoming aware of it, notify the Covered Facility Agent of the occurrence of a Green Loan Material Event or any event which is reasonably likely to constitute a Green Loan Material Event. Declassification Event of Green Loans (a) Upon the occurrence of a Green Loan Material Event and if such event or circumstance is capable of remedy, the Borrower shall have ninety (90) days to remedy such Green Loan Material Event in a manner satisfactory to the Covered Facility Agent (acting on the instruction of the Majority Lenders (acting reasonably)) (the Remedy Period). If the Borrower fails to remedy such Green Loan Material Event within the Remedy Period in a manner satisfactory to the Covered Facility Agent (acting on the instruction of the Majority Lenders (acting reasonably)) (a Declassification Event), as soon as reasonably practicable and within seven days of notice from the Covered Facility Agent of a Declassification Event, each Obligor and all members of the Group shall: (i) cease representing in all future internal and external communications, marketing or publications that the Loan is a Green Loan; and (ii) ensure that all future published information relating to the Loan no longer refers to it as a "Green Loan". (b) If, following the occurrence of a Declassification Event, the Borrower continues to represent in internal and external communications, marketing or publications that the Loan is a Green Loan, the Lenders (acting reasonably) shall be entitled to issue a counter statement in relation to such communication, marketing or publication.

EXECUTION VERSION Ashurst 38 3. Purpose Purpose (a) The Borrower shall apply all amounts borrowed by it under the Facility towards the financing of the Project, including exploration costs, capital expenditure and working capital, in each case relating to the construction of both mining and refining facilities and the partial refinancing of the USD 100,000,000 bridge inter- company loan made by Stillwater Mining Company to the Borrower pursuant to an inter-company loan agreement dated 11 June 2024 for the purposes of financing the Project and related costs, and, pending such application, shall hold such proceeds in the Proceeds Account or in such other manner as enables those amounts to be identified as relating to the Facility. (b) Without prejudice to clause 3.1(a), all amounts borrowed under the Facility shall be utilised by the Borrower for the financing or refinancing of amounts already expended on any investment in compliance with the "Use of Proceeds" principle under the Green Financing Framework. For this purpose the Parties agree that the Project shall be eligible to be a “Green Project” for the purposes of the Green Loan Principles. (c) Pending application of amounts in compliance with paragraph 2.1 (Use of Proceeds) under the Green Financing Framework no such amounts shall be used for any other purpose, other than overnight or other short-term investment in cash and cash equivalents. No part of the proceeds of the Facility may be used for the purposes of an acquisition of all or part of a business, whether by acquisition of shares or assets. So long as the Facility is outstanding, the Borrower’s internal records will show, at any time, the portion of an amount equal to the net proceeds from the issuance of the Facility as allocated to Use of Proceeds as defined in the Green Financing Framework. Monitoring Without prejudice to the obligations (if any) of the Finance Parties towards Finnvera under the Finnvera Guarantee, no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. Conditions of Utilisation Initial conditions precedent (a) The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if the Covered Facility Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Covered Facility Agent (acting on the instructions of all Lenders) on or before the date falling six Business Days before the proposed first Utilisation Date. The Covered Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied. (b) Other than to the extent that the Lenders notify the Covered Facility Agent in writing to the contrary before the Covered Facility Agent gives the notification described in clause 4.1(a) above, the Lenders authorise (but do not require) the Covered Facility Agent to give that notification. The Covered Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. (c) If the conditions precedent referred to in paragraph (a) above are not met within sixty (60) days of the Signature Date, or such later date as the Covered Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower may EXECUTION VERSION Ashurst 39 agree, the Covered Facility Agent may notify the Borrower that the Commitments of the Lenders shall be cancellable on notice. Further conditions precedent The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if: (a) on the date of the Utilisation Request and on the proposed Utilisation Date: (i) no Default is continuing or would result from the proposed Loan; (ii) no event described in clause 8.6 (Mandatory prepayment under Uncovered Commercial Facility and DFI Facility) has occurred; (iii) as a result of the Utilisation, drawings under each of the Parallel Facilities are pro rata on the Utilisation Date and a copy of each utilisation request submitted under each of the Parallel Facilities has been shared with the Covered Facility Agent; and (iv) the Repeating Representations to be made by each Obligor are true in all material respects; (b) in respect of the first Utilisation Date, on, or prior to, such date: (i) evidence that the Finnvera Handling Fee has been paid to Finnvera; (ii) the Finnvera Guarantee has been issued and evidence that all conditions to the effectiveness of the Finnvera Guarantee have been satisfied, other than in respect of the Finnvera Premium and Finnvera Commitment Fee, where payment of the relevant Finnvera Premium and Finnvera Commitment Fee is requested by the Borrower in the Utilisation Request and shall be made by the Covered Facility Agent further to the mandate given by the Borrower to deduct from each Loan the relevant Finnvera Premium and Finnvera Commitment Fee amounts for payment on the Utilisation Date to Finnvera; (iii) evidence that the Borrower and Finnvera have entered into the letter of undertaking in relation to the Finnvera Guarantee; and (iv) a legal opinion of Borenius Attorneys Ltd, legal advisers to the Covered Facility Agent in Finland, is provided in relation to a finance guarantee issued by Finnvera plc, relating to aspects of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012, substantially in the form distributed to the Original Finnvera Covered Lenders prior to the Signature Date; (v) confirmation has been received that the conditions precedent to initial utilisation under each of the Parallel Facilities have been satisfied (or waived) (other than any corresponding condition in the Parallel Facilities); and (c) on the date of the proposed Utilisation Date: (i) the Covered Facility Agent has not received a notice from Finnvera requesting that further advances be suspended or terminated under this Agreement (unless such notice has been withdrawn by Finnvera); EXECUTION VERSION Ashurst 40 (ii) no Finnvera Guarantee Event has occurred or would result from the proposed Loan; (iii) evidence that the Borrower or any Obligor has made available to pay on the Utilisation Date, to Finnvera the applicable Finnvera Premium and the applicable Finnvera Commitment Fee; (iv) the Covered Facility Agent is satisfied that the Finnvera Guarantee: (A) is in full force and effect; and (B) provides cover, in accordance with its terms, in respect of: (C) the proposed Utilisation and related interest; and (D) all Utilisations and related interest outstanding at the date of the Utilisation Request, in each case, for the percentage of political and commercial risks expected by the relevant Lenders. Condition subsequent (a) The Borrower shall no later than 90 days from the Signature Date provide the Covered Facility Agent with: (i) a copy of an Environmental and Social Action Plan in form and substance satisfactory to the Covered Facility Agent (acting on behalf of the Majority Lenders) and the Independent E&S and Technical Consultant (acting reasonably, in good faith and in accordance with its professional obligations); and (ii) evidence that a EUR 20,000,000 Subordinated Shareholder Loan from the Parent to the Borrower has been made (which shall be in addition to the minimum aggregate equity injection of EUR 250,000,000 made into the Borrower as a condition precedent to initial utilisation) in form and substance acceptable to the Covered Facility Agent (acting on behalf of the Lenders). Maximum number of Loans The Borrower may not deliver a Utilisation Request if: (a) as a result of the proposed Utilisation more than five Loans would be outstanding; and (b) it would result in more than one Utilisation Request having been delivered in any Month, in each case, unless otherwise agreed between the Borrower and the Covered Facility Agent (acting on the instructions of the Majority Lenders). 5. Utilisation Delivery of a Utilisation Request The Borrower may utilise the Facility by delivery to the Covered Facility Agent of a duly completed Utilisation Request in each case not later than the Specified Time. EXECUTION VERSION Ashurst 41 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; (ii) the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount); (iii) the proposed Interest Period complies with clause 11 (Interest Periods); and (iv) it provides for the proceeds of the proposed Utilisation to be credited to an account in the name of the Borrower or to such other account as directed by the Borrower or, in respect of any Finnvera Premium or Finnvera Commitment Fee, it provides for the proceeds of the proposed Utilisation in relation to the applicable Finnvera Premium or Finnvera Commitment Fee, to be deducted from the Utilisation and paid directly to the Covered Facility Agent (for the account of Finnvera). (b) Only one Loan may be requested in each Utilisation Request. (c) The Covered Facility Agent shall provide a written notification of each Utilisation Request to Finnvera promptly following the Utilisation Date and in any event within five (5) days of the Utilisation Date. Currency and amount (a) The currency specified in a Utilisation Request must be euro. (b) The amount of the proposed Loan must be a minimum of EUR 5,000,000 or, if less, the Available Facility. Lenders' participation (a) If the conditions set out in this Agreement have been met each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office by no later than 2.30 p.m. (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. (c) The Covered Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time. Cancellation of Commitment The Commitment of each Lender which, at that time, is unutilised shall be immediately cancelled: (a) on each Minimum Drawdown Amount Test Date, in such requisite amount (if any) (on a pro rata basis with the Commitment of each other Lender) to ensure the Minimum Drawdown Amount has been drawn; and (b) at the end of its Availability Period, in full.

EXECUTION VERSION Ashurst 42 6. Repayment Repayment of Loans (a) The Borrower shall repay the Loans outstanding at the end of the Availability Period by repaying on each Repayment Date an amount which reduces the amount of the outstanding Loans by an amount equal to the relevant Repayment Instalment. (b) Any amount outstanding (including interest, fees and costs) payable but unpaid on the Final Maturity Date shall be repaid in full on that date. (c) The Borrower may not reborrow any part of the Facility which is repaid. 7. Illegality, Voluntary Prepayment and Cancellation Illegality If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so: (a) that Lender shall promptly notify the Covered Facility Agent upon becoming aware of that event; (b) upon the Covered Facility Agent notifying the Parent, the Available Commitment of that Lender will be immediately cancelled; and (c) to the extent that the relevant Lender's participation has not been transferred in full pursuant to clause 40.7 (Replacement of Lender), the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Covered Facility Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Covered Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participations repaid. Finnvera Guarantee Event If a Finnvera Guarantee Event occurs: (a) the Covered Facility Agent shall promptly notify the Borrower and the affected Lenders upon becoming aware of that event; (b) an affected Lender shall not be obliged to fund a Utilisation; and (c) if an affected Lender so requires and notifies the Covered Facility Agent , the Covered Facility Agent shall, by not less than 30 days’ notice to the Parent, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents in respect of that Lender due and payable, in which case the Commitment of that Lender will be cancelled and that Lender’s participation in all such outstanding Loans together with accrued interest and all other amounts accrued under the Finance Documents will become due and payable on the date set out in the relevant notice. Voluntary cancellation The Borrower may, if it gives the Covered Facility Agent not less than five Business Days' prior notice, cancel the whole or any part (being a minimum amount of EUR 5,000,000 and in integral multiples of EUR 1,000,000) of the Available Facility. Any EXECUTION VERSION Ashurst 43 cancellation under this clause 7.3 shall reduce the Commitments of the Lenders rateably under the Facility. Voluntary prepayment of Utilisations (a) Subject to clause 9.8 (Pro rata prepayment of Parallel Facilities), the Borrower may, if it or the Parent gives the Covered Facility Agent not less than three Business Days' prior notice, prepay the whole or any part of any Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of EUR 5,000,000 and in integral multiples of EUR 1,000,000). (b) Any prepayment under this clause 7.4 shall satisfy the obligations under clause 6.1 (Repayment of Loans) against the remaining Repayment Instalments on a pro rata basis. Right of cancellation and repayment in relation to a single Lender (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under clause 14.2(c) (Tax gross-up); (ii) any Lender claims indemnification from the Parent or an Obligor under clause 14.3 (Tax indemnity) or clause 15.1 (Increased Costs); or (iii) any amount payable to any Lender by an Obligor under a Finance Document is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense for French tax purposes for that Obligor by reason of that amount being (i) paid or accrued to a Lender incorporated, domiciled, established or acting through a Facility Office situated in a Non-Cooperative Jurisdiction, or (ii) paid to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction, the Parent may, whilst the circumstance giving rise to the requirement for that increase, indemnification or non-deductibility for French tax purposes continues, give the Covered Facility Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations. (b) On receipt of a notice referred to in clause 7.5(a) above in relation to a Lender, the Available Commitment(s) of that Lender shall be immediately reduced to zero. (c) On the last day of each Interest Period which ends after the Parent has given notice under clause 7.5(a) in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), the Borrower shall repay that Lender's participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents, and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participations repaid. 8. Mandatory Prepayment and Cancellation Change of control (a) If: (i) any person or group of persons acting in concert gains direct or indirect control of the Parent or the Borrower; or EXECUTION VERSION Ashurst 44 (ii) there is any change in the ownership or control of Keliber or its Subsidiaries (including the Borrower) from that at the Signature Date, then the procedure referred to in clause 8.4 (General procedure in respect of specified prepayment events) shall be followed. (b) For the purpose of clause 8.1(a) above control of any entity means: (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (A) cast, or control the casting of, more than: (aa) if the shares are not listed, 50 per cent; or (bb) for so long as the shares are listed, unless another person or group of persons acting in concert has the power to cast or control the power of casting a higher percentage of such votes, 35 per cent, of the maximum number of votes that might be cast at a general meeting of that entity; or (B) appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or (ii) the holding beneficially and legally, directly or indirectly, of more than 50 per cent) of the issued ordinary share capital of that entity. (c) For the purpose of clause 8.1(a) above acting in concert means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the relevant entity by any of them, either directly or indirectly, to obtain or consolidate control of that entity. Non-Obligor Restricted Companies (a) Cross Default If: (i) any Financial Indebtedness of a Non-Obligor Restricted Company is not paid when due, or where there is an applicable grace period, within the originally applicable grace period; (ii) any Financial Indebtedness of a Non-Obligor Restricted Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); (iii) any commitment for any Financial Indebtedness of a Non-Obligor Restricted Company is cancelled or suspended by a creditor of such Non- Obligor Restricted Company as a result of an event of default (however described); or (iv) any creditor of Non-Obligor Restricted Company becomes entitled to declare any Financial Indebtedness of that Non-Obligor Restricted Company due and payable prior to its specified maturity as a result of an event of default (however described), EXECUTION VERSION Ashurst 45 and the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness arising pursuant to clauses 8.2(a)(i) to 8.2(a)(iv) above exceeds an amount of US$15,000,000 (or its equivalent in any other currency or currencies), then the Parent shall comply with clause 8.4 (General procedure in respect of specified prepayment events). (b) Insolvency If: (i) any Non-Obligor Restricted Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (ii) the board of directors of a Non-Obligor Restricted Company adopts a resolution declaring that relevant Non-Obligor Restricted Company to be "financially distressed" (as defined in the Companies Act) or the board of that Non-Obligor Restricted Company has not timeously delivered the written notice required in terms of section 129(7) of the Companies Act; or (iii) a moratorium is declared or takes effect in respect of any indebtedness of any Non-Obligor Restricted Company, then the Parent shall comply with the provisions of clause 8.4 (General procedure in respect of specified prepayment events). (c) Insolvency Proceedings If: (i) any corporate action, legal proceedings or other procedure or step is taken in relation to: (A) the suspension of payments, the commencement of business rescue proceedings (whether by any Non-Obligor Restricted Company or by any other person under section 129 of the Companies Act or pursuant to an application by an "affected person" under section 131 of the Companies Act or by the court during any other proceedings in respect of any member of the Group), a moratorium of any Financial Indebtedness, liquidation, winding-up, dissolution, administration, judicial management, or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Non-Obligor Restricted Company; (B) a composition, compromise, assignment or arrangement with any creditor of any Non-Obligor Restricted Company; (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, judicial manager, business rescue practitioner or other similar officer in respect of any Non- Obligor Restricted Company; (D) enforcement of any Encumbrance over any assets of any Non- Obligor Restricted Company; or

EXECUTION VERSION Ashurst 46 (E) any analogous procedure or step is taken in any jurisdiction, and in each case such procedure or proceedings are not contested in good faith nor discharged within 30 days (or such shorter period provided for contesting such procedure or proceedings under the laws of the relevant jurisdiction); or (ii) a resolution is passed by the board of directors of a Non-Obligor Restricted Company, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of any Non- Obligor Restricted Company or any analogous procedure or step is taken in any jurisdiction, then the Parent shall comply with the provisions of clause 8.4 (General procedure in respect of specified prepayment events). (d) Creditors' Process If the operation of an attachment, sequestration, distress or execution that affects a material part of the assets or revenues of a Non-Obligor Restricted Company arises and is not discharged within 21 days of such event occurring, then the Parent shall comply with the provisions of clause 8.4 (General procedure in respect of specified prepayment events). Guarantor Threshold Test If: (a) the Guarantor Threshold Test is not met on any date upon which it is tested in accordance with clause 25.20 (Guarantors); (b) within 30 days of the date of the Compliance Certificate showing that the Guarantor Threshold Test has not been met, all positive EBITDA contributing wholly owned Subsidiaries of the Parent are or have become Guarantors; and (c) the Parent has failed, after using all reasonable endeavours, to procure that such number of non-wholly owned Subsidiaries as is required to meet the Guarantor Threshold Test have acceded to this Agreement as Additional Guarantors in accordance with the procedure set out in clause 30.2 (Additional Guarantors) within 30 days of the Compliance Certificate showing that the Guarantor Threshold Test has not been met, then the Parent shall comply with the provisions of clause 8.4 (General procedure in respect of specified prepayment events). General procedure in respect of specified prepayment events If any of the events specified in clause 8.1 (Change of control), clause 8.2 (Non-Obligor Restricted Companies) or clause 8.3 (Guarantor Threshold Test) occurs, then: (a) the Parent shall promptly notify the Covered Facility Agent upon becoming aware of that event; (b) the Parent shall enter into negotiations with the Lenders for a period of not more than 60 days from the date of the notice referred to in clause 8.4(a) above, with a view to agreeing terms and conditions acceptable to the Parent and all of the Lenders for the continuation of the Facility; EXECUTION VERSION Ashurst 47 (c) during the negotiation period referred to in clause 8.4(b) above, a Lender shall not be obliged to fund a Utilisation; and (d) if an agreement is not reached during the negotiation period referred to in clause 8.4(b) above, and if a Lender so requires and notifies the Covered Facility Agent after the negotiation period referred to in clause 8.4(b) above has ended, the Covered Facility Agent shall, by not less than 30 days' notice to the Parent, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents in respect of that Lender due and payable, in which case the Commitment of that Lender will be cancelled and that Lender's participation in all such outstanding Loans together with accrued interest and all other amounts accrued under the Finance Documents will become due and payable on the date set out in the relevant notice. Sanctions (a) If: (i) a misrepresentation or statement made under clause 20.17 (Anti- corruption law and sanctions) is or proves to be misleading in any respect when made or deemed to be made; or (ii) a breach of the undertakings contained in clause 25.6 (Anti-corruption law and sanctions) occurs, each Obligor shall notify the Covered Facility Agent promptly upon becoming aware of that event (unless that Obligor is aware that a notification has already been provided by another Obligor). (b) If any event contemplated by clause 8.5(a) occurs, the following shall apply: (i) upon the Covered Facility Agent receiving a notice from an Obligor under clause 8.5(a), it shall notify the Lenders as soon as reasonably practicable; (ii) a Lender shall not be obliged to fund any Utilisation; and (iii) if a Lender so requires and notifies the Covered Facility Agent, the Covered Facility Agent shall, by not less than ten days' notice to the Parent, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents in respect of that Lender due and payable, in which case the Commitment of that Lender will be cancelled and that Lender's participation in all such outstanding Loans together with accrued interest and all other amounts accrued under the Finance Documents will become due and payable on the date set out in the relevant notice. Mandatory prepayment under Uncovered Commercial Facility and DFI Facility (a) If any of the events specified in clause 8.1 (Change of control), clause 8.2 (Non- Obligor Restricted Companies), clause 8.3 (Guarantor Threshold Test) or clause 8.4 (General procedure in respect of specified prepayment events) of the Uncovered Commercial Facility or clause 7.3 (Change of control), clause 7.6 (Non-Obligor Restricted Companies), clause 7.7 (Guarantor Threshold Test) or clause 7.8 (General procedure in respect of specified prepayment events),of the EXECUTION VERSION Ashurst 48 DFI Facility occurs, the Parent shall notify the Covered Facility Agent promptly upon becoming aware of that event. (b) If an event contemplated by clause 8.6(a) above occurs, the following shall apply: (i) upon the Covered Facility Agent receiving a notice from the Parent under paragraph (a) above, it shall notify the Lenders as soon as reasonably practicable; (ii) a Lender shall not be obliged to fund any Utilisation; and (iii) if applicable, the Parent will enter into negotiations with the Lenders at the same time and together with the Uncovered Commercial Facility Lenders and EIB under the DFI Facility. (c) Following the expiry of any time period set out in clause 7.8 (General procedure in respect of specified prepayment events) of the DFI Facility or clause 8.4 (General procedure in respect of specified prepayment events) of the Uncovered Commercial Facility (as applicable), if a Lender so requires and notifies the Covered Facility Agent, the Covered Facility Agent shall, by not less than the same number of days' notice as given to the Parent under the Uncovered Commercial Facility and/or DFI Facility (as applicable), cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents in respect of that Lender due and payable, in which case the Commitment of that Lender will be cancelled and that Lender's participation in all such outstanding Loans together with accrued interest and all other amounts accrued under the Finance Documents will become due and payable on the date set out in the relevant notice. Mandatory prepayment and cancellation in relation to a single Lender If it becomes unlawful for an Obligor to perform any of its obligations to any Lender under clause 14.2(c) (Tax gross-up) or under an equivalent provision of any Finance Document (other than clause 8.8 (Change of law event)): (a) the Parent shall promptly notify the Covered Facility Agent upon becoming aware of that event; (b) upon the Covered Facility Agent notifying that Lender, its Commitment(s) will be immediately cancelled; and (c) the Borrower shall repay that Lender's participation in the Loans on the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above or, if earlier, the date specified by that Lender in a notice delivered to the Covered Facility Agent (being no earlier than the last day of any applicable grace period permitted by law). Change of law event (a) The Borrower shall promptly inform the Covered Facility Agent if it becomes aware of a Change of Law Event having occurred or being reasonably likely to occur. In such case, or if a Lender has reasonable grounds to believe that a Change of Law Event has occurred or is reasonably likely to occur, such Lender may request that the Borrower consult with it. Such consultation shall take place within 30 days of the date of the Lender's request. If, after 30 Business Days from the date of such request for consultation, the Lender is of the reasonable EXECUTION VERSION Ashurst 49 opinion that the effects of such Change of Law Event cannot be mitigated to its satisfaction, that Lender may, by no less than 10 Business Days notice to the Borrower, cancel its Available Commitment and/or demand prepayment of its participation in all outstanding Loans. (b) For the purposes of this clause 8.8, Change of Law Event means the enactment, promulgation, execution or ratification of or any change in or amendment to any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) which occurs after the Signature Date and which is reasonably likely to have a Material Adverse Effect on the Borrower’s or the Guarantor's ability to perform its material obligations under any Finance Document. 9. Restrictions Notices of cancellation or prepayment Any notice of cancellation, prepayment, authorisation or other election given by any Party under clause 7 (Illegality, Voluntary Prepayment and Cancellation) or clause 8 (Mandatory Prepayment and Cancellation) shall (subject to the terms of those clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. Interest and other amounts Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. No reborrowing of the Facility The Borrower may not reborrow any part of the Facility which is prepaid or repaid. Prepayment in accordance with the Agreement The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. No reinstatement of Commitments No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. Covered Facility Agent's receipt of notices If the Covered Facility Agent receives a notice under clause 7 (Illegality, Voluntary Prepayment and Cancellation) or clause 8 (Mandatory Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Borrower or the affected Lender and to the extent relevant, or as the case may be, Finnvera, as appropriate. Application of prepayments Any prepayment of a Loan under clause 7.4 (Voluntary prepayment of Utilisations) shall be applied pro rata to each Lender's participation in that Loan. Pro rata prepayment of Parallel Facilities Any prepayment of a Loan under clause 7.4 (Voluntary prepayment of Utilisations) shall only be permitted to be made if a pro rata prepayment of the outstanding loans under each of the other Parallel Facilities is made on the same date.

EXECUTION VERSION Ashurst 50 10. Interest Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of: (a) the Margin; and (b) EURIBOR. Payment of interest The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period. Default interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue to the fullest extent permitted by law on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 10.3(b) below is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Covered Facility Agent (acting reasonably). Any interest accruing under this clause 10.3 shall be immediately payable by the Obligor on demand by the Covered Facility Agent. (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent per annum higher than the rate which would have applied if the overdue amount had not become due. (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. (d) As regards a French Guarantor, default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of article 1343-2 of the French Code civil, such interest is due by a French Guarantor for a period of at least one year, but will remain immediately due and payable. Notification of rates of interest (a) The Covered Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement. (b) The Covered Facility Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan. (c) The Covered Facility Agent shall notify Finnvera of the determination of a rate of interest under this Agreement within five days of such determination. EXECUTION VERSION Ashurst 51 11. Interest Periods Selection of Interest Periods (a) The Borrower (or the Parent on behalf of the Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice. (b) Each Selection Notice for a Loan is irrevocable and must be delivered to the Covered Facility Agent by the Borrower (or the Parent on behalf of the Borrower) not later than the Specified Time. (c) If the Borrower (or the Parent on behalf of the Borrower) fails to deliver a Selection Notice to the Covered Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be six Months. (d) Subject to this clause 11.1, the Borrower may select an Interest Period of: (i) at any time during the Availability Period, three or six Months; and (ii) following the end of the Availability Period, six Months, or any other period agreed between the Borrower, the Covered Facility Agent and all the Lenders provided that the last day of an Interest Period for a Loan during the Availability Period shall not extend beyond the First Repayment Date. (e) An Interest Period for a Loan shall not extend beyond the Final Maturity Date. (f) Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period. Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Consolidation of Loans If two or more Interest Periods relate to Loans and end on the same date, those Loans will, unless the Borrower (or the Parent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period. 12. Changes to the Calculation of Interest Unavailability of Screen Rate (a) Interpolated Screen Rate If no Screen Rate is available for EURIBOR for the Interest Period of a Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan. (b) Shortened Interest Period If no Screen Rate is available for EURIBOR for: (i) Euro; or (ii) the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, EXECUTION VERSION Ashurst 52 the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable EURIBOR for that shortened Interest Period shall be determined pursuant to the definition of EURIBOR. (c) Shortened Interest Period and Historic Screen Rate If the Interest Period of a Loan is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for EURIBOR for: (i) Euro; or (ii) the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable EURIBOR shall be the Historic Screen Rate for that Loan. (d) Shortened Interest Period and Interpolated Historic Screen Rate If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Loan, the applicable EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan. (e) Central Bank Rate If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the applicable EURIBOR shall be: (i) the percentage per annum which is the aggregate of: (A) the Central Bank Rate for the Quotation Day; and (B) any applicable Central Bank Rate Adjustment; or (ii) if the Central Bank Rate for Quotation Day is not available, the percentage rate per annum which is the aggregate of: (A) the most recent Central Bank Rate for a day which is no more than two days before the Quotation Day; and (B) any applicable Central Bank Rate Adjustment, rounded, in each case, to five decimal places (with 0.000005 being rounded upwards) and if, in each case, the aggregate of the relevant Central Bank Rate and the applicable Central Bank Rate Adjustment is less than zero, the applicable EURIBOR shall be deemed to be zero. (f) Cost of funds If paragraph (e) above applies but there is no applicable Central Bank Rate, there shall be no EURIBOR for that Loan and clause 12.3 (Cost of funds) shall apply to that Loan for that Interest Period. Market disruption If before close of business in Paris on the Quotation Day for the relevant Interest Period the Covered Facility Agent receives notifications from a Lender or Lenders (whose EXECUTION VERSION Ashurst 53 participations in a Loan exceed thirty-five per cent. of that Loan) that the cost to it of funding its participation in that Loan would be in excess of EURIBOR, then clause 12.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period. Cost of funds (a) If this clause 12.3 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the weighted average of the rates notified to the Covered Facility Agent by the relevant Lenders as soon as practicable and in any event by close of business on the day falling two Business Days after the Quotation Day (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan. (b) If this clause 12.3 applies and the Covered Facility Agent or the Parent so requires, the Covered Facility Agent and the Parent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties. (d) If this clause 12.3 applies pursuant to clause 12.2 (Market disruption) and: (i) a Lender's Funding Rate is less than EURIBOR; or (ii) a Lender does not supply a quotation by the time specified in paragraph 12.3(a)(ii) above, that Lender's cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR. Notification to Parent If clause 12.3 (Cost of funds) applies the Covered Facility Agent shall, as soon as is practicable, notify the Parent. Break Costs (a) The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Covered Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

EXECUTION VERSION Ashurst 54 13. Fees Commitment fee (a) The Parent shall pay, or shall procure that an Obligor shall pay to the Covered Facility Agent (for the account of each Lender) a fee computed at the rate per annum which is equal to 35 per cent of the Margin on that Lender's Available Commitment for its Availability Period. (b) The accrued commitment fee in paragraph (a) is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. (c) No commitment fee is payable to the Covered Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day which that Lender is a Defaulting Lender. Arrangement fee The Parent shall (or shall procure that an Obligor shall) pay to the Covered Facility Agent (for the account of the Co-ordinators) an arrangement fee in the amount and at the times agreed in a Fee Letter. Upfront fee The Parent shall (or shall procure that an Obligor shall) pay to the Covered Facility Agent (for the account of each Lender) an upfront fee in the amount and at the times agreed in a Fee Letter. Agency fee The Parent shall pay, or shall procure that an Obligor shall pay, to the Covered Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. Finnvera Handling Fee The Parent shall pay, or shall procure that an Obligor shall pay, to the Covered Facility Agent (for the account of Finnvera) the Finnvera Handling Fee on or prior to the first Utilisation Date. Finnvera Premium (a) The Covered Facility Agent shall calculate the amount of the Finnvera Premium payable on the applicable Loan in accordance with the definition of “Finnvera Premium”. The Covered Facility Agent shall promptly prepare and deliver an invoice to the Parent at the latest five (5) days prior to the relevant Utilisation Date. (b) The Parent shall pay, or shall procure that an Obligor shall pay, to the Covered Facility Agent (for the account of Finnvera) an amount equal to the relevant Finnvera Premium in accordance with the relevant invoice no later than the relevant Utilisation Date. (c) Each Obligor acknowledges that none of the Finance Parties (other than the Covered Facility Agent) is responsible for the calculation or final determination of the Finnvera Premium and no Obligor will raise against any Finance Party (other than the Covered Facility Agent) any claim or defence of any kind whatsoever in relation to the calculation or payment of each Finnvera Premium. EXECUTION VERSION Ashurst 55 Finnvera Commitment Fee (a) The Covered Facility Agent shall calculate the amount of the Finnvera Commitment Fee payable on the applicable Available Commitments in accordance with the definition of “Finnvera Commitment Fee”. The Covered Facility Agent shall promptly prepare and deliver an invoice to the Parent at the latest five (5) days prior to the relevant Utilisation Date. (b) The Parent shall pay, or shall procure that an Obligor shall pay to the Covered Facility Agent (for the account of Finnvera), the relevant Finnvera Commitment Fee in accordance with the relevant invoice no later than the relevant Utilisation Date. Finnvera termination and refunds (a) Upon the termination of the Finnvera Guarantee (whether pursuant to a Finnvera Guarantee Event or otherwise), the Parent shall (or shall procure that an Obligor will), within five Business Days of receipt of the invoice, pay to the Covered Facility Agent (for the account of Finnvera) the total amount of the Finnvera Commitment Fee accrued from the last Utilisation Date preceding the termination of the Finnvera Guarantee. (b) Subject to Finnvera consent, acting in good faith, to be requested upon termination of the Finnvera Guarantee, the Parent shall, or shall procure that any Obligor shall, request a refund of any overpayment of the Finnvera Premium and the Finnvera Commitment Fee paid to the Covered Facility Agent, provided that the Parent's (or any Obligor's) claim for such a refund is made within sixty (60) Business Days of the payment of such Finnvera Premium and that the Covered Facility Agent has received confirmation from Finnvera of its agreement for a refund whose amount will be determined at Finnvera sole discretion at that time. The Covered Facility Agent shall promptly transfer to the Parent (or the relevant Obligor) such refund upon receipt from Finnvera. (c) For the avoidance of doubt, all payments made or to be made by the Parent (or an Obligor) to Finnvera or to the Covered Facility Agent under or in connection with the Finnvera Guarantee or this Agreement (including the Finnvera Premium) shall be made in accordance with, and subject to the terms of, clause 14.2 (Tax Gross-Up). 14. Tax Gross Up and Indemnities Definitions (a) In this Agreement: Bank Levy means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of it or its liabilities or minimum regulatory capital or any combination thereof (including, without limitation, the French taxe pour le financement du fonds de soutien aux collectivités territoriales levied pursuant to article 235 ter ZE bis of the French Code géneral des impôts); Finnish Qualifying Lender means a Lender which: (a) is beneficially entitled to an interest payment under a Finance Document and which fulfils the conditions imposed by Finnish law in order for such interest payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction; or (b) is a Finnish Treaty Lender; EXECUTION VERSION Ashurst 56 Finnish Treaty Lender means a Lender which: (a) is treated as resident of a Finnish Treaty State for the purposes of the Finnish Treaty; or (b) does not carry on business in Finland through a permanent establishment with which that Lender's participation in the Loan is effectively connected; (c) is acting from a Facility Office situated in its jurisdiction of incorporation; and (d) fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed on all interest payments under the Finance Documents by Finland, subject to the completion of any necessary procedural formalities; Finnish Treaty State means a jurisdiction having a double taxation agreement with Finland (the Finnish Treaty), which makes provision for full exemption from Tax imposed by Finland on all interest payments under the Finance Documents; French Qualifying Lender means a Lender which: (a) is entitled to an interest payment under a Finance Document and which fulfils the conditions imposed by French Law in order for such interest payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction; or (b) is a French Treaty Lender; French Treaty Lender means a Lender which: (a) is treated as resident of a French Treaty State for the purposes of the French Treaty; (b) does not carry on business in France through a permanent establishment with which that Lender's participation in the Loan is effectively connected; (c) is acting from a Facility Office situated in its jurisdiction of incorporation; and (d) fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed on all interest payments under the Finance Documents by France, subject to the completion of any necessary procedural formalities; French Treaty State means a jurisdiction having a double taxation agreement with France (the French Treaty), which makes provision for full exemption from Tax imposed by France on all interest payments under the Finance Documents; Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document; Qualifying Lender means in respect of a relevant Obligor, other than an Obligor that is a US Person, French Obligor or Finnish Obligor, a Lender which is EXECUTION VERSION Ashurst 57 beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (a) a Lender which fulfils any conditions imposed by the laws of the tax residence state of the relevant Obligor in order for a payment of interest not to be subject to (or as the case may be, to be exempt from) any Tax Deduction; (b) a Treaty Lender; or (c) otherwise entitled to receive payments of interest under this Agreement without any Tax Deduction; Tax Credit means a credit against, relief or remission for, or repayment of any Tax; Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction; Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 14.2 (Tax gross-up) or a payment under clause 14.3 (Tax indemnity); Treaty Lender means with respect to the tax residence state of the relevant Obligor, other than the United States, Finland or France, a Lender which: (a) is treated as a resident of a Treaty State for the purposes of a Treaty; (b) does not carry on a business in the tax residence state of the relevant Obligor through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and (c) otherwise qualifies under the terms of a Treaty for full exemption from tax imposed by the tax residence state of the relevant Obligor on interest, subject to the completion of any necessary procedural formalities; Treaty State means a jurisdiction having a double taxation agreement (a Treaty) in force with the tax residence state of the relevant Obligor which makes provision for full exemption from Tax imposed by the tax residence state of the relevant Obligor on interest; US Person means a "United States person" as defined in Section 7701(a)(30) of the Code and includes an entity that is disregarded as separate from a United States person (as defined in such section) for US federal income tax purposes provided that an Obligor that is a disregarded entity and not organised under the laws of the United States, a State thereof, or the District of Columbia shall not be treated as a United States person unless the Parent has notified the Covered Facility Agent and Lenders that such disregarded entity is treated as a United States person for US federal income tax purposes; US Qualifying Lender means a Lender which is: (a) a US Person; or (b) a US Treaty Lender; or (c) otherwise entitled to receive all payments under the Finance Documents without deduction or withholding of any US federal withholding Taxes

EXECUTION VERSION Ashurst 58 (excluding any Taxes imposed under FATCA) if such payments were made by a US Borrower; and US Treaty Lender means a Lender which: (a) is treated as a resident (for purposes of the applicable Treaty) in a jurisdiction having a double taxation Treaty with the United States which makes provisions for full exemption from US federal withholding Taxes on payments under the Finance Documents; (b) does not carry on a business in the United States through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and (c) fulfils any conditions which must be fulfilled under the treaty for residents of such jurisdiction to obtain full exemption from US federal withholding Taxes on payments to that Lender under a Finance Document if such payments were made by a US Borrower. (d) Unless a contrary indication appears, in this clause 14 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination. Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Covered Facility Agent accordingly. Similarly, a Lender shall notify the Covered Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Covered Facility Agent receives such notification from a Lender it shall notify the Parent and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) A payment shall not be increased under clause 14.2(c) above by reason of a Tax Deduction on account of Tax imposed by the tax residence state of the relevant Obligor, other than the United States, Finland or France, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause 14.2(g) below. EXECUTION VERSION Ashurst 59 (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (f) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Covered Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to make or to obtain authorisation to make that payment without a Tax Deduction. (h) A payment shall not be increased under clause 14.2(c) above by reason of a Tax imposed by the United States if, on the date the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a US Qualifying Lender, but on that date that Lender is not or has ceased to be a US Qualifying Lender other than as a result of any change after the date on which it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority binding on such Lender, provided that a Lender shall be entitled to increased payments under clause 14.2(c) to the extent its assignor was entitled to such increased payments; or (ii) that Lender has not complied with its obligations under clause 14.5(e) (Lender status confirmation) or under clause 14.2(g). (i) A payment shall not be increased under clause 14.2(c) above by reason of a Tax Deduction on account of Tax imposed by Finland, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Finnish Qualifying Lender, but on that date that Lender is not or has ceased to be a Finnish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; or (ii) the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph 14.2(g) above and paragraph 14.5(e) (Lender status confirmation). (j) A payment shall not be increased under clause 14.2(c) above by reason of a Tax Deduction on account of Tax imposed by France, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a French Qualifying Lender, but on that date that Lender is not or has ceased to be a French Qualifying Lender other than as a result of any change after the date it became a Lender EXECUTION VERSION Ashurst 60 under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; (ii) the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph 14.2(g) above and paragraph 14.5(e) (Lender status confirmation); or (iii) the payment is made to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non- Cooperative Jurisdiction (including in case of change (or in the interpretation, administration, or application) of any law or any published practice or published concession of any relevant taxing authority). Tax indemnity (a) The Parent shall (within three Business Days of demand by the Covered Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Clause 14.3(a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party under the law of the jurisdiction in which: (A) that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under clause 14.2 (Tax gross-up); (B) would have been compensated for by an increased payment under clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in clauses 14.2(d), 14.2(h), 14.2(i) or 14.2(j) applied; (C) relates to a FATCA Deduction required to be made by a Party; or (D) except for changes described in clause 15 (Increased Costs), is attributable to a Bank Levy. (c) A Protected Party making, or intending to make, a claim under clause 14.3(a) above shall promptly notify the Covered Facility Agent of the event which will give, or has given, rise to the claim, following which the Covered Facility Agent shall notify the Parent. EXECUTION VERSION Ashurst 61 (d) A Protected Party shall, on receiving a payment from an Obligor under this clause 14.3, notify the Covered Facility Agent. Tax Credit (a) If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (i) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (ii) that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. (b) Each Finance Party and each of its Affiliates have sole and absolute discretion as to how they organise their respective Tax affairs and none of them are under any obligation to utilise any amount of the Tax Payment as a Tax Credit. (c) Each Finance Party and each of its Affiliates have no obligations to disclose any information whatsoever regarding their tax affairs to any other Party. Lender status confirmation (a) Each Lender which becomes a Party to this Agreement after the Signature Date shall indicate, in the Transfer Certificate, Assignment Agreement or Substitute Affiliate Lender Designation Notice which it executes on becoming a Party, and for the benefit of the Covered Facility Agent and without liability to any Obligor, which of the following categories it falls in: (i) not a Qualifying Lender or not a Finnish Qualifying Lender or not a French Qualifying Lender; (ii) a Qualifying Lender (other than a Treaty Lender) or, with respect to a Finnish Obligor, a Finnish Qualifying Lender (other than a Finnish Treaty Lender) or, with respect to a French Guarantor, a French Qualifying Lender (other than a French Treaty Lender); or (iii) a Treaty Lender or a Finnish Treaty Lender or a French Treaty Lender, and whether or not it is a US Qualifying Lender. (b) Such a Lender shall also specify, in the documentation which it executes on becoming a Party as a Lender, whether it is incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction. For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this paragraph (b). (c) If a New Lender, Replacement Lender or Substitute Affiliate Lender fails to indicate its status in accordance with this clause 14.5, then such New Lender, Replacement Lender or Substitute Affiliate Lender (as the case may be) shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender or not a US Qualifying Lender or not a French Qualifying

EXECUTION VERSION Ashurst 62 Lender, as applicable, until such time as it notifies the Covered Facility Agent which category applies (and the Covered Facility Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Substitute Affiliate Lender Designation Notice shall not be invalidated by any failure of a Lender to comply with this clause 14.5. (d) Each Lender: (i) which is a Party to this Agreement on the Signature Date, shall promptly notify the Covered Facility Agent (and the Covered Facility Agent, upon receipt of such notification, shall inform the Parent) whether or not it is a US Qualifying Lender; (ii) which is a US Qualifying Lender, shall promptly notify the Covered Facility Agent (and the Covered Facility Agent, upon receipt of such notification, shall inform the Parent) if it ceases to be a US Qualifying Lender; and (iii) which is not a US Qualifying Lender, shall promptly notify the Covered Facility Agent (and the Covered Facility Agent, upon receipt of such notification, shall inform the Parent) if it becomes a US Qualifying Lender. (e) Each Lender (or assignee or transferee) shall deliver to the Parent and the Covered Facility Agent a US Withholding Form which is properly completed and duly executed by such Lender and claiming complete exemption from, or reduction in the rate of, the US federal withholding Tax that would apply to payments under this Agreement and any other Finance Document if such payment were treated for US federal income Tax purposes as US source income. Such form shall be delivered by each Lender on or before the date it becomes a party to this Agreement. In addition, each Lender shall deliver such form promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Parent and the Covered Facility Agent at any time it determines that it is no longer legally able to provide any previously delivered form to the Parent or the Covered Facility Agent (or any other form of certification adopted by the US taxing authorities for such purpose). Notwithstanding any other provision of this clause 14.5(e), a Lender shall not be required to deliver any form pursuant to this clause 14.5(e) that such Lender is not legally able to deliver. (f) On or prior to the date on which the Covered Facility Agent becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower, or on the invalidity of any previously delivered US Withholding Form), the Covered Facility Agent shall provide to the Borrower a copy of the appropriate and properly completed US Withholding Form. However, the Covered Facility Agent shall not be required to submit any US Withholding Form if it is not legally entitled to do so. (g) Any Treaty Lender, Finnish Treaty Lender and French Treaty Lender shall provide the Parent with a valid tax residency certificate from its jurisdiction of residence confirming that such party is a resident of that jurisdiction within the meaning of the relevant Treaty. (h) Upon reasonable request of the Borrower or any other Obligor, each Lender agrees to provide the Borrower or Obligor with such information reasonably available to it, to afford the Borrower or other Obligor the opportunity to demonstrate in its taxation (i) that the Lender can be held comparable to a corporation (in Finnish: yhteisö) and (ii) that the Lender appropriately includes EXECUTION VERSION Ashurst 63 the interest income for the purpose of assessing a hybrid mismatch or a hybrid entity (as laid down by Council Directive (EU) 2017/952 of 29 May 2017 amending Directive (EU) 2016/1164 and the Finnish hybrid act, in Finnish “Laki eräiden rajat ylittävien hybridijärjestelyjen verotuksesta”). (i) Each Finance Party which becomes a Party to this Agreement on or before the Signature Date shall indicate, for the benefit of the Covered Facility Agent and without liability to any Obligor, that it is, as the case may be, (i) a French Qualifying Lender (other than a French Treaty Lender) or (ii) a French Treaty Lender and that it is not incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction. (j) If a Lender becomes aware that it is not, or ceases to be, a Qualifying Lender or a French Qualifying Lender, it shall as soon as reasonably practicable notify the Covered Facility Agent. If the Covered Facility Agent receives such notification from a Lender it shall as soon as reasonably practicable notify the Borrower. Stamp taxes The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause 14.7(b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this clause 14.7(b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient EXECUTION VERSION Ashurst 64 reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party and/or Finnvera for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party and/or Finnvera for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party and/or Finnvera (as the case may be) reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. FATCA Information (a) Subject to clause 14.8(c) below, each Party shall, within 10 Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to clause 14.8(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Clause 14.8(a) above shall not oblige any Finance Party to do anything, and clause 14.8(a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 14.8(a)(i) or 14.8(a)(ii) above (including, for the avoidance of doubt, where clause 14.8(c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt EXECUTION VERSION Ashurst 65 Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) The Covered Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to this clause 14.8 to the Borrower. (f) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Covered Facility Agent by a Lender pursuant to this clause 14.8 is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Covered Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Covered Facility Agent). The Covered Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower. (g) The Covered Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to this clause 14.8 without further verification. The Covered Facility Agent shall not be liable for any action taken by it under or in connection with clause 14.8(e) or 14.8(f) above. FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Covered Facility Agent and the Covered Facility Agent shall notify the other Finance Parties. 15. Increased Costs Increased Costs (a) Subject to clause 15.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Covered Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; (B) compliance with any law or regulation made after the Signature Date; or (C) the implementation or application of or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) (b) In this Agreement Increased Costs means: (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or

EXECUTION VERSION Ashurst 66 (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. Increased cost claims (a) A Finance Party intending to make a claim pursuant to clause 15.1 (Increased Costs) shall notify the Covered Facility Agent of the event giving rise to the claim, following which the Covered Facility Agent shall promptly notify the Parent. (b) Each Finance Party shall, as soon as practicable after a demand by the Covered Facility Agent, provide a certificate confirming the amount of its Increased Costs. (c) Each Finance Party providing a certificate in terms of clause 15.2(b) above is not required to disclose any information it deems to be confidential or commercially sensitive. Exceptions (a) Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by clause 14.3 (Tax indemnity) (or would have been compensated for under clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 14.3(b) (Tax indemnity) applied); (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or (v) attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Signature Date (but excluding any Increased Costs arising out of Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). (b) In this clause 15.3, a reference to: (i) a Tax Deduction has the same meaning given to that term in clause 14.1 (Definitions) (ii) Basel III means, together: (A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities EXECUTION VERSION Ashurst 67 operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (B) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". (iii) "CRD IV" means EU CRD IV and UK CRD IV. (iv) "EU CRD IV" means: (A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and (B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC. (v) "UK CRD IV" means: (A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; (B) the law of the UK or any part of it, which immediately before IP completion day (as defined in the WAA) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; (C) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the WAA) implemented EU CRD IV as it forms part of domestic law of the UK; and (D) any law or regulation of the UK which introduces into domestic law of the UK a provision which is equivalent to a provision set out in Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms or Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms and/or implements Basel III standards. EXECUTION VERSION Ashurst 68 (vi) WAA means the European Union (Withdrawal Agreement) Act 2020. (vii) Withdrawal Act means the European Union (Withdrawal) Act 2018. 16. Other Indemnities Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of: (i) making or filing a claim or proof against that Obligor; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. Other indemnities (a) The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify Finnvera and each Finance Party against any cost, loss or liability incurred by that Finance Party or Finnvera as a result of: (i) the occurrence of any Event of Default; (ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of clause 33 (Sharing among the Finance Parties); (iii) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or (iv) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Parent. (b) The Parent shall (or shall procure that an Obligor will) promptly indemnify Finnvera, each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by Finnvera, that Finance Party or its Affiliate (or officer or employee of Finnvera, that Finance Party or Affiliate) in connection with or arising out of the use of the proceeds of the Facility (or portion thereof) for funding an acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning an acquisition), unless such loss or liability is caused by the gross negligence or EXECUTION VERSION Ashurst 69 wilful misconduct of Finnvera, that Finance Party or its Affiliate (or employee or officer of Finnvera, that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this clause 16.2(b) subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act. Indemnity to the Covered Facility Agent The Parent shall (or shall procure that an Obligor will) promptly indemnify the Covered Facility Agent against: (a) any cost, loss or liability incurred by the Covered Facility Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (iii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. Indemnity to Finnvera The Parent shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify Finnvera against any cost, loss or liability incurred by Finnvera (acting reasonably) in connection with this Agreement as a result of: (a) investigating any event which it reasonably believes is a Default; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. 17. Mitigation by the Lenders Mitigation (a) Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 14 (Tax Gross Up and Indemnities), clause 15 (Increased Costs) or in any amount payable under a Finance Document by a French Guarantor becoming not deductible from that Obligor's taxable income for French tax purposes by reason of that amount being (i) paid or accrued to a Finance Party incorporated, domiciled, established or acting through a Facility Office situated in a Non- Cooperative Jurisdiction or (ii) paid to an account opened in the name of or for the benefit of that Finance Party in a financial institution situated in a Non- Cooperative Jurisdiction including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Clause 17.1(a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

EXECUTION VERSION Ashurst 70 Limitation of liability (a) The Parent shall (or shall procure that an Obligor will) promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 17.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 18. Costs and Expenses Transaction expenses The Parent shall (or shall procure that an Obligor will) promptly on demand pay the Covered Facility Agent (for the account of Finnvera) and any Finance Party the amount of all costs and expenses (including legal fees subject to any agreed cap) reasonably incurred by such Finance Party and Finnvera in connection with the negotiation, preparation, printing, execution and syndication of: (a) this Agreement and any other documents referred to in this Agreement; (b) any other Finance Documents, whether or not any Finance Document is executed; and (c) the Finnvera Guarantee, provided that such costs and expenses are agreed with the Parent in advance of them having been incurred (such agreement not to be unreasonably withheld or delayed). Amendment costs (a) If: (i) an Obligor requests an amendment, waiver or consent in respect of a Finance Document or any document referred to in this Agreement; or (ii) an amendment is required pursuant to clause 34.11 (Change of currency), the Parent shall (or shall procure that an Obligor will), within three Business Days of demand, reimburse the Covered Facility Agent (for its own account and for the account of Finnvera) for the amount of all costs and expenses (including legal fees, subject to any agreed cap) reasonably incurred by the Covered Facility Agent and Finnvera in responding to, evaluating, negotiating or complying with that request or requirement. Enforcement costs The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, pay to each Finance Party (and, in the case of enforcement costs incurred by Finnvera, to the Covered Facility Agent for the account of Finnvera) the amount of all costs and expenses (including legal fees) incurred by that Finance Party and/or Finnvera in connection with the enforcement of, or the preservation of any rights under, any Finance Document and/or the Finnvera Guarantee. 19. Guarantee and Indemnity Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally: EXECUTION VERSION Ashurst 71 (a) guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents; (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 19 if the amount claimed had been recoverable on the basis of a guarantee. Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred. Waiver of defences The obligations of each Guarantor under this clause 19 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 19 (without limitation and whether or not known to it or any Finance Party) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the EXECUTION VERSION Ashurst 72 addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 19. Deferral of Guarantors' rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Covered Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 19: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 19.1 (Guarantee and indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with any Finance Party. EXECUTION VERSION Ashurst 73 If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Covered Facility Agent or as the Covered Facility Agent may direct for application in accordance with clause 34 (Payment mechanics). Release of Guarantors' right of contribution If any Guarantor ceases to be a Guarantor (a Retiring Guarantor) in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. US Guarantee limitations Terms used in this clause 19.10 are to be construed in accordance with any applicable fraudulent transfer laws: (a) Each Guarantor acknowledges that it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents. (b) Each Finance Party agrees that, to the extent that any US Bankruptcy Law or any fraudulent transfer law is applicable to this guarantee, the maximum liability of each Guarantor under this clause 19 and under the other Finance Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors. (c) Each US Guarantor represents and warrants to each Finance Party that: (i) the aggregate amount of its debts (including its obligations under the Finance Documents) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets; (ii) its capital is not unreasonably small to carry on its business as it is being conducted; (iii) it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

EXECUTION VERSION Ashurst 74 (iv) it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors. (d) Each representation and warranty in this clause 19.10: (i) is made by each US Guarantor on the Signature Date. (ii) is deemed to be repeated by: (A) each Additional Guarantor on the date that Additional Guarantor becomes a US Guarantor; and (B) each US Guarantor on the date of each Utilisation Request and the first day of each Interest Period; and (iii) is, when repeated, applied to the circumstances existing at the time of repetition. US guarantee limitations continued Notwithstanding any other term or provision of this Agreement or any other Finance Document, with respect to an Obligor: (a) no member of the Group that is (i) a "controlled foreign corporation" (as defined in Section 957(a) of the Code) (a CFC), (ii) an entity substantially all the assets of which consist of either (A) equity interests of one or more CFCs or (B) equity and debt interests of one or more CFCs (a FSHCO), (iii) a subsidiary of a CFC or FSHCO, or (iv) a disregarded entity, any assets of which consist of voting stock of an indirect subsidiary that is a CFC (a DRE), will have any obligation or liability, directly or indirectly, as Guarantor or otherwise under this Agreement or any Finance Document with respect to any obligation or liability arising under any Finance Document of an Obligor (an Obligation); (b) none of the assets or property of a CFC, FSHCO or subsidiary of a CFC or a FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO) will be required to be used directly or indirectly as security for any Obligation; and (c) not more than 65 per cent of the stock or other equity interests (measured by the total combined voting power of the issued and outstanding voting stock or other equity interests) of a person that is a direct CFC, FSHCO or DRE will be required to be pledged directly or indirectly as security for any Obligation. Guarantee Limitations – South Africa This guarantee does not apply to any liability to the extent it would result in a breach of the approvals obtained from the Financial Surveillance Department of the South African Reserve Bank obtained for this guarantee as it relates to Guarantors that are subject to exchange control regulation in South Africa provided those approvals have been disclosed to and approved by the Covered Facility Agent pursuant to clause 4.1 (Initial conditions precedent) or otherwise pursuant to this Agreement. French guarantee limitations (a) The obligations and liabilities of each French Guarantor under the Finance Documents, for the payment obligations, under this Agreement, of any other Obligors which are not direct or indirect Subsidiaries of such French Guarantor shall be limited at any time to an amount equal to the aggregate of the proceeds of the Loans directly or indirectly on-lent by any other Obligor to that French EXECUTION VERSION Ashurst 75 Guarantor or any of its subsidiaries under intercompany loans (including pursuant to cash pooling arrangements) or similar arrangements and outstanding on the date a payment is requested to be made by such French Guarantor under this guarantee (the Maximum Guaranteed Amount), it being specified that notwithstanding any other provisions of this Agreement, any payment made by such French Guarantor under such guarantee in respect of the payment obligations of any other Obligor shall immediately reduce pro tanto the outstanding amount of the intra-group loans, or any sums, due by such French Guarantor under such intra-group loan (including pursuant to cash pooling arrangements) or similar arrangements referred to above. (b) The obligations and liabilities of any French Guarantor under the Finance Documents, for the payment obligations, under this Agreement or any Finance Documents, of each of its direct or indirect Subsidiaries which are or become Obligor from time to time under the Finance Documents shall cover all amounts incurred by such Subsidiary (x) as Borrower only but not as Guarantor (if they are not Obligors incorporated under the laws of France) or (y) as Borrower and/or, subject to the provisions of paragraph (a) above, Guarantors (if they are incorporated under the laws of France). (c) For the avoidance of doubt, any payment made by a French Guarantor under paragraph (a) above shall reduce the Maximum Guaranteed Amount. (d) It is acknowledged that no French Guarantor is acting jointly and severally with the other Guarantors and no French Guarantor shall therefore be considered as "co-débiteur solidaire" as to its obligations pursuant to the guarantee given pursuant therewith. Finnish guarantee limitations Notwithstanding anything to the contrary in any of the Finance Documents, the guarantee and indemnity obligations provided under this clause 19 by any Finnish Guarantor from time to time which is a Subsidiary of the Borrower shall be limited if and to the extent (and only to the extent) required by the application of the mandatory provisions of the Finnish Companies Act regulating: (i) unlawful financial assistance, as provided in Chapter 13, Section 10 of the Finnish Companies Act, and (ii) distribution of assets, as provided in Chapter 13, Section 1 of the Finnish Companies Act. 20. Representations Each Obligor makes the representations and warranties in respect of itself and, where expressly provided, each Restricted Company or Subsidiary (as the case may be), set out in this clause 20 to each Finance Party on the Signature Date. Status (a) Each Restricted Company is a limited liability company or corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. (b) Each Restricted Company has the power to own its assets and carry on its business as it is being conducted. Binding obligations The obligations expressed to be assumed by each Obligor in each Finance Document to which it is a party are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations. EXECUTION VERSION Ashurst 76 Non-conflict with other obligations The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with: (a) any law or regulation applicable to it; (b) its constitutional documents; or (c) any material agreement or instrument binding upon it or any of its assets. Power and authority Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. Validity and admissibility in evidence All Authorisations required: (a) to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and (b) for the validity or enforceability of any Finance Document to which each Obligor is a party or to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect including, without limitation, any authorisation required from the South African Reserve Bank. Governing law and enforcement (a) Subject to the Legal Reservations, the choice of law specified as the governing law of the Finance Documents to which each Obligor is a party will be recognised and enforced in its jurisdiction of incorporation. (b) Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation. Insolvency (a) No Restricted Company has taken any corporate action, nor have any legal proceedings or creditors' process been started or (to the best of its knowledge and belief) threatened in writing against it, for its winding-up, dissolution or business rescue, or for the appointment of a liquidator, business rescue practitioner or similar officer of it or of its assets. (b) No Restricted Company is "financially distressed" (as defined in the Companies Act or in respect of any Finnish Obligor, in the Finnish Companies Act), to the extent that any inter-company loans (which are fully subordinated to the liabilities of the Obligors under the Finance Documents and are between Obligors) are excluded from the calculation of the fair value of such Restricted Company's liabilities. No filing or stamp taxes Except to the extent set out in any legal opinion provided pursuant to the Finance Documents, under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or EXECUTION VERSION Ashurst 77 other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents. No deduction of Tax As at the Signature Date, it is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party, other than: (a) with respect to a Guarantor incorporated under the laws of South Africa only, the withholding tax on interest income required to be withheld from interest income payable by South African tax residents to non-Qualifying Lenders; (b) with respect to an Obligor tax resident in Finland only, the withholding tax on interest income required to be withheld from interest income payable by Finnish tax residents to non-Qualifying Lenders; (c) with respect to French Guarantors only, from any payment under a Finance Document to a Lender which is not a French Qualifying Lender; (d) with respect to any payment on or with respect to an obligation of any relevant US Borrower only (including a payment by any Obligor as a Guarantor of such obligation), from any payment under a Finance Document to a Lender which is not a US Qualifying Lender or that has not complied with its obligations under clause 14.5(e) (Lender status confirmation); and/or (e) with respect to any payment that is potentially subject to the US backup withholding requirement, backup withholding may apply with respect to a Lender that has not complied with its obligations under clause 14.5(e) (Lender status confirmation). No Default (a) As at the Signature Date and the first Utilisation Date, no Default is continuing or might reasonably be expected to result from the entry into of, or the performance of any transaction contemplated by, the Finance Documents nor from its making use of any Utilisation. (b) As at any date falling after the first Utilisation Date, no Event of Default is continuing or might reasonably be expected to result from the entry into of, or the performance of any transaction contemplated by, the Finance Documents nor from it making use of any Utilisation. (c) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which could reasonably be expected to have a Material Adverse Effect. No misleading information (a) Any information contained in the Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given. (b) Any financial projections contained in the Information Package have been prepared on the basis of recent historical information and is believed in good faith to be based on reasonable assumptions.

EXECUTION VERSION Ashurst 78 (c) The Information Package does not omit as at its date any information which, if disclosed, would reasonably be expected to materially and adversely affect the decision of the Lenders or Finnvera in considering whether or not to provide finance to the Borrower under this Agreement. (d) Nothing has occurred since the date of the Information Package which, if disclosed, would reasonably be expected to materially and adversely affect the decision of the Lenders or Finnvera in considering whether or not to provide finance to the Borrower under this Agreement. Financial statements (a) In relation to the Parent, its latest audited annual financial statements were prepared in accordance with IFRS and fairly represent the Group's financial condition and operations during the relevant financial period (on a consolidated basis, where applicable). (b) In relation to any US Guarantor, Finnish Obligor or French Guarantor, if applicable, its latest audited annual financial statements were prepared in accordance with GAAP or IFRS and fairly represent its financial condition and operations during the relevant financial period (on a consolidated basis, where applicable). (c) In relation to any Obligor other than as set out in paragraphs (a) and (b) above, its latest audited annual financial statements were prepared in accordance with IFRS and fairly represent its financial condition and operations during the relevant financial period (on a consolidated basis, where applicable). No proceedings pending or threatened Other than as disclosed in its Financial Statements most recently delivered to the Covered Facility Agent and other than as disclosed to the Finance Parties prior to the Signature Date, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or (to the best of its knowledge and belief, after due enquiry) threatened in writing against it which are reasonably expected to have a Material Adverse Effect. No breach of laws (a) No Restricted Company is, nor is it likely to be as a result of entering into and performing its obligations under the Finance Documents to which it is a party, in violation of any law or in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be reasonably expected to have a Material Adverse Effect. (b) No Restricted Company has breached any law or regulation (including environmental laws) which breach has or would be reasonably expected to have a Material Adverse Effect. Environmental laws (a) Each Restricted Company is in compliance with the undertakings given in clause 25.3 (Environmental compliance) and clause 25.5 (Environmental information and undertakings) regarding environmental compliance and claims, save to the extent that such non-compliance would not be reasonably expected to have a Material Adverse Effect and (to the best of its knowledge and belief) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or would be reasonably expected to have a Material Adverse Effect. EXECUTION VERSION Ashurst 79 (b) Each Restricted Company has adopted and complies with an environmental policy which requires monitoring of and compliance with all applicable environmental laws and permits applicable to it from time to time unless non- compliance with such policy would not be reasonably expected to cause a Material Adverse Effect. (c) No environmental claim has commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened in writing against any member of the Group where that claim has or would reasonably be expected if adversely determined to have a Material Adverse Effect. Taxation (a) Each Restricted Company has duly and punctually paid and discharged all taxes imposed upon it or its assets within the time period allowed without incurring penalties, except to the extent that: (i) payment is being contested in good faith; (ii) it has maintained adequate reserves for those taxes; and (iii) payment can be lawfully withheld. (b) The representation in clause 20.16(a) above shall not apply where the representation or statement relates to taxes, which do not in aggregate exceed US$ 15,000,000 (or its equivalent in any other currency or currencies) in any Financial Year. (c) Each Obligor does not have a tax residence outside of its jurisdiction of incorporation and no Loan made under this Agreement will be used for a purpose which relates to a permanent establishment of such Obligor outside of its jurisdiction of incorporation. Anti-corruption law and sanctions (a) It and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption and anti-money laundering laws and regulations and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and regulations. (b) None of the Parent or any of its Subsidiaries or any of their respective directors: (i) is a Person that is, or is owned or controlled by, Persons that are the subject of any Sanctions; or (ii) is located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation at the Signature Date, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic and the Crimea region of Ukraine, the Kherson or Zaporizhzhia regions of Ukraine (in each case to the extent that such areas of Kherson or Zaporizhzhia are under control of Russia), Cuba, Iran, North Korea or Syria. (c) For the purpose of this clause 20.17 and clause 25.6 (Anti-corruption law and sanctions): Governmental Authority means the government of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank EXECUTION VERSION Ashurst 80 or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. OFAC means the Office of Foreign Assets Control of the US Department of the Treasury. Person means an individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership. Sanctions means any trade, economic or financial sanctions laws, rules, regulations, embargoes, prohibitions or restrictions administered, enacted or enforced in any jurisdiction, including, but not limited to, any administered, enacted or enforced by any of the Sanction Authorities. Sanctions Authorities means: (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; (v) the Republic of Finland; or (vi) the respective Governmental Authorities of any of the foregoing, including without limitation, OFAC, the US Department of State and His Majesty's Treasury of the United Kingdom. (d) Any provision of this clause 20.17 shall not apply to an Obligor incorporated in the United Kingdom or any member state of the European Union or for the benefit of a Lender, in each case if and to the extent that complying with such provisions (in the case of a relevant Obligor) or benefiting from such provisions (in the case of a relevant Lender) would result in a breach by that Obligor or Lender (as the case may be) of any applicable Blocking Law. Security and Financial Indebtedness (a) No Encumbrance exists over all or any Restricted Company's assets except for Permitted Encumbrances. (b) No member of the Group has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness. Pari passu ranking Each Obligor's payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation. Good title to assets Each Restricted Company has good title to or valid leases or licences of, all of the assets necessary to carry on its business as presently conducted, the absence of which would reasonably be expected to have a Material Adverse Effect. EXECUTION VERSION Ashurst 81 Intellectual property No Restricted Company is aware of any adverse circumstances relating to any intellectual property required for use in its business which has or would be reasonably expected to have a Material Adverse Effect. Accounting reference date The accounting reference date of each member of the Group (except for a person that has become a member of the Group in the three Months preceding the date on which this representation is made or deemed to be made) is 31 December. No Material Adverse Effect There has been no material adverse change in the business, operations, properties or financial condition of the Group taken as a whole, in respect of the representations made on the Signature Date, since the date of the audited annual financial statements of the Parent for the year ended 31 December 2023 and, in respect of each representation made after the Signature Date, since the date of the most recent audited annual financial statements of the Parent. US Regulations (a) It is not: (i) a public utility (as such term is used in the United States Federal Power Act of 1920) or subject to regulation under the United States Federal Power Act of 1920); (ii) required to be registered as an investment company (as such term is used in the United States Investment Company Act of 1940) or subject to regulation under the United States Investment Company Act of 1940; or (iii) subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness. (b) With respect to any Plan (other than a Multiemployer Plan), no Reportable Event has occurred or is reasonably expected to occur where such event, individually or in the aggregate, would have a Material Adverse Effect. (c) Each Plan (other than a Multiemployer Plan) complies in form and operation with ERISA, the Code and all other applicable laws and regulations except where failure to do so would not reasonably be likely to have a Material Adverse Effect. Financial Model (a) The Borrower is not aware of any fact, event or circumstance which occurred or was subsisting prior to the last Measurement Date and particulars of which it has not delivered to the Covered Facility Agent which would reasonably be expected to make the current Financial Model as at that Measurement Date inaccurate or misleading in any material respect. (b) In relation to each calculation of Projected DSCR and Historic DSCR delivered pursuant to this Agreement, as at the date of delivery thereof: (i) all the factual information set out therein to the best of the Borrower's knowledge and belief is true, complete and accurate in all material respects and is not misleading in any material respect (whether because of information actually provided or which should have been provided) and has been compiled with due care and attention; and

EXECUTION VERSION Ashurst 82 (ii) all projections, forecasts and estimates made therein are bona fide, were arrived at after careful consideration and have been prepared on the basis of: (A) assumptions which are, in its opinion, fair and reasonable for the Borrower to make at such time; and (B) factors known to the Borrower as of the date such information was prepared (after having made due and careful enquiry) and such projections, forecasts and estimates fairly represent the views of the Borrower as at the date on which the same have been prepared. Use of Proceeds (a) None of the proceeds or any portion of the Facility is to be or has been used for any purpose other than pursuant to clause 3.1(a) (Purpose). (b) The Parties acknowledge and agree that no misrepresentation will be deemed to have occurred (for the purpose of clause 27.4 (Misrepresentation)) as a result of a misrepresentation by an Obligor under this clause 20.26. Reports (a) Any factual written information contained in the most recently delivered Report was true and accurate in all material respects as at the date it was provided or (if applicable, the date it was stated to be given) and was not misleading in any material respect as at the date it was provided or as at the date (if any) at which it was stated. (b) Any calculations set out in the most recently delivered Report were prepared on the basis of reasonable assumptions (as at the date they were prepared and supplied) and in alignment with the reporting requirements outlined in the Green Financing Framework, under the "Reporting" section. (c) The Parties acknowledge and agree that no misrepresentation will be deemed to have occurred (for the purpose of clause 27.4 (Misrepresentation) or otherwise) as a result of a misrepresentation by an Obligor under this clause. Mineral rights (a) An Obligor is the absolute legal and beneficial owner of its interest in the Project mineral rights and has good, valid and marketable title to such interest free from any interest of any kind other than (i) any Permitted Encumbrance; (ii) any Encumbrance or Quasi-Encumbrance permitted pursuant to clause 25.14(b) (Negative pledge); (iii) the interests (if any) of the co-venturers under the Material Project Documents; (iv) the profit share arrangements; and (v) any host government interests under the Material Project Documents. (b) All mineral rights necessary for the implementation of the Project in accordance with the Material Project Documents (except to the extent that the Material Project Documents provide for the asset in question to be owned by another person) have been obtained or effected by or on behalf of it and are in full force and effect and valid for the duration of the Project other than any rights which the failure to obtain could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. EXECUTION VERSION Ashurst 83 Material Project Documents To the best of its knowledge and belief after due and careful consideration and enquiry, no circumstances have arisen which have led or may lead to any obligation of any party under the Material Project Documents being suspended or incapable of fulfilment. Consents, licences and permits It has available, or will have available by the appropriate time for the Project, all consents, licences and permits necessary for the implementation of the Project in accordance with the Project Documents. Repetition The Repeating Representations are deemed to be made by each Obligor in respect of itself, and where expressly stated, in respect of each Restricted Company, by reference to the facts and circumstances then existing on: (a) the date of each Utilisation Request and the first day of each Interest Period; and (b) in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor. 21. Information undertakings The undertakings in this clause 21 remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. Financial Statements The Parent shall supply to the Covered Facility Agent in sufficient copies for all the Lenders and Finnvera: (a) as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years: (i) its audited consolidated financial statements for that Financial Year; (ii) in relation to Stillwater Mining Company, provided that Stillwater Mining Company is direct wholly owned Subsidiary of Thor US HoldCo and Thor US HoldCo has no other direct Subsidiaries, the audited consolidated financial statements of Thor US Holdco (otherwise the audited consolidated financial statements of Stillwater Mining Company); and (iii) the audited financial statements of each Obligor (other than the Parent and Stillwater Mining Company) for that Financial Year; (b) as soon as the same become available, but in any event within 60 days after the end of each of its Financial Half Years: (i) its unaudited consolidated financial statements for that Financial Half Year; and (ii) the unaudited financial statements of each Obligor for that Financial Half Year; and (c) as soon as they become available, but in any event within 60 days of the end of each Financial Quarter ending on 31 March or 30 September: (i) its unaudited management accounts for that Financial Quarter; and EXECUTION VERSION Ashurst 84 (ii) the unaudited management accounts of each Obligor (other than the Parent) for that Financial Quarter. Compliance Certificate (a) The Parent shall supply to the Covered Facility Agent, with each set of Financial Statements delivered pursuant to clause 21.1(a)(i), 21.1(b)(i) or 21.1(c)(i) (Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 24 (Financial covenants) and specifying each Material Company as at the date as at which those Financial Statements were drawn up. (b) Each Compliance Certificate shall be signed by two directors of the Parent. Requirements as to Financial Statements (a) Each set of Financial Statements delivered by the Parent pursuant to clause 21.1 (Financial Statements) shall be certified by a director of the relevant company as fairly representing its financial condition (or, if applicable, its consolidated financial condition) as at the date as at which those Financial Statements were drawn up. (b) The Parent shall procure that each set of Financial Statements delivered pursuant to clause 21.1 (Financial Statements) is prepared using IFRS (or, if delivered in respect of a Finnish Obligor, US Guarantor or French Guarantor, GAAP or IFRS). (c) The Parent shall procure that each set of Financial Statements of an Obligor delivered pursuant to clause 21.1 (Financial Statements) is prepared using IFRS (or, if delivered in respect of a Finnish Obligor, US Guarantor or French Guarantor, GAAP or IFRS), accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of Financial Statements, it notifies the Covered Facility Agent that there has been a change in IFRS (or, if delivered in respect of a Finnish Obligor, US Guarantor or French Guarantor, GAAP or IFRS), the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Covered Facility Agent: (i) a description of any change necessary for those Financial Statements to reflect the IFRS or GAAP, as applicable, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Covered Facility Agent, to enable the Lenders to determine whether clause 24 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those Financial Statements and that Obligor's Original Financial Statements, provided that no such notification shall be required to be provided by the Parent to the Covered Facility Agent if the matters referred to in clauses 21.3(c)(i) and 21.3(c)(ii) above are adequately disclosed in those Financial Statements. (d) Any reference in this Agreement to those Financial Statements shall be construed as a reference to those Financial Statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. EXECUTION VERSION Ashurst 85 (e) The accounting reference date referred to in clause 20.22 (Accounting reference date), shall not be changed. Information: miscellaneous The Parent shall supply to the Covered Facility Agent (in sufficient copies for all the Lenders and Finnvera, if the Covered Facility Agent so requests): (a) if requested by the Covered Facility Agent or Finnvera (through the Covered Facility Agent), a report issued by the Parent's auditors confirming the arithmetic computations and the proper extraction of figures applied in determining which members of the Group are Material Companies and that the Guarantor Threshold Test has been met; (b) all documents dispatched by it to its shareholders (or any class of them) or by the Borrower or any other Obligor to its creditors generally (or any class of them); (c) details of any waivers, consents or amendments requested or granted under any of the other Parallel Facilities, and any notification of default or event of default under any of the other Parallel Facilities; (d) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are reasonably likely to be adversely determined and, if so determined, would be reasonably likely to have a Material Adverse Effect; (e) promptly such further information regarding the financial condition, business and operations of the Group and/or any member of the Group as any Finance Party or Finnvera (in each case through the Covered Facility Agent) may reasonably request; and (f) promptly such further information as Finnvera may from time to time reasonably request from the Covered Facility Agent to ensure that the Finnvera Guarantee remains in full force and effect. Notification of Default (a) The Parent shall promptly notify the Covered Facility Agent of any Default (and the steps, if any, being taken to remedy it) upon becoming aware of its occurrence. (b) Promptly upon request by the Covered Facility Agent, the Parent shall supply to the Covered Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). (c) Following receipt of a notification from the Parent of a "Default" or "Event of Default" (as such terms are defined thereunder) under any of the other Parallel Facilities, the Covered Facility Agent (on behalf of the Lenders) and the Parent shall discuss in good faith with the lenders of the Parallel Facilities to confirm whether a coordinated response between the parties is required across this Facility and the Parallel Facilities to resolve the default or event of default. Direct electronic delivery by the Borrower The Parent may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with clause 36.6 (Electronic communication) to the extent that Lender and the Covered Facility Agent agree to this method of delivery.

EXECUTION VERSION Ashurst 86 "Know your customer" checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signature Date; (ii) any change in the status of the shareholders of an Obligor after the Signature Date; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Covered Facility Agent, Finnvera or any Lender (or, in the case of clause 21.7(a)(iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Covered Facility Agent, Finnvera or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Covered Facility Agent (for itself or on behalf of any Lender or Finnvera) or any Lender (for itself or, in the case of the event described in clause 21.7(a)(iii) above, on behalf of any prospective new Lender) in order for the Covered Facility Agent, Finnvera, such Lender or, in the case of the event described in clause 21.7(a)(iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Covered Facility Agent (for itself or on behalf of Finnvera) supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Covered Facility Agent (for itself or on behalf of Finnvera) in order for the Covered Facility Agent or Finnvera to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents and the Finnvera Guarantee. (c) The Parent shall, by not less than 10 Business Days' prior written notice to the Covered Facility Agent, notify the Covered Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to clause 30 (Changes to the Obligors). (d) Following the giving of any notice pursuant to clause 21.7(c) above, if the accession of such Additional Guarantor obliges the Covered Facility Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Covered Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Covered Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Covered Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor. EXECUTION VERSION Ashurst 87 Project information notifications The Borrower shall promptly notify the Covered Facility Agent of: (a) details of the anticipated Project Completion Date, any tests relating to the occurrence of the same, and any updates thereto; (b) the occurrence of the Project Completion Date; (c) details of any event relating to the Project which will likely materially increase the cost of the Project, or materially delay the scheduled Project Completion Date, promptly upon becoming aware of the same; and (d) details of any declared force majeure events in respect of the Project promptly upon becoming aware of the same. Alignment with Green Loan Principles (a) The Parties acknowledge and agree that: (i) the Facility may, when drawn and applied in accordance with clause 3.1(b) (Purpose) and the Green Financing Framework, be described as a "Green Loan" by the Lenders in any announcements and publicity; and (ii) no breach of obligations or misrepresentation will be deemed to have occurred (for the purposes of clauses 27.3 (Other obligations), 27.4 (Misrepresentation) or otherwise) as a result of the failure by the Borrower to comply with the information undertaking in this clause or clause 21.10 (Second Party Opinion and Annual Reporting) or as a result of any information so provided not being in all respects true, complete or up to date. (b) The Borrower shall supply to the Covered Facility Agent (in sufficient copies for all Lenders, if the Covered Facility Agent so requests) within fifteen Business Days upon becoming aware of them, the details of any breach of the Green Loan Principles or the Green Financing Framework, and the steps, if any, being taken to remedy it. (c) The Borrower shall supply to the Covered Facility Agent all other material information regarding the compliance of (i) the Borrower and (ii) the use of all proceeds of any Utilisation with the Green Financing Framework reasonably requested by the Covered Facility Agent from time to time. (d) The Borrower undertakes to use its reasonable efforts to provide the Green Loan Coordinator and the Covered Facility Agent with any additional information that may be necessary for the Green Loan Coordinator and the Covered Facility Agent (or the Lenders) to comply with any current or future regulatory requirements applicable to Green Loans, provided that providing such additional information is not onerous and/or unreasonable for the Borrower and no Green Loan Material Event or Declassification Event has occurred and is continuing. Second Party Opinion and Annual Reporting (a) On or around the Signature Date, the Borrower shall deliver to the Green Loan Coordinator the Second Party Opinion confirming the alignment of the Green Financing Framework with the Green Loan Principles, in form and substance satisfactory to the Green Loan Coordinator (acting reasonably). (b) The Borrower shall provide the Report to the Covered Facility Agent at the times set out in the definition of “Report”. EXECUTION VERSION Ashurst 88 22. Financial Model Maintenance of the Financial Model The Borrower shall maintain the Financial Model in the same form as the Financial Model delivered to the Covered Facility Agent under clause 4.1 (Initial conditions precedent) for the purpose of preparing calculations and forecasts in accordance with the terms of this Agreement. Conflicts In the event of any conflict between the Financial Model and the terms of this Agreement as to the preparation of any forecast, estimate or ratio calculation, the terms of this Agreement shall prevail. Delivery of banking cases The Borrower shall deliver to the Covered Facility Agent, in sufficient copies for the Lenders, Finnvera and the Independent E&S and Technical Consultant, a draft banking case containing the forecasts, estimates and ratio calculations specified in clause 22.4 (Required Information): (a) prior to the Project Completion Date, on a semi annual basis, on each Financial Half Year or Half Year Date (starting with December 2024); and (b) on and from the Project Completion Date, on an annual basis, at the same time as the Compliance Certificate delivered by the Borrower in accordance with clause 21.2(Compliance Certificate), each a Forecast Delivery Date. Required Information The forecasts, estimates and ratio calculations to be delivered by the Borrower pursuant to clause 22.3 (Delivery of banking cases) are in relation to the Historic DSCR, the Projected DSCR and the Minimum Liquidity Balance for any period: (a) in the case of each Forecast Delivery Date, a projection, for the Measurement Period ending on the Measurement Date next following such Forecast Delivery Date and for each subsequent Measurement Period (up to and including the Final Maturity Date), of: (i) the nature and amount of Project Revenue expected to be received in each such Measurement Period; (ii) the nature and amount of Borrower Operating Costs and other Project Costs expected to be paid in each such Measurement Period; (iii) the Available Cashflow for each such Measurement Period; (iv) the Debt Service scheduled to be paid in each such Measurement Period; and (v) any other information necessary in order to make the calculations set out in clauses 22.4(b), 22.4(c) and 22.4(d) below; (b) in the case of each Forecast Delivery Date, a calculation of the projected Historic DSCR for the current Measurement Period ending on the Measurement Date next following such Forecast Delivery Date; EXECUTION VERSION Ashurst 89 (c) in the case of each Forecast Delivery Date, a calculation of the Projected DSCR for the Measurement Period commencing on the day following the Measurement Date immediately following such Forecast Delivery Date; and (d) in the case of the Minimum Liquidity Balance, a calculation of the projected Minimum Liquidity Balance for the relevant period set out in clause 24.2(c) (General financial conditions) commencing on the day following the Measurement Date immediately following such Forecast Delivery Date. Preparation of banking cases Each draft banking case delivered by the Borrower shall: (a) be prepared by the Borrower using the Financial Model; (b) where there have been any modifications to the completion schedule of the Project, the Project Costs, or the Project Revenues, be shared with the Independent E&S and Technical Consultant for its review and validation of such modifications; (c) be prepared using price assumptions which are updated on an annual basis in accordance with the latest Wood Mackenzie data (or an equivalent market consultant such as BMI Commodities or Fastmarkets); and (d) otherwise be prepared using assumptions which are disclosed therein. 23. Budgets and reports Construction, technical, budget, environmental and social monitoring (a) Subject to paragraph (b) below, the Borrower shall deliver to the Covered Facility Agent, at its expense and in sufficient copies for the Lenders and the Independent E&S and Technical Consultant: (i) no later than 30 days after its Financial Quarters (other than the Financial Quarter ending at the end of each Financial Year), an Operating Report containing a construction, technical and budget report signed by a director of the Borrower and certified by that director as being fair and reasonable; and (ii) no later than 60 days after its Financial Half Year, an Operating Report containing (a) a construction, technical and budget report; (b) a Project Progress Report; and (c) the Environmental and Social Report, signed by a director of the Borrower and certified by that director as being fair and reasonable and in form and substance satisfactory to the Independent E&S and Technical Consultant. (b) As soon as the same become available, but in any event within 120 days after the end of each of its Financial Years, the Borrower shall deliver to the Covered Facility Agent, at its expense and in sufficient copies for the Lenders and the Independent E&S and Technical Consultant, an Operating Report (containing (a) a construction, technical and budget report; (b) a Project Progress Report; and (c) the Environmental and Social Report) signed by a director of the Borrower, certified by that director as being fair and reasonable and in form and substance satisfactory to the Independent E&S and Technical Consultant. (c) The Borrower shall provide to the Covered Facility Agent (on behalf of Finnvera) greenhouse gas (GHG) emissions information as requested by Finnvera (or the Covered Facility Agent on behalf of Finnvera) on an annual basis following the

EXECUTION VERSION Ashurst 90 Project Completion Date. The information shall include quantification of direct and indirect GHG emissions (Scope 1 and Scope 2 respectively and Scope 3 where material and feasible, such Scopes being defined in the GHG Protocol Standards) in tonnes of CO2-equivalent per annum (tCO2e/a) generated as a result of the construction phase (if applicable) and the operations phase of the Project. GHG emissions should be calculated in line with the GHG Protocol Standards or with national reporting methodologies that are consistent with the GHG Protocol Standards. 24. Financial covenants Financial definitions All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with the Accounting Principles and, unless the context dictates otherwise, the accounting expressions set forth below shall bear the following meanings: Available Cashflow means in relation to any Measurement Period, the Project Revenues received (or projected to be received) during that Measurement Period by the Borrower less the Project Costs paid (or projected to be paid) during that Measurement Period by the Borrower provided that, any amount received or paid by the Borrower in a currency other than euro shall be converted into euro at the rates specified in the relevant Financial Statements; Borrower Operating Costs means, for any relevant period and without duplication, all costs and expenses of an operational, management or administrative nature incurred or to be incurred by the Borrower, comprising: (a) management costs; (a) administrative costs and accounting and audit fees; (b) premiums (if any) payable in respect of insurances; (c) the fees, costs and expenses of the Borrower's professional advisors; (d) the fees, costs and expenses of the advisors to the Finance Parties; (e) any VAT or other similar Tax in respect of any of the items above; and (f) any other liabilities or costs of the Borrower under the Project Documents which are of an operating nature, in each case, each as contemplated in the Financial Model and for the avoidance of doubt, shall exclude depreciation, non-cash charges, reserves, depreciation of intangibles and similar book keeping entries that are non-cash in nature; Consolidated EBITDA means, in respect of any Measurement Period, the consolidated net income of the Group (less the net income of any Project Finance Subsidiaries but including any dividends received in cash by any member of the Group (other than a Project Finance Subsidiary) from a Project Finance Subsidiary) including any amounts that would have been included for the purposes of calculating EBITDA in accordance with IFRS in force immediately before adoption of IFRS 16 (Leases) but which are not included for the purposes of calculating EBITDA following adoption of IFRS 16 (Leases) solely due to a change in IFRS (as a result of IFRS 16 (Leases), before, without duplication and all as calculated in accordance with IFRS (but adjusted on a pro forma basis to reflect acquisitions and disposals): EXECUTION VERSION Ashurst 91 (a) any provision on account of normal, deferred and royalty taxation; (b) any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of indebtedness; (c) any other interest received or receivable by any member of the Group on any deposit or bank account; (d) any non-cash adjustments to the environment rehabilitation and/or reclamation expenses; (e) any amount attributable to the amortisation of intangible assets and depreciation of tangible assets; (f) any non-cash gains or losses relating to and resulting from the marked to market valuation of derivative and/or financial instruments; (g) any losses from (or gains on the reversal of previously recognised) write-downs or impairments of assets and/or investments; (h) any gains or losses recognised on the attributable share of results of associates after tax, but including any dividends received in cash by any member of the Group from such an associate; (i) any share-based payments; (j) any other extraordinary or exceptional items; and (k) any other material non-cash gain or loss that needs to be accounted for under IFRS; Consolidated Net Borrowings means at any time, the aggregate amount of all Indebtedness for Borrowed Money (which, for the purposes of this definition, shall include or exclude (as applicable) any hedging liabilities incurred in respect of such Indebtedness for Borrowed Money if and to the extent the relevant hedging arrangements are not closed out and/or called and consequently constitute Financial Indebtedness) of the members of the Group, other than Project Finance Subsidiaries (but including, for the avoidance of doubt, any Indebtedness for Borrowed Money of any member of the Group which is not a Project Finance Subsidiary in respect of the Indebtedness for Borrowed Money of a Project Finance Subsidiary), but excluding any Indebtedness for Borrowed Money owing to any member of the Group (other than a Project Finance Subsidiary), adjusted to take into account the aggregate amount of freely available cash and cash equivalents held by any member of the Group, other than Project Finance Subsidiaries, and so that no amount shall be included or excluded more than once; Consolidated Net Finance Charges means, in respect of any Measurement Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group, other than Project Finance Subsidiaries, (including any commission, fees, discounts and other finance payment payable by any member of the Group under any interest rate hedging arrangement but deducting any commission, fees, discounts and other finance payments receivable by any member of the Group (other than a Project Finance Subsidiary) under any interest rate hedging instrument) but deducting any other interest receivable by any member of the Group, other than Project Finance Subsidiaries, on any deposit or bank account and any interest or other finance payments in relation to leases or hire purchase agreements EXECUTION VERSION Ashurst 92 which would, in accordance with IFRS in force immediately before adoption of IFRS 16 (Leases) have been treated as an operating lease; Consolidated Tangible Net Worth means, at any time, the "Total Equity" as reported in the "Consolidated Statement of Changes in Equity" less goodwill and intangibles in the latest audited annual financial statements of the Borrower delivered to the Covered Facility Agent pursuant to clause 21.1 (Financial Statements); Debt Service means, in respect of any period, the aggregate of scheduled repayments of principal and interest payable (or, in respect of a future period for the purposes of calculating Projected DSCR, projected to be payable) by the Borrower under the Finance Documents and the other Parallel Facilities (or, in respect of a future period for the purposes of calculating Projected DSCR, any other Financial Indebtedness during such period) but excluding any amount payable (including prepayments) during such period in relation to the Facility in accordance with clause 8 (Mandatory Prepayment and Cancellation) and equivalent clauses of the other Parallel Facilities; EBITDA means, in respect of any member of the Group, in respect of any Measurement Period, the net income of that member of the Group before, without duplication and all as calculated in accordance with the Accounting Principles (but adjusted on a pro forma basis to reflect acquisitions and disposals): (a) any provision on account of normal, deferred and royalty taxation; (b) any interest, commission, discounts or other fees incurred or payable, received or receivable by that member of the Group in respect of indebtedness; (c) any other interest received or receivable by that member of the Group on any deposit or bank account; (d) any non-cash adjustments to the environment rehabilitation and/or reclamation expenses; (e) any amount attributable to the amortisation of intangible assets and depreciation of tangible assets; (f) any non-cash gains or losses relating to and resulting from the marked to market valuation of derivative and/or financial instruments; (g) any losses from (or gains on the reversal of previously recognised) write-downs or impairments of assets and/or investments; (h) any gains or losses recognised on the attributable share of results of associates after tax, but including any dividends received in cash by any member of the Group from such an associate; (i) any share-based payments; (j) any other extraordinary or exceptional items; and (k) any other material non-cash gain or loss that needs to be accounted for under IFRS; Financial Half Year means the period commencing on the day after the end of a Financial Year and ending on the next Half Year Date; Financial Quarter means the period of three months ending on each of 31 March, 30 June, 30 September and 31 December of each calendar year; EXECUTION VERSION Ashurst 93 Financial Year means the annual accounting period of the Obligors ending on 31 December in each year; Half Year Date means 30 June of each calendar year; Historic DSCR means, on any Measurement Date, in respect of that Measurement Period ending on that Measurement Date, the ratio of: (a) Available Cashflow; to (b) Debt Service, in each case, for that Measurement Period; Measurement Date means the last day of each of the Borrower's Financial Years, the last day of each of the Borrower's Financial Half Years and the last day of each Financial Quarter, other than in respect of paragraph (c) of the definition of Permitted Financial Indebtedness, clause 24.2(a) (General financial conditions), and clause 25.20 (Guarantors), where Measurement Date shall refer to the last day of each of the Parent's Financial Years, the last day of each of the Parent's Financial Half Years and the last day of each Financial Quarter of the Parent; Measurement Period means each period of 12 months ending on each Measurement Date. Minimum Liquidity Balance means the sum (without double counting) of: (a) cash and cash equivalents held by the Keliber Obligors; and (b) any committed credit facility that is available for drawing by the Keliber Obligors, other than undrawn amounts under the Facility and the Parallel Facilities and excluding any Subordinated Shareholder Loans, where for these purposes a credit facility shall only be treated as being "available" on any date to the extent that no circumstances exist or are continuing on such date which would entitle any such lender to refuse to make, any utilisation available to any borrower under that credit facility. Project Costs means in relation to any period, the aggregate of all amounts paid or to be paid by each Obligor during such period by way of (but without double counting), as applicable: (a) Borrower Operating Costs; (b) Tax; and (c) any other amounts which the Covered Facility Agent and the Borrower (each acting reasonably) agree may be treated as Project Costs; Project Revenues means, in relation to any period, the aggregate of all amounts received (or, in the case of a projection, projected to be received) by the Borrower during such period by way of (but without double counting): (a) amounts received (or projected to be received) pursuant to the terms of the applicable Project Documents, any offtake or any other arrangements in respect of the Project;

EXECUTION VERSION Ashurst 94 (b) amounts received (or projected to be received) pursuant to the terms of the applicable Project Documents by way of liquidated damages for historic or current lost revenue as a result of failure to achieve any specified requirements; (c) all amounts paid under any bond or guarantee provided to the Borrower under a Project Document; (d) refunds of Tax (including in respect of VAT and any recovery of VAT); (e) the proceeds of any Equity Contributions made in accordance with clause 24.3(a) (Equity Cure); (f) insurance claims of the Borrower which have been accepted and approved by the relevant insurance company as being payable to the Borrower and other agreed claims and final and binding awards and judgments; and (g) other amounts which the Covered Facility Agent agrees shall be Project Revenues, provided that Project Revenues shall exclude: (i) amounts made available to the Borrower under the Finance Documents or any of the Parallel Facilities; (ii) intercompany loans (other than any Equity Contributions made in accordance with clause 24.3 (Equity Cure)); (iii) any payment (which is not regular and of a revenue nature) by way of compensation, indemnity or consideration in each case for the release of an obligation under, or alteration of the terms of, a Project Document; and (iv) amounts that are required to be applied in mandatory prepayment under clause 8 (Mandatory Prepayment and Cancellation); and Projected DSCR means in relation to any Measurement Period, the ratio (calculated by reference to the Financial Model) of: (a) Available Cashflow projected; to (b) Debt Service projected, save that no projected Measurement Period shall end later than the Final Maturity Date. General financial conditions (a) The Parent shall ensure that, for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each Measurement Date: (i) the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of the Measurement Period ending on the relevant Measurement Date shall be equal to or exceed: (A) in respect of any Measurement Period ending on a Measurement Date which falls during the period from (and including) 30 June 2024 to (and including) 30 June 2025, 3.00:1; (B) in respect of any Measurement Period ending on a Measurement Date which falls during the period from (and including) 1 July 2025 to (and including) 31 December 2025, 3.50:1; and EXECUTION VERSION Ashurst 95 (C) in respect of any other Measurement Period, 4.00:1; and (ii) the ratio of Consolidated Net Borrowings to Consolidated EBITDA in respect of the Measurement Period ending on the relevant Measurement Date does not exceed: (A) in respect of any Measurement Period ending on a Measurement Date which falls during the period from (and including) 30 June 2024 to (and including) 30 June 2025, 3.50:1; (B) in respect of any Measurement Period ending on a Measurement Date which falls during the period from (and including) 1 July 2025 to (and including) 31 December 2025, 3.00:1; and (C) in respect of any other Measurement Period, 2.50:1. (b) From the third anniversary of the Signature Date, the Borrower shall ensure that, for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each Measurement Date: (i) subject to clause 24.3 (Equity cure), the Historic DSCR is greater than 1.25:1; and (ii) subject to clause 24.3 (Equity cure), the Projected DSCR is greater than 1.25:1. (c) The Borrower shall ensure that, for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each Measurement Date, the Minimum Liquidity Balance is: (i) from the Signature Date until the end of the second year following the Signature Date, EUR 20,000,000; (ii) from the beginning of the third year following the Signature Date until the end of the third year following the Signature Date, EUR 40,000,000; and (iii) thereafter, EUR 60,000,000. Equity Cure (a) If the Compliance Certificate most recently delivered to the Covered Facility Agent pursuant to clause 21.2 (Compliance Certificate) demonstrates non- compliance with clause 24.2(b) (General financial conditions) and within 60 days of the earlier of (i) the date that the relevant Compliance Certificate is required to be delivered under this Agreement and (ii) the date that the relevant Compliance Certificate is delivered (each an Equity Cure Period), an Equity Contribution is received in cash by the Borrower (the Equity Cure Amount), the ratio referred to at clause 24.2(b)(i) or (ii) (General financial conditions) shall be recalculated (the Equity Cure) (solely for the purposes of determining compliance with clause 24.2(b)(i) or (ii) (General financial conditions)) on the basis that the determination of Project Revenue (for the purposes of calculating Available Cashflow) shall be deemed to be increased by an amount equal to the Equity Cure Amount in relation to the relevant Measurement Period in which non-compliance would otherwise occur and, notwithstanding any other provision of the Finance Documents, no Event of Default shall occur by reason of a non-compliance with clause 24.2(b)(i) or (ii) (General financial conditions) until after the end of the Equity Cure Period and then only if such Event of Default has not been cured by the provision of an Equity Cure Amount. Other than the above adjustments, there EXECUTION VERSION Ashurst 96 shall be no double counting of any Equity Cure in relation to the calculation of the ratio referred to in clause 24.2(b)(i) or (ii) (General financial conditions). (b) There shall be no restriction on net amounts received in cash in respect of any Equity Contribution and which are identified as Equity Cure amounts being greater than the amount actually needed to remedy the non-compliance with any requirement of clause 24.2(b)(i) or (ii) (General financial conditions), and there shall be no requirement to use all or part of the Equity Cure Amount in or towards prepayment of the Facility. (c) The Borrower's right to cure an Event of Default by procuring the contribution of an Equity Cure pursuant to paragraph (a) above is restricted and the Borrower shall only be capable of exercising such Equity Cure a maximum of four times in aggregate throughout the term of the Facility and provided that the Borrower shall not exercise an Equity Cure in two consecutive Measurement Periods. (d) Nothing in this clause 24.3 shall restrict the making of any Equity Contribution for any purpose other than an Equity Cure. General The financial covenants contained in clause 24.2 (General financial conditions) and clause 25.20 (Guarantors) shall be calculated and tested by reference to each set of the Financial Statements delivered pursuant to clauses 21.1(a), 21.1(b) and 21.1(c) (Financial Statements). 25. General undertakings The undertakings in this clause 25 are given by each Obligor in respect of itself and, where expressly provided, each Restricted Company or members of the Group or Subsidiary (as the case may be), and remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. Authorisations Each Obligor shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) upon written request by the Covered Facility Agent, supply certified copies to the Covered Facility Agent of, any Authorisation required under any applicable law to enable it to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document to which it is a party. Compliance with laws Each Obligor shall comply in all respects with all laws and regulations to which it may be subject (including, but not limited to, environmental law), if failure so to comply would materially impair the ability of the Obligors together to perform their obligations under the Finance Documents to which they are respectively a party. Environmental compliance (a) Notwithstanding clause 25.3(b) below, each Restricted Company shall comply with all environmental laws and obtain and maintain any Environmental Permits, EXECUTION VERSION Ashurst 97 take all reasonable steps in anticipation of known or expected future changes to or obligations under the environmental law or Environmental Permits, and implement procedures to monitor compliance with and to prevent liability under any environmental laws, to the extent required by applicable law if, in each case, failure to do so has or would be reasonably expected to have a Material Adverse Effect. (b) If a Restricted Company ceases to be in compliance with an Environmental Permit, and such non-compliance (the Environmental Non-compliance) is not capable of being remedied, that Restricted Company shall use all reasonable commercial endeavours to ensure that the relevant Environmental Permit is promptly and appropriately updated. (c) The Parent shall: (i) promptly notify the Covered Facility Agent of the occurrence of any Environmental Non-compliance; (ii) notify the Covered Facility Agent of the steps being taken (or proposed to be taken) by the relevant Restricted Company to remedy the Environmental Non-compliance; (iii) if requested by the Covered Facility Agent, provide copies of all correspondence between the relevant Restricted Company and the relevant authority in respect of the Environmental Non-compliance; (iv) provide such other update on the steps referred to in clause 25.3(c)(ii) above and the correspondence referred to in clause 25.3(c)(iii) above as the Covered Facility Agent may request; and (v) within three (3) Business Days of becoming aware of the same, inform the Covered Facility Agent and Finnvera in writing of any Material E&S Incident by any Restricted Company. Environmental claims Each Restricted Company shall, promptly upon becoming aware of the same, inform the Covered Facility Agent in writing of: (a) any environmental claim (not of a frivolous or vexatious nature and other than potential claims already disclosed to the Lenders at Signature Date) against it or any other member of the Group which is current, pending or (to the best of its knowledge and belief, after having made due enquiry) threatened in writing; and (b) any facts or circumstances which are reasonably likely to result in any environmental claim (not of a frivolous or vexatious nature and other than the potential claims already disclosed to the Lenders) being commenced or threatened in writing against it, where the claim, is reasonably likely to be adversely determined and, if so determined, has or would reasonably be expected to have a Material Adverse Effect. Environmental information and undertakings (a) The Parent shall, promptly upon becoming aware of the same, inform the Covered Facility Agent in writing of any change to the environmental condition of: (i) any mine that it owns, operates or holds a 50 per cent or more beneficial or legal interest in from time to time; and

EXECUTION VERSION Ashurst 98 (ii) its contiguous properties, which has or would reasonably be expected to have a Material Adverse Effect. (b) The Parent shall not change the use of the properties on which any mine that it owns, operates or holds a 50 per cent or more beneficial or legal interest in such that the change would increase the risk of release of hazardous substances or cause Environmental Contaminants that exceeds regulatory limitations to an extent which has or would be reasonably expected to have a Material Adverse Effect. Anti-corruption law and sanctions (a) It and its Subsidiaries will conduct their businesses in compliance with applicable anti-corruption and anti-money laundering laws and regulations (including, in relation to the Project, the financing under this Agreement, any laws and regulations applicable to any Obligor implemented in furtherance of OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (if any)) and have instituted and will maintain and enforce policies and procedures designed to promote and achieve compliance with such laws and regulations. (b) No Restricted Company will, directly or indirectly, use all or any of the proceeds of the Facility or lend, contribute, or otherwise make available such proceeds in violation of the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or any other applicable anticorruption or anti-money laundering laws or regulations. (c) No Restricted Company will directly or indirectly use the proceeds of the Facility, or lend, contribute or otherwise make available all or any part of the proceeds of the Facility, to or for the benefit of, any Person: (i) for the purpose of financing any activities or business of or other transactions with or investments in: (A) any Person that is, or is owned or controlled by Persons that are, the subject of Sanctions; or (B) any Person that is located, organised or resident in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, including, without limitation at the Signature Date, the so-called Donetsk People's Republic, the so- called Luhansk People's Republic and the Crimea region of Ukraine, the Kherson or Zaporizhzhia regions of Ukraine (in each case to the extent that such areas of Kherson or Zaporizhzhia are under control of Russia), Cuba, Iran, North Korea or Syria; or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, adviser, investor or otherwise). (d) No Restricted Company will fund all or part of any payment in connection with a Finance Document out of proceeds derived from any action which is in breach of any Sanctions. (e) Any provision of this clause 25.6 shall not apply to an Obligor incorporated in the United Kingdom or any member state of the European Union or for the benefit of a Lender, in each case if and to the extent that complying with such provisions (in the case of a relevant Obligor) or benefiting from such provisions (in the case EXECUTION VERSION Ashurst 99 of a relevant Lender) would result in a breach by that Obligor or Lender (as the case may be) of any applicable Blocking Law. Taxation Each Restricted Company will duly and punctually pay and discharge all taxes imposed upon it or its assets within the time period allowed without incurring penalties save where: (a) payment is being contested in good faith; (b) adequate reserves are being maintained for those taxes; and (c) payment can be lawfully withheld. Listing (a) The entire issued share capital of the Parent shall remain listed on the JSE, NYSE, Toronto Stock Exchange and/or London Stock Exchange. (b) The Parent shall comply in all material respects with the JSE Listings Requirements and/or any other listing requirements applicable to the listing of its shares. Restrictions on disposals No Restricted Company shall enter into a single transaction or series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset except for a Permitted Disposal. Restrictions on merger No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction (as defined in the Companies Act or in relation to any Finnish Obligor, in the Finnish Companies Act (as applicable)) except for: (a) any solvent amalgamation, demerger, merger or corporate reconstruction of, or between, members of the Group and where such transaction involves an Obligor merging or amalgamating with another entity provided that: (i) the Finance Documents are preserved as binding upon the surviving entity as the Borrower and/or a Guarantor as applicable in place of the merged or amalgamated Obligor; (ii) the surviving entity is a member of the Group; (iii) the surviving entity is incorporated in the same jurisdiction as the merged or amalgamated Obligor; and (iv) such transaction will not have a Material Adverse Effect; or (b) any amalgamation, demerger, merger or corporate reconstruction concluded with the prior written consent of the Majority Lenders. No change of business Each Obligor shall ensure that no substantial change is made to the general nature of the business of the Group being that of a mining business. Restriction on acquisitions No member of the Group shall acquire any company or shares or securities or a business, assets or undertaking, other than: EXECUTION VERSION Ashurst 100 (a) pursuant to a Permitted Acquisition; or (b) with the prior written consent of the Majority Lenders. Pari passu ranking Each Obligor will ensure that at all times the claims of the Finance Parties against it under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application in its jurisdiction of incorporation. Negative pledge (a) No Restricted Company (other than Keliber and its Subsidiaries) shall create or permit to subsist any Encumbrance or Quasi-Encumbrance over any of its assets other than a Permitted Encumbrance. (b) Keliber and each of its Subsidiaries (including the Borrower) shall not create or permit to subsist any Encumbrance or Quasi-Encumbrance over any of its assets (including over Keliber's shares in the Borrower) other than: (i) any netting or set-off arrangement entered into by Keliber or any of its Subsidiaries (including the Borrower) in the ordinary course of its banking arrangements (which shall include, for the avoidance of doubt, those pursuant to hedging arrangements (which constitute Permitted Financial Indebtedness) in relation to gold, silver, copper and other commodity prices, foreign exchange rates and interest rates where such arrangements are entered into for the purposes of providing protection against fluctuation in such rates or prices in the ordinary course of its day to day business and not for speculative purposes), for the purpose of netting debt and credit balances; (ii) any lien by operation of law and in the ordinary course of trading and not by reason of any default (whether in payments or otherwise) of Keliber or any of its Subsidiaries (including the Borrower); (iii) any Encumbrance or Quasi-Encumbrance arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading; (iv) any Encumbrance or Quasi-Encumbrance arising as a result of a disposal which is a Permitted Disposal; (v) any Encumbrance or Quasi-Encumbrance arising as a consequence of any finance or capital lease constituting Permitted Financial Indebtedness; (vi) any other Encumbrance or Quasi-Encumbrance as agreed by the Covered Facility Agent (acting on the instructions of the Majority Lenders) in writing; (vii) any Encumbrance arising pursuant to or permitted under the Finance Documents; (viii) any Encumbrance in respect of any environmental bond which any member of the Group is required to issue under any applicable environmental law; or EXECUTION VERSION Ashurst 101 (ix) any Encumbrance or Quasi-Encumbrance securing the obligations under or in connection with any Permitted Inventory Transaction, solely to the extent limited to the Permitted Inventory and Related Collateral. Arm's length basis dealings (a) Except as permitted by clause 25.15(b) below, no Restricted Company shall enter into any transaction with any person except on arm's length terms and for full market value. (b) The following transactions shall not be a breach of clause 25.15(a) above: (i) intra-group loans which constitute Permitted Financial Indebtedness; (ii) any transactions required to be entered into by the Parent to ensure a certain black economic empowerment rating necessary for its business where: (A) it is not possible to enter into such transaction on an arm's length basis; and (B) failure to enter in such transaction would result in a Material Adverse Effect; and (iii) fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Covered Facility Agent or as otherwise agreed by the Covered Facility Agent. Restriction on Financial Indebtedness No member of the Group shall incur, create or permit to subsist or have outstanding any Financial Indebtedness other than Permitted Financial Indebtedness. Insurance Each Restricted Company will maintain insurances on and in relation to its business, properties and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. Access (a) Subject to clause 25.18(b) below, if a Default is continuing or the Covered Facility Agent reasonably suspects a Default is continuing, each Restricted Company shall, and the Parent shall ensure that each member of the Group will, permit the Covered Facility Agent and/or accountants or other professional advisers and contractors of the Covered Facility Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Restricted Company or the Parent to: (i) the premises, assets, books, accounts and records of each member of the Group; and (ii) meet and discuss matters with senior management. (b) If so requested by the Independent E&S and Technical Consultant, the Borrower undertakes to provide site access twice a year during construction and on an annual basis following the Project Completion Date to the Independent E&S and Technical Consultant.

EXECUTION VERSION Ashurst 102 Intellectual property Each Restricted Company shall maintain its intellectual property where a failure to do so has or would reasonably be expected to have a Material Adverse Effect. Guarantors (a) Subject to clause 25.20(c) below, the Parent shall ensure that on each Half- Yearly Measurement Date: (i) the aggregate EBITDA of the Guarantors for the Measurement Period ending on that Half-Yearly Measurement Date; and (ii) the aggregate gross assets of the Guarantors on that Half-Yearly Measurement Date, (in each case calculated on an unconsolidated basis and excluding all intra- Group items and investments in Subsidiaries of any member of the Group) represents not less than 75 per cent of the Consolidated EBITDA and 75 per cent of the consolidated gross assets (excluding goodwill) of the Group respectively (the Guarantor Threshold Test). (b) For purposes of the Guarantor Threshold Test, the term Group shall, whenever the Guarantor Threshold Test is being determined, exclude Project Finance Subsidiaries and the term Half-Yearly Measurement Date shall mean the last day of each Financial Year of the Parent and the last day of each of its Financial Half Years. (c) If on any Half-Yearly Measurement Date the Guarantor Threshold Test has not been met and at such time all positive EBITDA contributing wholly owned Subsidiaries of the Parent are or have become Guarantors, then the Parent shall use all reasonable endeavours to procure that such number of its non-wholly owned Subsidiaries as is required to meet the Guarantor Threshold Test, within 30 days from date on which the Compliance Certificate showing that the Guarantor Threshold Test has not been met is delivered, accede as Additional Guarantors in accordance with the procedure set out in clause 30.2 (Additional Guarantors) below. If having used such reasonable endeavours, the Parent is unable to procure that such non-wholly owned Subsidiaries become Guarantors at the end of the 30 day period, failure to satisfy the Guarantor Threshold Test shall not constitute an Event of Default. US regulations (a) No Obligor shall: (i) extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or (ii) use any Loan, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations. (b) Each Obligor shall promptly and in any event within 15 days upon becoming aware of it notify the Covered Facility Agent of any Reportable Event. Project mineral rights Each Obligor procures that: (a) it shall take, or procure to be taken reasonable steps to preserve and maintain the mineral rights in connection with the Project; EXECUTION VERSION Ashurst 103 (b) it shall take, or procure to be taken all action necessary to ensure that all conditions and requirements relating to the mineral rights, in each case necessary to implement the Project as contemplated by the Project Documents and Project plan, are: (i) observed and performed; (ii) remain valid and are in full force and effect; and (iii) not transferred without the prior written consent of the Covered Facility Agent; and (c) it shall not do or permit to be done any act, matter or thing which is or is reasonably likely to be prejudicial to the mineral rights or cause them to be forfeited. Consents, licences and permits Each Obligor shall promptly obtain, comply in all material respects with and do all that is necessary to maintain in full force and effect all consents, licences and permits required to conduct its business, including the development of the Project in accordance with the Project Documents. Material Project Documents (a) Each Obligor shall maintain its rights under each Material Project Document to which it is a party and shall take all reasonable steps to enforce and preserve its rights thereunder. (b) No Obligor shall, without the prior written consent of the Covered Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)): (i) agree to or acquiesce in any assignment, material variation, material amendment or material waiver of any provision of, or grant any material consent under, any Material Project Document applicable to its Project; or (ii) assign, terminate, cancel or suspend or serve notice of non-renewal of any such Material Project Document, unless in the case of a variation or amendment, the same is made solely: (i) as a result of an expert determination pursuant to the relevant Material Project Document, (ii) in order to correct a manifest error, (iii) pursuant to an arbitral award or judgment or (iv) is an amendment or variation which is not materially prejudicial to the interests of the Lenders (taken as a whole). Finnvera requirements Each Obligor will execute and deliver any and all further documents, agreements and instruments, and take all such further actions, that may be required under any applicable law, or that the Covered Facility Agent may reasonably request, in order to effect the purposes of this Agreement or to protect the rights or interests of the Finance Parties under the Finance Documents. 26. Further Borrower Undertakings The undertakings in this clause 25 are given by the Borrower in respect of itself and remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. EXECUTION VERSION Ashurst 104 Distributions (a) Subject to paragraph (b) below, the Borrower shall not, without the prior written consent of the Covered Facility Agent, declare, make or pay any Distribution. (b) The Borrower may make a Distribution provided that: (i) the distribution is made on a date falling three years after the Signature Date; (ii) the Historic DSCR in respect of the Measurement Period ending on the most recent Measurement Date is equal to or greater than 1.40:1 (provided that for the purposes of this paragraph 26.1(b)(ii) the calculation of Historic DSCR shall not take into account as Available Cashflow any Equity Contributions received pursuant to clause 24.3 (Equity Cure)); and (iii) no Event of Default has occurred and is continuing on the date of the Distribution or would result from the making of such Distribution, (paragraphs 26.1(b)(i) to (iii) together the "Distribution Conditions"). Offtake The Borrower shall: (a) once in each six Month period from the Signature Date until the conclusion of all offtake arrangements, provide the Covered Facility Agent with an update on the offtake arrangements and strategy by way of a meeting (which may take place in person or online), presentation or written report; (b) within 24 Months of the Signature Date procure the conclusion of all offtake arrangements; and (c) ensure that the offtake arrangements are in respect of 80% of the refinery capacity of the Project and the termination date of the offtake arrangements is no earlier than the "Final Maturity Date" of each of the Parallel Facilities. Environmental The Borrower and the Parent shall comply in all material respects with the Environmental and Social Obligations during all phases of construction and operation. Most favoured Lender (a) The Borrower shall promptly inform the Covered Facility Agent if any member of the Group incurs any indebtedness the terms of which include a loss of rating clause or a financial covenant, which is either: (i) more favourable to the relevant creditor than any corresponding provision of this Agreement is to any Lender; or (ii) not provided for under this Agreement, (each a More Favourable Provision). (b) The Borrower shall promptly provide a copy of the More Favourable Provision to the Covered Facility Agent (including any relevant defined terms or references). (c) If the Covered Facility Agent (acting on the instructions of any Lender) so requests, the Borrower shall promptly execute an amendment to this Agreement so as to reflect the More Favourable Provision in favour of the Lenders. EXECUTION VERSION Ashurst 105 27. Events of Default Each of the events or circumstances set out in this clause 27 is an Event of Default (save for clause 27.20 (Acceleration)). Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within five Business Days of its due date. Financial covenants Any requirement of clause 24 (Financial covenants) is not satisfied or there is a breach of the undertakings given in clause 21.1 (Financial Statements) to 21.7 ("Know your customer" checks). Other obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 2.4 (Green Loan Material Event), clause 2.5 (Declassification Event of Green Loans), clause 20.26 (Use of Proceeds), clause 20.27 (Reports), clause 21.9 (Alignment with Green Loan Principles), clause 21.10 (Second Party Opinion and Annual Reporting), clause 25.3 (Environmental compliance), clause 25.5 (Environmental information and undertakings), clause 27.1 (Non-payment), clause 27.2 (Financial covenants) and clause 25.6 (Anti- corruption law and sanctions)). (b) No Event of Default under clause 27.3(a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Covered Facility Agent giving notice to the Parent; and (ii) the Obligor becoming aware of the failure to comply. Misrepresentation Any representation or statement made or deemed to be made by an Obligor in relation to the Finance Documents or any other document or statement delivered by or on behalf of any Obligor under or in connection with any Finance Document (other than a representation or statement made under clause 20.15 (Environmental laws), clause 20.26 (Use of Proceeds), clause 20.27 (Reports), or under clause 20.17 (Anti-corruption law and sanctions)), or the Finnvera Guarantee is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, provided that: (a) if it is capable of remedy, no Event of Default will occur if the same is remedied within ten Business Days from the earlier of: (i) the Covered Facility Agent giving notice to the Parent; and (ii) any Obligor becoming aware of such incorrect or misleading representation or statement; or

EXECUTION VERSION Ashurst 106 (b) if the representation or statement relates to taxes and the amount of such taxes is equal to or less than an amount of US$15,000,000 (or its equivalent in any other currency or currencies), no Event of Default shall occur. Cross Default (a) Any Financial Indebtedness of an Obligor (other than a Project Finance Subsidiary) is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of an Obligor (other than a Project Finance Subsidiary) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of such Obligor as a result of an event of default (however described). (d) Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of that Obligor and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default will occur under this clause 27.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 27.5(a) to 27.5(d) above is less than US$15,000,000 (or its equivalent in any other currency or currencies) in aggregate, provided that no such threshold shall apply in the case of Financial Indebtedness or commitment for Financial Indebtedness under one of the other Parallel Facilities. Insolvency (a) An Obligor: (i) is unable or admits inability to pay its debts as they fall due; (ii) suspends making payments on any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (b) The board of directors of an Obligor adopts a resolution declaring the relevant Obligor to be "financially distressed" (as defined in the Companies Act) or the board of that Obligor has not timeously delivered the written notice required in terms of section 129(7) of the Companies Act. (c) The Parent or any Obligor which conducts business in France is in a state of cessation des paiements, or any Obligor becomes insolvent for the purpose of any insolvency law. (d) A moratorium is declared in respect of any indebtedness of any Obligor. Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, the commencement of business rescue proceedings (whether by any Obligor or by any other person under section 129 of the Companies Act or pursuant to an application by an EXECUTION VERSION Ashurst 107 "affected person" under section 131 of the Companies Act or by the court during any other proceedings in respect of any member of the Group), the opening of proceedings for sauvegarde (including, for the avoidance of doubt, sauvegarde accélérée), redressement judiciaire or liquidation judiciaire, a moratorium of any Financial Indebtedness, liquidation, winding-up, dissolution, administration, judicial management or reorganisation (by way of voluntary arrangement, scheme of arrangement, in the context of a mandat ad hoc or of a conciliation or otherwise) of any Obligor; (ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, provisional administrator, mandataire ad hoc, conciliateur, compulsory manager, judicial manager, business rescue practitioner or other similar officer in respect of any Obligor or any of its assets; (iv) enforcement of any Encumbrance over any assets of any Obligor; (v) the Parent or any Obligor applies for mandat ad hoc or conciliation in accordance with articles L.611-3 to L.611-16 of the French Code de commerce; (vi) a judgement opening proceedings for sauvegarde (including, for the avoidance of doubt, sauvegarde accélérée), redressement judiciaire or liquidation judiciaire or ordering a cession totale ou partielle de l'entreprise is entered in relation to the Parent or any Obligor under articles L.620-1 to L.670-8 of the French Code de commerce; or (vii) any analogous procedure or step is taken in any jurisdiction, and in each case such procedure or proceedings (including, for the avoidance of doubt, any redressement judiciaire or liquidation judiciaire petition) are not contested in good faith and/or are not frivolous nor vexatious and nor discharged, stayed or dismissed within 30 days of commencement (or such shorter period provided for contesting such procedure or proceedings under the laws of the relevant jurisdiction). (b) A resolution is passed by the board of directors of an Obligor, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of any Obligor or any analogous procedure or step is taken in any jurisdiction. (c) Any of the following occurs in respect of an Obligor: (i) it commences a voluntary case or proceeding under any US Bankruptcy Law; or (ii) an involuntary case under any US Bankruptcy Law is commenced against it and is not dismissed or stayed within 60 days after commencement of the case; or (iii) an order for relief or other order approving any case or proceeding is entered under any US Bankruptcy Law. EXECUTION VERSION Ashurst 108 Creditors' process Any attachment, sequestration, distress or execution that affects a material part of the assets or revenues of an Obligor (including any enforcement proceedings provided for in the French Code des procédures civiles d'exécution) occurs and is not discharged within 21 days of such event occurring. Unlawfulness and invalidity (a) Except as provided in clause 8.7 (Mandatory prepayment and cancellation in relation to a single Lender) and clause 8.8 (Change of law event), it is or becomes unlawful in any applicable jurisdiction for an Obligor to perform any of its obligations under the Finance Documents. (b) Any Finance Document ceases to be in full force and effect. (c) Any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable obligations subject to Legal Reservations. Failure to comply with final judgment (a) Any Restricted Company fails within five Business Days of the due date to comply with or pay any sum due from it under any material final judgment or order (being a judgment or order which is not subject to any rescission or appeal and/or capable of being subject to any such rescission or appeal) made or given by any court of competent jurisdiction. (b) For purposes of this clause 27.10 a "material final judgment or order" shall be any judgment or order for the payment of an amount of money in excess of US$15,000,000 (or its equivalent in any other currency or currencies). Cessation of business Any Restricted Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a part of its business constituting a material part of the Group's business as whole, provided that, in the case of a Restricted Company (other than an Obligor) such suspension or termination shall only be an Event of Default if such suspension or termination would reasonably be expected to have a Material Adverse Effect. Audit qualification The Parent's auditors qualify the audited annual consolidated financial statements of the Parent in any material respect. Expropriation (a) The management of any Restricted Company is wholly or partially replaced by any governmental authority; or (b) All or a majority of the shares of any Restricted Company or a material part of the assets or revenues of any Restricted Company is seized, nationalised, expropriated or compulsorily acquired by any governmental authority, provided that the seizure, nationalisation, expropriation or compulsory acquisition of all or a majority of the shares of any Restricted Company (other than an Obligor) or a material part of the assets or revenues of any Restricted Company (other than an Obligor) shall only constitute an Event of Default if such seizure, nationalisation, expropriation or compulsory acquisition could be reasonably expected to have a Material Adverse Effect. EXECUTION VERSION Ashurst 109 Repudiation and rescission of agreements An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document to which it is a party or evidences an intention to rescind or repudiate a Finance Document to which it is a party. Litigation (a) Any litigation, arbitration, administrative or regulatory proceedings or disputes are commenced or threatened in writing in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any Restricted Company or its assets which is reasonably likely to be adversely determined and, if so determined, could be expected to have a Material Adverse Effect. (b) This will not apply in respect of any litigation, arbitration, administrative or regulatory proceedings that are disclosed in the Financial Statements of the Parent delivered to the Covered Facility Agent as a condition precedent before the Signature Date. Material adverse change Except as provided in clause 8.8 (Change of law event), any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect. Life of Mine Plan (a) Subject to 27.17(b) below, there is a material change to the Life of Mine Plan without the prior written consent of each of the Covered Facility Agent (acting on the instructions of the Majority Lenders), the Uncovered Facility Agent (acting on the instructions of the Majority Lenders as defined in and under the Uncovered Commercial Facility) and EIB (each acting reasonably). (b) A change to the Life of Mine Plan as a result of the Borrower adjusting the calculation methodology (including, but not limited to, standards and definitions) to align with that used by the Group for similar purposes will not be considered to be material. Loss of mining rights Any loss of a mining right for any reason whatsoever that affects any material part of the assets or revenues of the Group as a whole is not reinstated within 30 days of such loss. Environment (a) Subject to paragraph (b) below: (i) any representation in clause 20.15 (Environmental laws) is incorrect or misleading in any material respect when made; (ii) the Borrower does not comply with clause 25.3 (Environmental compliance) or clause 25.5 (Environmental information and undertakings); or (iii) a Material E&S Incident occurs. (b) No Event of Default shall occur under paragraph (a) if: (i) such non-compliance, the Material E&S Incident or the event, item or inconsistency giving rise to such misrepresentation are capable of remedy; and

EXECUTION VERSION Ashurst 110 (ii) either: (A) the Borrower restores compliance and remedies the circumstances giving rise to the misrepresentation, the non-compliance or the Material E&S Incident within thirty (30) Business Days of the earlier of (x) the Covered Facility Agent giving notice of the misrepresentation or the non-compliance or the Material E&S Incident to the Borrower, and (y) the Borrower becoming aware of such misrepresentation or non-compliance or Material E&S Incident; or (B) within thirty (30) Business Days of the earlier of (x) the Covered Facility Agent giving notice of the misrepresentation or the non- compliance or the Material E&S Incident to the Borrower, and (y) the Borrower becoming aware of such misrepresentation or non- compliance or Material E&S Incident, the Borrower has prepared and delivered to the Covered Facility Agent a corrective action plan and, provided that the Covered Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)) and Finnvera (acting reasonably) accepts such corrective action plan within three months of submission, implements it in accordance with its terms, including in respect of timing, to the satisfaction of the Covered Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)) and Finnvera (acting reasonably). Acceleration (a) On and at any time after the occurrence of an Event of Default which is continuing the Covered Facility Agent (with the approval of Finnvera) may: (i) cancel the Available Commitments of each Lender whereupon each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation; (ii) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or (iii) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Covered Facility Agent on the instructions of the Majority Lenders or Finnvera. (b) If an Event of Default described in clause 27.7(c) (Insolvency proceedings) occurs, the Borrower's right to borrow under this Agreement shall be automatically cancelled and all amounts outstanding under the Finance Documents and owed by the Borrower will be immediately and automatically due and payable, without the requirement of notice or any other formality. 28. Subrogation (a) Each Party acknowledges that Finnvera will be subrogated to the rights of the Covered Facility Agent and the relevant Lenders to the extent of any payment made by or on behalf of Finnvera under the Finnvera Guarantee. (b) Nothing in any Finance Document shall prejudice the right of Finnvera to be subrogated, pursuant to the Finnvera Guarantee or applicable law, to the rights EXECUTION VERSION Ashurst 111 of the Covered Facility Agent or any relevant Lender under this Agreement and each other Finance Document. 29. Changes to the Lenders Assignments and transfers by the Lenders (a) Subject to this clause 29, a Lender (the Existing Lender) may: (i) assign any of its rights; and/or (ii) transfer by novation any of its rights and obligations, under the Finance Documents to: (A) Finnvera or its nominee, or any person specified by Finnvera; or (B) another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, (the New Lender). (b) The prior written consent of Finnvera (such consent not to be unreasonably withheld or delayed) is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to an Affiliate of that Existing Lender. (c) No member of the Group is permitted to take: (i) an assignment of any Lender's rights; or (ii) a transfer by novation of any Lender's rights and obligations, under the Finance Documents. Company consent (a) The consent of the Parent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is: (i) following the payment of any amount under the Finnvera Guarantee to a Lender by Finnvera, to Finnvera or on the instructions of Finnvera; (ii) to another Lender or an Affiliate of any Lender; (iii) made at a time when an Event of Default is continuing; or (iv) made at a time while an Obligor is not in compliance with the provisions of Clause 25.6 (Anti-corruption law and sanctions). (b) The consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time. Conditions of assignment or transfer (a) An assignment will only be effective on: EXECUTION VERSION Ashurst 112 (i) receipt by the Covered Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Covered Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Finnvera Covered Lender; (ii) performance by the Covered Facility Agent of all necessary "know your customer" (unless such New Lender is Finnvera) or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Covered Facility Agent shall promptly notify to the Existing Lender and the New Lender; and (iii) upon entry of such assignment in the Register. (b) A transfer will only be effective if the procedure set out in clause 29.6 (Procedure for transfer) is complied with. (c) If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents, or changes its Facility Office, or appoints a Substitute Facility Office or a Substitute Affiliate Lender in terms of clause 29.11 (Lender Affiliates and Facility Office); and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender, Lender or Substitute Affiliate Lender (as the case may be) acting through its new Facility Office or Substitute Facility Office (as the case may be) under clause 14 (Tax Gross Up and Indemnities) or clause 15 (Increased Costs), then the New Lender, Lender or Substitute Affiliate Lender (as the case may be) acting through its new Facility Office or Substitute Facility Office (as the case may be) is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. (d) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Covered Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. Assignment or transfer fee The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Covered Facility Agent (for its own account) a fee of EUR 3,000. Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Finnvera Guarantee or any other documents; EXECUTION VERSION Ashurst 113 (ii) the financial condition of any Obligor or Finnvera; (iii) the performance and observance by any Obligor or Finnvera of its obligations under the Finance Documents, the Finnvera Guarantee or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document, the Finnvera Guarantee or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 29; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise. Procedure for transfer (a) Subject to the conditions set out in clause 29.2(a) (Company consent) and clause 29.3 (Conditions of assignment or transfer), a transfer is effected in accordance with clause 29.6(c) below when the Covered Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and the Covered Facility Agent makes a corresponding entry in the Register. The Covered Facility Agent shall, subject to clause 29.6(b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and record the transfer in the Register. (b) The Covered Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender and record the transfer in the Register once it is satisfied that: (i) Finnvera has consented to the transfer to such New Lender, such consent not to be unreasonably withheld or delayed, save where such consent is not required pursuant to clause 29.1(b) (Assignments and transfers by the Lenders); and

EXECUTION VERSION Ashurst 114 (ii) it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) Subject to clause 29.10 (Pro rata interest settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Covered Facility Agent, the Green Loan Coordinator, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Finnvera Covered Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Covered Facility Agent, the Green Loan Coordinator, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a "Lender". Procedure for assignment (a) Subject to the conditions set out in clause 29.3 (Conditions of assignment or transfer), an assignment may be effected in accordance with clause 29.7(c) below when the Covered Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender and records the assignment in the Register. The Covered Facility Agent shall, subject to clause 29.7(b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and record the transfer in the Register. (b) The Covered Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied that: (i) Finnvera has consented to the transfer to such New Lender, such consent not to be unreasonably withheld or delayed, save where such consent is not required pursuant to clause 29.1(b) (Assignments and transfers by the Lenders); and (ii) it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. EXECUTION VERSION Ashurst 115 (c) Subject to clause 29.10 (Pro rata interest settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and (iii) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations. (d) Lenders may utilise procedures other than those set out in this clause 29.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 29.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 29.3 (Conditions of assignment or transfer). Copy of Transfer Certificate or Assignment Agreement The Covered Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Parent a copy of that Transfer Certificate, or Assignment Agreement. Security over Lenders' rights In addition to the other rights provided to Lenders under this clause 29.9, each Lender may, without consulting with or obtaining consent from any Obligor but subject to the consent of Finnvera, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. Pro rata interest settlement (a) If the Covered Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders, then (in respect of any transfer pursuant to clause 29.6 (Procedure for transfer) EXECUTION VERSION Ashurst 116 or any assignment pursuant to clause 29.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and (ii) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 29.10, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this clause 29.10 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees. Lender Affiliates and Facility Office (a) In respect of a Loan or Loans to the Borrower (Designated Loans), a Lender (a Designating Lender) may at any time and from time to time designate (by written notice to the Covered Facility Agent): (i) a substitute Facility Office from which it will make Designated Loans (a Substitute Facility Office); or (ii) nominate an Affiliate to act as the Lender of Designated Loans (a Substitute Affiliate Lender). (b) A notice to nominate a Substitute Affiliate Lender (a Substitute Affiliate Lender Designation Notice) must be in the form set out in Schedule 5 (Form of Substitute Affiliate Lender Designation Notice) and be countersigned by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement in respect of the Designated Loans in respect of which it acts as Lender. (c) The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Obligors, the Covered Facility Agent, and the other Finance Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Loans to the Facility Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents. (d) Save as mentioned in clause 29.11(c) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Loans in which it is EXECUTION VERSION Ashurst 117 participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement. (e) A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Covered Facility Agent provided that such notice may only take effect when there are no Designated Loans outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender, the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender. (f) If a Designating Lender designates a Substitute Facility Office or Substitute Affiliate Lender in accordance with this clause 29.11: (i) any Substitute Affiliate Lender shall be treated for the purposes of clause 14.5 (Lender status confirmation) as having become a Lender on the date of its designation as such in terms of this clause 29.11 (; and (ii) the provisions of clauses 29.3(a) and 29.3(b) (Conditions of assignment or transfer) shall not apply to or in respect of the transfer of rights and obligations of the Designating Lender to the Substitute Affiliate Lender. (g) Each Substitute Affiliate Lender, by countersigning the relevant Substitute Affiliate Lender Designation Notice, confirms, for the avoidance of doubt, that the Covered Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Designating Lender in accordance with this Agreement on or prior to the date on which the designation becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Designating Lender would have been had it remained a Lender in respect of the Designated Loans. (h) The Covered Facility Agent shall, as soon as reasonably practicable after it has received a Substitute Affiliate Lender Designation Notice, send the Parent a copy of that Substitute Affiliate Lender Designation Notice. The Register (a) The Covered Facility Agent, acting for these purposes solely as a non-fiduciary agent of the Borrower, will maintain (and make available upon reasonable prior notice at reasonable times for inspection by the Borrower and, in respect of its own Commitment and participation in the Loans, if any, each Lender): (i) a copy of each notice and written confirmation referred to in clause 29.3 (Conditions of assignment or transfer), clause 29.6 (Procedure for transfer) and clause 29.7 (Procedure for assignment) delivered to and accepted by it; and (ii) with respect to the Facility, a register for the recordation of, and will record, the names and addresses of the Lenders and the respective amounts of the Commitment and participation in the Loans of each Lender (including, for the avoidance of doubt, any Substitute Affiliate Lender and a Lender with a Substitute Facility Office) from time to time (the Register). (b) Absent manifest error, the entries in the Register shall be conclusive and binding for all purposes and the Borrower, the Covered Facility Agent and the Lenders shall treat each person whose name is recorded in the Register as a Lender

EXECUTION VERSION Ashurst 118 hereunder for all purposes of this Agreement. The Register is intended to cause the extensions of credit to the Borrower under this Agreement to be at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related US Treasury regulations (or any successor provisions of the Code or of such US Treasury regulations) and shall be interpreted and applied in a manner consistent with such intent. 30. Changes to the Obligors Assignments and transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. Additional Guarantors (a) Subject to compliance with the provisions of clauses 21.7(c) and 21.7(d) ("Know your customer" checks), the Parent may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if: (i) the Parent delivers to the Covered Facility Agent a duly completed and executed Accession Letter; and (ii) the Covered Facility Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Covered Facility Agent. (b) The Covered Facility Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent). (c) Other than to the extent that the Majority Lenders notify the Covered Facility Agent in writing to the contrary before the Covered Facility Agent gives the notification described in clause 30.2(b) above, the Lenders authorise (but do not require) the Covered Facility Agent to give that notification. The Covered Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. Resignation of a Guarantor (a) The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Covered Facility Agent a Resignation Letter. (b) The Covered Facility Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case). EXECUTION VERSION Ashurst 119 31. Role of the Covered Facility Agent, the Arrangers and the Green Loan Coordinator Appointment of the Covered Facility Agent (a) Each of the Arrangers, the Lenders and the Green Loan Coordinator appoints the Covered Facility Agent to act as its agent under and in connection with the Finance Documents and the Finnvera Guarantee. (b) Each of the Arrangers, the Lenders and the Green Loan Coordinator authorises the Covered Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Covered Facility Agent under or in connection with the Finance Documents and the Finnvera Guarantee together with any other incidental rights, powers, authorities and discretions. (c) Each of the Arrangers, the Green Loan Coordinator and the Lenders hereby exempts the Covered Facility Agent from the restrictions pursuant to the second alt (multi-representation) of section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law. (d) Instructions (e) The Covered Facility Agent shall: (i) unless a contrary indication appears in a Finance Document or the Finnvera Guarantee, exercise or refrain from exercising any right, power, authority or discretion vested in it as Covered Facility Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with clause 31.1(e)(i) above. (f) The Covered Facility Agent shall be entitled to request instructions, or clarification of any instruction, from Finnvera, the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Covered Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (g) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document or the Finnvera Guarantee, any instructions given to the Covered Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (h) The Covered Facility Agent may refrain from acting in accordance with any instructions of Finnvera, any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may EXECUTION VERSION Ashurst 120 include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (i) In the absence of instructions, the Covered Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (j) The Covered Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document or the Finnvera Guarantee. Duties of the Covered Facility Agent (a) The Covered Facility Agent's duties under the Finance Documents and the Finnvera Guarantee are solely mechanical and administrative in nature. (b) Subject to clause 31.2(c) below, the Covered Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Covered Facility Agent for that Party by any other Party. (c) Without prejudice to clause 29.8 (Copy of Transfer Certificate or Assignment Agreement ) or clause 29.11 (Lender Affiliates and Facility Office), clause 31.2(b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Substitute Affiliate Lender Designation Notice. (d) Except where a Finance Document or the Finnvera Guarantee specifically provides otherwise, the Covered Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Covered Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default or Finnvera Guarantee Event, it shall promptly notify the other Finance Parties. (f) If the Covered Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Covered Facility Agent or the Arrangers) under this Agreement, it shall promptly notify the other Finance Parties and Finnvera. (g) The Covered Facility Agent shall provide to the Parent, within five Business Days of a request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Covered Facility Agent to that Lender under the Finance Documents. (h) The Covered Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party and the Finnvera Guarantee (and no others shall be implied). EXECUTION VERSION Ashurst 121 Role of the Arrangers and Green Loan Coordinator Except as specifically provided in the Finance Documents: (a) the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document; and (b) the Green Loan Coordinator has no obligations of any kind to any other Party under or in connection with any Finance Documents. No fiduciary duties (a) Nothing in any Finance Document or the Finnvera Guarantee constitutes the Covered Facility Agent, the Arrangers or the Green Loan Coordinator as a trustee or fiduciary of any other person. (b) Neither the Covered Facility Agent, the Arrangers nor the Green Loan Coordinator shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. Business with the Group The Covered Facility Agent, the Lenders, the Arrangers and the Green Loan Coordinator may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. Rights and discretions (a) The rights and discretions set out in this clause 31.6 are without prejudice to any provisions of the Finnvera Guarantee. (b) The Covered Facility Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents and the Finnvera Guarantee; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person; (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of clause 31.6(b)(ii)(A) above, may assume the truth and accuracy of that certificate. (c) The Covered Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

EXECUTION VERSION Ashurst 122 (i) no Default has occurred (unless it has actual knowledge of a Default arising under clause 27.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Parent (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors. (d) The Covered Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (e) Without prejudice to the generality of clause 31.6(d) above or clause 31.6(f) below, the Covered Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Covered Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Covered Facility Agent in its reasonable opinion deems this to be necessary. (f) The Covered Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Covered Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (g) The Covered Facility Agent may act in relation to the Finance Documents and the Finnvera Guarantee (as applicable) through its officers, employees and agents. (h) Unless a Finance Document expressly provides otherwise, the Covered Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement or the Finnvera Guarantee. (i) Without prejudice to the generality of clause 31.6(h) above, the Covered Facility Agent: (i) may disclose; and (ii) on the written request of the Parent or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Parent and to the other Finance Parties. (j) Notwithstanding any other provision of any Finance Document or the Finnvera Guarantee to the contrary, neither the Covered Facility Agent, any of the Arrangers nor the Green Loan Coordinator is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (k) Notwithstanding any provision of any Finance Document or the Finnvera Guarantee to the contrary, the Covered Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. EXECUTION VERSION Ashurst 123 Responsibility for documentation Neither the Covered Facility Agent, any of the Arrangers nor the Green Loan Coordinator is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Covered Facility Agent, any of the Arrangers, the Green Loan Coordinator, an Obligor or any other person in or in connection with any Finance Document, the Finnvera Guarantee or the Information Package or the transactions contemplated in the Finance Documents, the Finnvera Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Finnvera Guarantee; or (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Finnvera Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Finnvera Guarantee; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. No duty to monitor The Covered Facility Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document or the Finnvera Guarantee; or (c) whether any other event specified in any Finance Document or Finnvera Guarantee has occurred. Exclusion of liability (a) Without limiting clause 31.9(b) below (and without prejudice to any other provision of any Finance Document or the Finnvera Guarantee excluding or limiting the liability of the Covered Facility Agent), the Covered Facility Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Finnvera Guarantee, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Finnvera Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Finnvera Guarantee other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of clauses 31.9(a)(i) and 31.9(a)(ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including EXECUTION VERSION Ashurst 124 any claim based on the fraud of the Covered Facility Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Covered Facility Agent) may take any proceedings against any officer, employee or agent of the Covered Facility Agent in respect of any claim it might have against the Covered Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, the Finnvera Guarantee and any officer, employee or agent of the Covered Facility Agent may rely on this clause 31.9 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act. (c) The Covered Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents or the Finnvera Guarantee to be paid by the Covered Facility Agent if the Covered Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Covered Facility Agent for that purpose. (d) Nothing in this Agreement shall oblige the Covered Facility Agent, any of the Arrangers nor the Green Loan Coordinator to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Covered Facility Agent, the Arrangers and the Green Loan Coordinator that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Covered Facility Agent, the Arrangers or the Green Loan Coordinator. (e) Without prejudice to any provision of any Finance Document or the Finnvera Guarantee excluding or limiting the Covered Facility Agent's liability, any liability of the Covered Facility Agent arising under or in connection with any Finance Document or the Finnvera Guarantee shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Covered Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Covered Facility Agent at any time which increase the amount of that loss. In no event shall the Covered Facility Agent be liable for EXECUTION VERSION Ashurst 125 any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Covered Facility Agent has been advised of the possibility of such loss or damages. Lenders' indemnity to the Covered Facility Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Covered Facility Agent, within ten (10) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Covered Facility Agent (otherwise than by reason of the Covered Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 34.12 (Disruption to payment systems, etc.), notwithstanding the Covered Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Covered Facility Agent) in acting as Covered Facility Agent under the Finance Documents or the Finnvera Guarantee (unless the Covered Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document or the Finnvera Guarantee). Resignation of the Covered Facility Agent (a) The Covered Facility Agent may, subject to obtaining the prior consent of Finnvera, resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Parent. (b) Alternatively the Covered Facility Agent may resign by giving 30 days' notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Covered Facility Agent which shall not be incorporated or acting through an office situated in a Non- Cooperative Jurisdiction. (c) The Parent may, on no less than 30 days' prior notice to the Covered Facility Agent, require the Lenders to replace the Covered Facility Agent and appoint a replacement Covered Facility Agent if any amount payable under a Finance Document by a French Guarantor becomes not deductible from that Obligor's taxable income for French tax purposes by reason of that amount (i) being paid or accrued to a Covered Facility Agent incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of that Covered Facility Agent in a financial institution situated in a Non-Cooperative Jurisdiction. In this case, the Covered Facility Agent shall resign and a replacement Covered Facility Agent shall be appointed by the Majority Lenders (after consultation with the Parent) within 30 days after notice of replacement was given. (d) If the Majority Lenders have not appointed a successor Covered Facility Agent in accordance with clause 31.11(b) above within 20 days after notice of resignation was given, the retiring Covered Facility Agent (after consultation with the Parent) may appoint a successor Covered Facility Agent. (e) If the Covered Facility Agent wishes to resign because it has concluded that it is no longer appropriate for it to remain as agent and the Covered Facility Agent is entitled to appoint a successor Covered Facility Agent under clause 31.11(d) above, the Covered Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Covered Facility Agent to become a party to this Agreement as Covered Facility Agent)

EXECUTION VERSION Ashurst 126 agree with the proposed successor agent amendments to this clause 31 and any other term of this Agreement dealing with the rights or obligations of the Covered Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Covered Facility Agent 's normal fee rates and those amendments will bind the Parties. (f) The retiring Covered Facility Agent shall make available to the successor Covered Facility Agent such documents and records and provide such assistance as the successor Covered Facility Agent may reasonably request for the purposes of performing its functions as Covered Facility Agent under the Finance Documents and the Finnvera Guarantee. The Parent shall, within three Business Days of demand, reimburse the retiring Covered Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (g) The Covered Facility Agent's resignation notice shall only take effect upon the later of: (i) the appointment of a successor; and (ii) the transfer of the Finnvera Guarantee to that successor. (h) Upon the appointment of a successor, the retiring Covered Facility Agent shall be discharged from any further obligation in respect of the Finance Documents and the Finnvera Guarantee (other than its obligations under clause 31.11(f) above) but shall remain entitled to the benefit of clause 16.3 (Indemnity to the Covered Facility Agent) and this clause 31 (and any agency fees for the account of the retiring Covered Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (i) The Covered Facility Agent shall resign in accordance with clause 31.11(b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Covered Facility Agent pursuant to clause 31.11(d) above) if on or after the date which is three Months before the earliest FATCA Application Date relating to any payment to the Covered Facility Agent under the Finance Documents or the Finnvera Guarantee, either: (i) the Covered Facility Agent fails to respond to a request under clause 14.8 (FATCA Information) and the Parent or a Lender reasonably believes that the Covered Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Covered Facility Agent pursuant to clause 14.8 (FATCA Information) indicates that the Covered Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Covered Facility Agent notifies the Parent and the Lenders that the Covered Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the EXECUTION VERSION Ashurst 127 Covered Facility Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Covered Facility Agent, requires it to resign. Replacement of the Covered Facility Agent (a) Subject to clause 31.12(b), after consultation with the Parent, the Majority Lenders may, by giving 30 days' notice to the Covered Facility Agent (or, at any time the Covered Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Covered Facility Agent by appointing a successor Covered Facility Agent. (b) The successor Covered Facility Agent must be the same entity as any equivalent successor Covered Facility Agent under the Commercial Facility Agreement. (c) The retiring Covered Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Covered Facility Agent such documents and records and provide such assistance as the successor Covered Facility Agent may reasonably request for the purposes of performing its functions as Covered Facility Agent under the Finance Documents. (d) The appointment of the successor Covered Facility Agent shall take effect on the later of: (i) the date specified in the notice from the Majority Lenders to the retiring Covered Facility Agent; (ii) the date of the transfer of the Finnvera Guarantee to that successor; and (iii) the date that the same successor Uncovered Facility Agent is appointed under the Commercial Facility Agreement. (e) As from this date, the retiring Covered Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 31.12(c) above) but shall remain entitled to the benefit of clause 16.3 (Indemnity to the Covered Facility Agent) and this clause 31 (and any agency fees for the account of the retiring Covered Facility Agent shall cease to accrue from (and shall be payable on) that date). (f) Any successor Covered Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. Confidentiality (a) In acting as agent for the Finance Parties, the Covered Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Covered Facility Agent, it may be treated as confidential to that division or department and the Covered Facility Agent shall not be deemed to have notice of it. (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Covered Facility Agent, any of the Arrangers nor the Green Loan Coordinator is obliged to disclose to any other person (i) any Confidential Information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. EXECUTION VERSION Ashurst 128 Relationship with the Lenders (a) Subject to clause 29.10 (Pro rata interest settlement), the Covered Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Covered Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document or the Finnvera Guarantee on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document or the Finnvera Guarantee made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Covered Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents or the Finnvera Guarantee. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under clause 36.6 (Electronic communication) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address electronic mail address (or such other information), department and officer by that Lender for the purposes of clause 36.2 (Addresses) and clause 36.6(b) (Electronic communication) and the Covered Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document or the Finnvera Guarantee, each Lender confirms to the Covered Facility Agent, the Arrangers and the Green Loan Coordinator that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document and the Finnvera Guarantee including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Finnvera Guarantee and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Finnvera Guarantee; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents, the Finnvera Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Finnvera Guarantee; and (d) the adequacy, accuracy or completeness of the Information Package and any other information provided by the Covered Facility Agent, any Party or by any EXECUTION VERSION Ashurst 129 other person under or in connection with any Finance Document the Finnvera Guarantee, the transactions contemplated by any Finance Document, the Finnvera Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Finnvera Guarantee. Deduction from amounts payable by the Covered Facility Agent If any Party owes an amount to the Covered Facility Agent under the Finance Documents or the Finnvera Guarantee, the Covered Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Covered Facility Agent would otherwise be obliged to make under the Finance Documents or the Finnvera Guarantee and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents or the Finnvera Guarantee that Party shall be regarded as having received any amount so deducted. Resignation of the Green Loan Coordinator (a) Subject to clause 31.17(b) below, if the Green Loan Coordinator wishes to retire, it can appoint a successor Green Loan Coordinator by notice to the other Parties. (b) The prior consent of the Majority Lenders (in consultation with the Borrower) is required for the appointment of a successor Green Loan Coordinator unless the successor Green Loan Coordinator is another Lender or an Affiliate of any Lender. (c) The retiring Green Loan Coordinator shall, at its own cost, make available to the successor Green Loan Coordinator such documents and records and provide such assistance as the successor Green Loan Coordinator may reasonably request for the purposes of performing its functions as Green Loan Coordinator under the Finance Documents. (d) The appointment of the successor Green Loan Coordinator shall take effect on the date specified in the notice in accordance with clause 31.17(a) above. As from this date, the retiring Green Loan Coordinator shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 31.17(c) above). (e) Any successor Green Loan Coordinator and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. Amounts paid in error (a) If the Covered Facility Agent pays an amount to another Finance Party and the Covered Facility Agent notifies that Finance Party that such payment was an Erroneous Payment, then the Finance Party to whom that amount was paid by the Covered Facility Agent shall on demand refund the same to the Covered Facility Agent. (b) Neither: (i) the obligations of any Finance Party to the Covered Facility Agent; nor (ii) the remedies of the Covered Facility Agent, (whether arising under this clause (e) or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this

EXECUTION VERSION Ashurst 130 clause 31.18(b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Covered Facility Agent or any other Finance Party). (c) All payments to be made by a Finance Party to the Covered Facility Agent (whether made pursuant to this clause (e) or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. (d) In this Agreement, Erroneous Payment means a payment of an amount by the Covered Facility Agent to another Finance Party which the Covered Facility Agent determines (in its sole discretion) was made in error. Payments in respect of any French Guarantors (a) The Covered Facility Agent shall, in respect of any payment received or made under this Agreement or any other Finance Document by or to French Guarantors, take any necessary action (including, if required, by entering into any agreement with any credit institution (établissement de crédit) or financing company (société de financement) duly authorized) in order to ensure that such payments shall be made to or by the Covered Facility Agent in accordance with any applicable laws and regulations. (b) For the avoidance of doubt, this clause 31.19 shall not apply to any fees or commissions paid to the Covered Facility Agent. Finnvera Guarantee confirmations Each Lender confirms to the Covered Facility Agent prior to, or on, the first Utilisation Date that: (a) it has been provided with a copy of the Finnvera Guarantee and has made (and shall continue to make) its own independent investigation and assessment of the Finnvera Guarantee; (b) the Covered Facility Agent entered into the Finnvera Guarantee on behalf of the Lenders (and ratifies the acceptance on its behalf of the Finnvera Guarantee already accepted by the Covered Facility Agent); (c) the Covered Facility Agent and Finnvera have been provided with all information requested from it by the Covered Facility Agent in order for the Covered Facility Agent to enter into the Finnvera Guarantee; (d) all information provided by it to the Covered Facility Agent in relation to the Finnvera Guarantee is correct, complete and up to date and is not misleading; (e) any communication between it and Finnvera in connection with the Finnvera Guarantee or any Finance Document shall be made through the Covered Facility Agent; and (f) any representations and warranties made or to be made by the Covered Facility Agent (on its behalf) to Finnvera or in the Finnvera Guarantee, are or will be true in all material respects as at the date such representations or warranties are made. Covered Facility Agent notification right The Covered Facility Agent as the guarantee holder (acting as Covered Facility Agent for and on behalf of the Finance Parties) under the Finnvera Guarantee may inform Finnvera of: EXECUTION VERSION Ashurst 131 (a) any increase or material change in any risk covered by the Finnvera Guarantee (including without limitation any change in the financial condition of any Obligor) that the Covered Facility Agent is notified of by any Lender as materially increasing the risk of loss under the Finance Documents; (b) the occurrence of any Default; (c) the date and amount of each Utilisation; and (d) any changes to the repayment schedule and the rate of interest applicable for each Interest Period, and may provide Finnvera with any other information regarding the Project, the Borrower or any other Obligor and the Facility to the extent it is required to do so under the terms of the Finnvera Guarantee or for the purposes of ensuring the continuing validity of the Finnvera Guarantee, including without limitation: (i) confirmation of Schedule 12 (Repayment Schedule) hereunder within ten days of the end of the Availability Period or any subsequent adjustment to the repayment schedule; (ii) the amount of principal and interest falling due on any scheduled repayment date or interest payment date hereunder; and (iii) non-payment of any amount due and payable under the Finance Documents within ten days of the due date of such amount. 32. Conduct of Business by the Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 33. Sharing among the Finance Parties Payments to Finance Parties If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 34 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Covered Facility Agent; (b) the Covered Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Covered Facility Agent and distributed in accordance with clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Covered Facility Agent in relation to the receipt, recovery or distribution; and EXECUTION VERSION Ashurst 132 (c) the Recovering Finance Party shall, within three Business Days of demand by the Covered Facility Agent, pay to the Covered Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Covered Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 34.6 (Partial payments). Redistribution of payments The Covered Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 34.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties. Recovering Finance Party's rights On a distribution by the Covered Facility Agent under clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Covered Facility Agent, pay to the Covered Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. Exceptions (a) This clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause 33, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. EXECUTION VERSION Ashurst 133 34. Payment mechanics Payments to the Covered Facility Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Covered Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Covered Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Covered Facility Agent, in each case, specifies, other than a Non-Cooperative Jurisdiction. Distributions by the Covered Facility Agent Each payment received by the Covered Facility Agent under the Finance Documents or the Finnvera Guarantee for another Party shall, subject to clause 34.3 (Distributions to an Obligor) and clause 34.4 (Clawback and pre-funding), be made available by the Covered Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Covered Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency, other than a Non- Cooperative Jurisdiction. Distributions to an Obligor The Covered Facility Agent may (with the consent of the Obligor or in accordance with clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. Clawback and pre-funding (a) Where a sum is to be paid to the Covered Facility Agent under the Finance Documents or the Finnvera Guarantee for another Party, the Covered Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless clause 34.4(c) below applies, if the Covered Facility Agent pays an amount to another Party and it proves to be the case that the Covered Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Covered Facility Agent shall on demand refund the same to the Covered Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Covered Facility Agent, calculated by the Covered Facility Agent to reflect its cost of funds. (c) If the Covered Facility Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders, then if and to the extent that the Covered Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

EXECUTION VERSION Ashurst 134 (i) the Covered Facility Agent shall notify the Parent of that Lender's identity and the Borrower shall on demand refund it to the Covered Facility Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Covered Facility Agent the amount (as certified by the Covered Facility Agent) which will indemnify the Covered Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. Impaired Agent (a) If, at any time, the Covered Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Covered Facility Agent in accordance with clause 34.1 (Payments to the Covered Facility Agent) may instead either: (i) pay that amount direct to the required recipient(s); or (ii) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of the definition of "Acceptable Bank" and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties). In each case such payments must be made on the due date for payment under the Finance Documents. (b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements. (c) A Party which has made a payment in accordance with this clause 34.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. (d) Promptly upon the appointment of a successor Covered Facility Agent in accordance with clause 31.12 (Replacement of the Covered Facility Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to clause 34.5(e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Covered Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with clause 34.2 (Distributions by the Covered Facility Agent). (e) A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (i) that it has not given an instruction pursuant to clause 34.5(d) above; and (ii) that it has been provided with the necessary information by that Recipient Party, EXECUTION VERSION Ashurst 135 give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party. Partial payments (a) If the Covered Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents or the Finnvera Guarantee, the Covered Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid amount owing to the Covered Facility Agent under the Finance Documents and any costs and expenses incurred by Finnvera pursuant to clause 18.3 (Enforcement costs); (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Covered Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in clauses 34.6(a)(ii) to 34.6(a)(iv) above. (c) Clauses 34.6(a) and 34.6(b) above will override any appropriation made by an Obligor. No discharge on payment by Finnvera Notwithstanding any other provision of the Finance Documents, a payment by Finnvera to the Finance Parties under the Finnvera Guarantee will not discharge any Obligor from its payment obligations to such Finance Party under any Finance Document. No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. Currency of account (a) Subject to clauses 34.10(b) and 34.10(c) below, euro is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. EXECUTION VERSION Ashurst 136 (c) Any amount expressed to be payable in a currency other than euro shall be paid in that other currency. Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Covered Facility Agent (after consultation with the Parent); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Covered Facility Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Covered Facility Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. Disruption to payment systems, etc. If either the Covered Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Covered Facility Agent is notified by the Parent that a Disruption Event has occurred: (a) the Covered Facility Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facility as the Covered Facility Agent may deem necessary in the circumstances; (b) the Covered Facility Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in clause 34.12(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Covered Facility Agent may consult with the Finance Parties in relation to any changes mentioned in clause 34.12(a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Covered Facility Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 40 (Amendments and waivers); (e) the Covered Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Covered Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 34.12; and EXECUTION VERSION Ashurst 137 (f) the Covered Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph clause 34.12(d) above. 35. Set-Off A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 36. Notices Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter. Addresses The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Parent (for itself and as Obligors' Agent): Bridgeview House (Building 11) Constantia Office Park Cnr 14th Avenue and Hendrik Potgieter Road Weltevreden Park 1709 South Africa Attention: Mr Charl Keyter Email: IR@sibanyestillwater.com (b) in the case of the Borrower: Toholammintie 496 69600 Kaustinen Finland Attention: Mr Tony Harris/Pieter Henning Email: tony.harris@sibanyestillwater.com and pieter.henning@sibanyestillwater.com (c) in the case of Stillwater Mining Company: 536 East Pike Ave Columbus Montana 59019 United States Attention: Mr Charl Keyter Email: IR@sibanyestillwater.com (d) in the case of Sibanye-Stillwater Sandouville Refinery:

EXECUTION VERSION Ashurst 138 Sandouville Refinery Zone Industrielle Portuaire du Havre Sandouville 76430 France Attention: Mr Charl Keyter Email: IR@sibanyestillwater.com (e) in the case of each Lender or any other Obligor, that notified in writing to the Covered Facility Agent on or prior to the date on which it becomes a Party; and (f) in the case of the Covered Facility Agent: NATIXIS 7 Promenade Germaine Sablon 75013 Paris, France Attention: Delphine Luque and Nour Kobeissi Email: delphine.luque@natixis.com and nour.kobeissi@natixis.com , (g) in the case of the Green Loan Coordinator: 2 King Edward Street London EC1A 1HQ Attention: Sustainability Banking Solutions Group and Damien Orban, Loan Capital Markets Email: emealendingopsagencybilat@bofa.com and damien.orban@bofa.com or any substitute address or department or officer as the Party may notify to the Covered Facility Agent (or the Covered Facility Agent may notify to the other Parties, if a change is made by the Covered Facility Agent) by not less than five Business Days' notice. Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 36.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Covered Facility Agent will be effective only when actually received by the Covered Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Covered Facility Agent's signature below (or any substitute department or officer as the Covered Facility Agent shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Covered Facility Agent. (d) Any communication or document made or delivered to the Borrower in accordance with this clause 36.3 will be deemed to have been made or delivered to each of the Obligors. EXECUTION VERSION Ashurst 139 (e) Any communication or document which becomes effective, in accordance with clauses 36.3(a) to 36.3(d) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day. Notification of address Promptly upon changing its address, the Covered Facility Agent shall notify the other Parties. Communication when Agent is Impaired Agent If the Covered Facility Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the Covered Facility Agent, communicate with each other directly and (while the Covered Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Covered Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed. Electronic communication (a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents or the Finnvera Guarantee may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means. (b) Each party referred to in paragraph (a) above must notify each other of any change to their address (including, for the avoidance of doubt, pursuant to clause 36.2 (Addresses) above) or any other such information supplied by them by not less than five Business Days' notice. (c) Any such electronic communication or document as specified in clause 36.6(a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery. (d) Any such electronic communication or document as specified in clause 36.6(a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Covered Facility Agent only if it is addressed in such a manner as the Covered Facility Agent shall specify for this purpose. (e) Any electronic communication or document which becomes effective, in accordance with clause 36.6(d) above, after 5 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (f) Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this clause 36.6. English language (a) Any notice given under or in connection with any Finance Document must be in English. EXECUTION VERSION Ashurst 140 (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Covered Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 37. Calculations and certificates Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice. 38. Partial invalidity If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 39. Remedies and waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 40. Amendments and waivers Required consents (a) Subject to clause 40.2 (All Lender matters) and clause 40.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders (with the consent of Finnvera) and the Obligors and any such amendment or waiver will be binding on all Parties. EXECUTION VERSION Ashurst 141 (b) The Covered Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 40. All Lender matters Subject to clause 40.4 (Replacement of Screen Rate), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of "Majority Lenders" in clause 1.1 (Definitions); (b) the definition of "Finnvera Guarantee Event" in clause 1.1 (Definitions); (c) an extension to the date of payment of any amount under the Finance Documents; (d) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (e) an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility; (f) a change to the Borrower or the Guarantors other than in accordance with clause 30 (Changes to the Obligors); (g) any provision which expressly requires the consent of all the Lenders; (h) clause 2.2 (Finance Parties' rights and obligations), clause 7.1 (Illegality), clause 8.1 (Change of control), clause 8.4 (General procedure in respect of specified prepayment events), clause 7.2 (Finnvera Guarantee Event), clause 29 (Changes to the Lenders), clause 33 (Sharing among the Finance Parties), this clause 40, clause 45 (Governing law) or clause 46.1 (Competent Jurisdiction and Enforcement); or (i) the nature or scope of the guarantee and indemnity granted under clause 19 (Guarantee and indemnity), shall not be made without the prior consent of all the Lenders and Finnvera. Other exceptions (a) An amendment or waiver which relates to the rights or obligations of the Covered Facility Agent, any of the Arrangers or the Green Loan Coordinator (each in their capacity as such) may not be effected without the consent of the Covered Facility Agent, that Arranger or the Green Loan Coordinator, as the case may be. (b) Any: (i) part of the definition of Green Loan, Green Financing Framework and any associated green loan or green financing framework definition; or (ii) provision of clauses 2.4 (Green Loan Material Event), 2.5 (Declassification Event of Green Loans), clause 20.26 (Use of Proceeds), clause 20.27 (Reports), clause 21.9 (Alignment with Green Loan Principles), clause 21.10 (Second Party Opinion and Annual Reporting) or any references to these clauses, may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

EXECUTION VERSION Ashurst 142 Replacement of Screen Rate (a) Subject to clause 40.3 (Other Exceptions), if a Screen Rate Replacement Event has occurred in relation to the Screen Rate for euro, any amendment or waiver which relates to: (i) providing for the use of a Replacement Benchmark in relation to euro in replacement of the Screen Rate; and (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (B) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Benchmark; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Covered Facility Agent (acting on the instructions of the Majority Lenders) and the Obligors. (b) If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 15 Business Days (or such a longer time period in relation to any request which the Borrower and the Covered Facility Agent may agree) of that request being made: (i) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. (c) In this clause 40.3: Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. Replacement Benchmark means a benchmark rate which is: EXECUTION VERSION Ashurst 143 (i) formally designated, nominated or recommended as the replacement for a Screen Rate by: (A) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or (B) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (B) above; (ii) in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or (iii) in the opinion of the Majority Lenders and the Obligors, an appropriate successor to the Screen Rate. Screen Rate Replacement Event means, in relation to a Screen Rate: (i) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Obligors, materially changed; (ii) (A) (aa) the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (bb) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate; (B) the administrator of the Screen Rate publicly announces that it has ceased or will cease to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate; (C) the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; or (D) the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; or (iii) the administrator of that Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (A) circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or EXECUTION VERSION Ashurst 144 (B) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than three months; or (iv) in the opinion of the Majority Lenders and the Obligors, the Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this agreement. Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining: (i) the Majority Lenders; or (ii) whether: (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or (B) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitment will be reduced by the amount of its Available Commitment and, to the extent that that reduction results in that Defaulting Lender's Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of clauses 40.5(a)(i) and 40.5(a)(ii) above. (b) For the purposes of this clause 40.5, the Covered Facility Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Covered Facility Agent that it has become a Defaulting Lender; and (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Covered Facility Agent) or the Covered Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. Excluded Commitments If: (a) any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or the Finnvera Guarantee or any vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made; or (b) any Lender, which is not a Defaulting Lender, fails to respond to such a request or such a vote within 15 Business Days of that request being made, unless, the Parent and the Covered Facility Agent agree to a longer time period in relation to any request: EXECUTION VERSION Ashurst 145 (i) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. Replacement of Lender (a) If: (i) any Lender becomes a Non-Consenting Lender (as defined in clause 40.7(d) below); or (ii) an Obligor becomes obliged to repay any amount in accordance with clause 7.1 (Illegality) or to pay additional amounts pursuant to clause 14.2 (Tax gross-up), clause 14.3 (Tax indemnity) or clause 15 (Increased Costs) to any Lender, then the Parent may, on 10 Business Days' prior written notice to the Covered Facility Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Parent, which is acceptable to the Covered Facility Agent and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest (to the extent that the Covered Facility Agent has not given a notification under clause 29.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. Such transfer shall be deemed (subject to satisfaction of clause 29.3(a)(ii) (Conditions of assignment or transfer)) to have been completed 10 Business Days after the transferee concerned delivers a Transfer Certificate or Assignment Agreement executed by it to the Lender concerned and pays the relevant amount to the Covered Facility Agent. (b) The replacement of a Lender pursuant to this clause 40.7 shall be subject to the following conditions: (i) the Parent shall have no right to replace the Covered Facility Agent; (ii) neither the Covered Facility Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender; (iii) in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 days after the date on which that Lender is deemed a Non-Consenting Lender; (iv) in no event shall the Lender replaced under this clause 40.7 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

EXECUTION VERSION Ashurst 146 (v) the Lender shall only be obliged to transfer its rights and obligations pursuant to clause 40.7(a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer. (c) A Lender shall perform the checks described in paragraph clause 40.7(b)(v) above as soon as reasonably practicable following delivery of a notice referred to in clause 40.7(a) above and shall notify the Covered Facility Agent and the Parent when it is satisfied that it has complied with those checks. (d) In the event that: (i) the Parent or the Covered Facility Agent (at the request of the Parent ) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; (ii) the consent, waiver or amendment in question requires the approval of all the Lenders; and (iii) the Majority Lenders have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender. Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Covered Facility Agent five Business Days' notice of cancellation of the Available Commitment of that Lender. (b) On the notice referred to in clause 40.8(a) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Covered Facility Agent shall, as soon as practicable after receipt of a notice referred to in clause 40.8(a) above, notify all the Lenders. Replacement of a Defaulting Lender (a) The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days' prior written notice to the Covered Facility Agent and such Lender: (i) replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to clause 2829 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; (ii) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to clause 29 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or (iii) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, EXECUTION VERSION Ashurst 147 to a Replacement Lender selected by the Parent, which is acceptable to the Covered Facility Agent and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either: (A) in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest (to the extent that the Covered Facility Agent has not given a notification under clause 29.10 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents; or (B) in an amount agreed between that Defaulting Lender, the Replacement Lender and the Parent and which does not exceed the amount described in clause 40.9(a)(iii)(A) above. (b) Such transfer shall be deemed (subject to satisfaction of clause 29.3(a)(ii) (Conditions of assignment or transfer)) to have been completed 10 Business Days after the transferee concerned delivers a Transfer Certificate or Assignment Agreement executed by it to the Lender concerned and pays the relevant amount to the Covered Facility Agent. (c) Any transfer of rights and obligations of a Defaulting Lender pursuant to this clause 40.9 shall be subject to the following conditions: (i) the Parent shall have no right to replace the Covered Facility Agent; (ii) neither the Covered Facility Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender; (iii) the transfer must take place no later than 10 Business Days after the notice referred to in clause 40.9(a) above; (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (v) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to clause 40.9(a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. (d) The Defaulting Lender shall perform the checks described in clause 40.9(c)(v) above as soon as reasonably practicable following delivery of a notice referred to in clause 40.9(a) above and shall notify the Covered Facility Agent and the Parent when it is satisfied that it has complied with those checks. 41. Confidential information Confidentiality (a) Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 41.2 (Disclosure of Confidential Information) and clause 41.3 (Disclosure to Authorised Press Sources and numbering service providers), and to ensure that EXECUTION VERSION Ashurst 148 all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. (b) Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU. Disclosure of Confidential Information Any Finance Party, without prejudice to the provisions of article L. 511-33 of the French Code monétaire et financier, may disclose: (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 41.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to: (i) Finnvera, (ii) the Finnish Ministry of Economic Affairs and Employment; and/or (iii) the competent authorities or agencies of the European Union, in each case, such Confidential Information as may be required to be disclosed by that Finance Party to comply with its obligations under the Finnvera Guarantee; (c) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom clause 41.2(c)(i) or 41.2(c)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clause 31.14(b) (Relationship with the Lenders)); EXECUTION VERSION Ashurst 149 (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 41.2(c)(i) or 41.2(c)(ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 29.9 (Security over Lenders' rights); (viii) who is a Party; or (ix) with the consent of the Parent; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to clauses 41.2(c)(i), 41.2(c)(ii) and 41.2(c)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to clause 41.2(c)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and (C) in relation to clauses 41.2(c)(v), 41.2(c)(vi) and 41.2(c)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; (d) to any person appointed by that Finance Party or by a person to whom clause 41.2(c)(i)or 41.2(c)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 41.2(d) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party;

EXECUTION VERSION Ashurst 150 (e) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and (f) to any "Finance Party" under the Parallel Facilities and including, in the case of Finnvera, any of their insurers, prospective insurers, prospective reinsurers, reinsurance brokers and any other provider of credit security such Confidential Information as may be required in connection with, and for the purposes of, any insurance or reinsurance. Disclosure to Authorised Press Sources and numbering service providers (a) Any Finance Party may, without prejudice to the provisions of article L. 511-33 of the French Code monétaire et financier, disclose to any Authorised Press Source and/or any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) the Signature Date; (v) clause 45 (Governing law); (vi) the names of the Covered Facility Agent, the Arrangers and the Green Loan Coordinator; (vii) date of each amendment and restatement of this Agreement; (viii) amounts of, and names of, the Facility (and any tranches); (ix) amount of Total Commitments; (x) currency of the Facility; (xi) type of the Facility; (xii) ranking of the Facility; (xiii) Final Maturity Date; (xiv) changes to any of the information previously supplied pursuant to clauses 41.3(a)(i) to 41.3(a)(xiii) above; and (xv) such other information agreed between such Finance Party and the Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services, and in respect of any disclosure to an Authorised Press Source, such information (for the avoidance of doubt excluding any information on financial covenants or Defaults) may (following notification to the Parent of such publication) be published in any of the following formats: EXECUTION VERSION Ashurst 151 (A) in press materials, including but not limited to channels and mediums belonging to the Authorised Press Sources; (B) in offers that the Covered Facility Agent submits in response to requests for proposals and similar tenders; (C) in marketing materials; and (D) in league table submissions. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Parent represents that none of the information set out in clauses 41.3(a)(i) to 41.3(a)(xv) above is, nor will at any time be, unpublished price-sensitive information. (d) The Covered Facility Agent shall notify the Parent and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Covered Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider. Disclosure by Finnvera Each Obligor acknowledges that Finnvera may, without prejudice to the provisions of article L. 511-33 of the French Code monétaire et financier, disclose: (i) publicly the following information: the name of the Borrower, the country for which goods and services are to be provided, a Finnvera category indicator relating to the amount of the Total Commitments, the tenor of the Facility and a general description of the Project to be financed under the Facility; and (ii) to any of its insurers, reinsurers, prospective insurers, prospective reinsurers, reinsurance brokers and any other provider of credit security such Confidential Information as may be required in connection with, and for the purposes of, any insurance or reinsurance if the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price- sensitive information. Entire agreement Without prejudice to the provisions of article L. 511-33 of the French Code monétaire et financier, this clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. EXECUTION VERSION Ashurst 152 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent: (a) of the circumstances of any disclosure of Confidential Information made pursuant to clause 41.2(c)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this clause 41. Continuing obligations The obligations in this clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 Months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 42. Confidentiality of funding rates Confidentiality and disclosure (a) The Covered Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by clauses 42.1(b) and 42.1(c) below. (b) The Covered Facility Agent may, without prejudice to the provisions of article L. 511-33 of the French Code monétaire et financier, disclose: (i) any Funding Rate to the Borrower pursuant to clause 10.4 (Notification of rates of interest); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Covered Facility Agent and the relevant Lender. (c) The Covered Facility Agent may, without prejudice to the provisions of article L. 511-33 of the French Code monétaire et financier, disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to: EXECUTION VERSION Ashurst 153 (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this clause 42.1(c)(i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Covered Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Covered Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. Related obligations (a) The Covered Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Covered Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. (b) The Covered Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to clause 42.1(c)(ii) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this clause 42. No Event of Default No Event of Default will occur under clause 7.2 (Other obligations) by reason only of an Obligor's failure to comply with this clause 42. 43. Data privacy (a) Each Party undertakes to collect and process all personal data in compliance with any current data protection laws and regulations applicable to the Party's

EXECUTION VERSION Ashurst 154 processing of these data, including without limitation, with (i) French Law No. 78- 17 of 6 January 1978 on Information Technology, Data Files and Civil Liberties, as amended, and (ii) the European Union Regulation (EU) 2016/679 of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (General Data Protection Regulation/GDPR). (b) In relation to Natixis, information explaining why and how Natixis intends to use this data, how long shall be retained and the rights the Obligors have on the data are available at: https://natixis.groupebpce.com/data-protection/. Natixis shall promptly communicate any change made to this information. 44. Counterparts Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 45. Governing law This Agreement (other than clause 46 (Competent Jurisdiction and Enforcement)) and any non-contractual obligations arising out of or in connection with it are governed by English law. 46. Competent Jurisdiction and Enforcement Arbitration (a) This clause 46 shall be governed by French law. (b) Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (for the purpose of this clause 46 a Dispute) shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (for the purpose of this clause 46, the Rules). (c) The Rules are incorporated by reference into this clause 46 and capitalised terms used in this clause 46 which are not otherwise defined in this Agreement have the meaning given to them in the Rules. (d) The number of arbitrators shall be three. The arbitrators nominated by the parties shall jointly nominate the third arbitrator who, subject to confirmation by the ICC Court, will act as president of the arbitral tribunal. (e) The seat or legal place of arbitration shall be Paris, France. (f) The language used in the arbitral proceedings shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation. Each arbitrator shall be English law qualified and have 10 years' practicing experience. (g) Service by the Secretariat of any Request for Arbitration made pursuant to this clause 46 shall be at the address given for the sending of notices under this Agreement in clause 36 (Notices) and in a manner provided for in that clause. EXECUTION VERSION Ashurst 155 (h) If, at the case management conference, it appears to the Arbitral Tribunal that there is or may be no real prospect of a party succeeding on any or all of the claims made in the arbitration or of successfully defending any or all of the claims made in the arbitration, the Arbitral Tribunal may determine such claim(s) by a summary procedure if it considers that it is in the interests of justice to do so. The parties may make submissions about whether this is an appropriate procedure. In the event that a summary procedure is adopted, the Arbitral Tribunal shall proceed to determine such claim(s) as soon as reasonably practicable. The Arbitral Tribunal may call for further short written submissions in relation to such claim(s) and shall only hold an oral hearing to determine by way of award such claim(s) if it feels that it is necessary to do so. The Arbitral Tribunal may decide in its award to determine by the summary procedure only certain claims advanced in the arbitration. (i) Each party waives any objection, on the basis that a Dispute has been resolved in a manner contemplated in this clause 46, to the validity and/or enforcement of any arbitral award made by an Arbitral Tribunal following the Dispute being resolved in that manner. (j) For the avoidance of doubt, where an Arbitral Tribunal is appointed under this Agreement, the whole of its award is deemed for the purposes of the New York Convention on the Recognition and Enforcement of Arbitral Awards 1958 to be contemplated by this Agreement. (k) Nothing in this clause 46 shall interfere with, override or otherwise erode the Lenders’ privileges and immunities as set out in the EU treaties including, without limitation, the inviolability of its archives and the Lender expressly reserved its rights in this regard. USA Patriot Act Each Finance Party that is subject to the requirements of the USA Patriot Act hereby notifies each Obligor that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow that Finance Party to identify the Obligors in accordance with the USA Patriot Act. Each Obligor agrees that it will provide each Finance Party with such information as it may request in order for that Finance Party to satisfy the requirements of the USA Patriot Act. 47. Bail-In Contractual recognition of bail-in Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and EXECUTION VERSION Ashurst 156 (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. Bail-in definitions In this clause 47: Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; Bail-In Action means the exercise of any Write-down and Conversion Powers; Bail-In Legislation means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to the United Kingdom, the UK Bail-In Legislation; EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway; EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time; Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers; UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and Write-down and Conversion Powers means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail- In Legislation in the EU Bail-In Legislation Schedule; and (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers. IN WITNESS whereof this Agreement has been entered into on the date stated at the beginning of this Agreement. EXECUTION VERSION Ashurst 157

EXECUTION VERSION

Schedule 1

The Parties

Part 1 The Original Guarantors

Original Guarantors	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Sibanye Stillwater Limited	South Africa	2014/243852/06
Keliber Oy	Finland	0752546-7
Sibanye Gold Proprietary Limited	South Africa	2002/031431/07
Stillwater Mining Company	Delaware (United States)	81-0480654
Kroondal Operations Proprietary Limited	South Africa	2000/000341/07
Western Platinum Proprietary Limited	South Africa	1963/003589/07
Sibanye Rustenburg Platinum Mines Proprietary Limited	South Africa	2015/305479/07
Eastern Platinum Proprietary Limited	South Africa	1987/070294/07
Sibanye-Stillwater Sandouville Refinery	France	817 398 993 R.C.S Le Havre

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EXECUTION VERSION

Part 2 - The Original Finnvera Covered Lenders

Name of Original Finnvera Covered Lender	Commitment (EUR)
Bank of America Europe Designated Activity Company	EUR 31,250,000.00
Natixis	EUR 43,750,000.00
ING Bank, a branch of ING-DiBa AG	EUR 42,500,000.00
Intesa Sanpaolo Bank Luxembourg S.A.	EUR 42,500,000.00
Danske Bank A/S, Finland Branch	EUR 30,000,000.00
HSBC Continental Europe	EUR 30,000,000.00
Mizuho Bank, Ltd.	EUR 30,000,000.00
Total	EUR250,000,000

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EXECUTION VERSION

Schedule 2

Conditions precedent

Part 1 - Conditions precedent to Initial Utilisation

1. Original Obligors

(a) A copy of the constitutional documents of each Original Obligor.

(b) A copy of a resolution of the board of directors/ relevant corporate body (as applicable) of each Original Obligor:

(i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii) in the case of each Original Guarantor incorporated in South Africa:

(A) complying with the requirements of section 45(3)(b) and section 45(4) of the Companies Act in connection with any financial assistance to be granted by that Original Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party;

(B) complying with the requirements of section 46 of the Companies Act in connection with any "distribution" (as defined in the Companies Act) that may arise as a result of its entry into the Finance Documents to which it is a party; and

(C) complying with the requirements of section 75 of the Companies Act in connection with the disclosure of any personal financial interest which a director may have in respect of a matter to be considered by the board of directors;

(iii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iv) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph 1(b) of Part 1 of Schedule 2 above.

(d) To the extent required under applicable law, any other applicable law or the constitutional documents of an Original Obligor a copy of a resolution duly passed by the holders of the issued shares of that Original Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Original Obligor is a party.

(e) A copy of a special resolution of the shareholders of each Original Guarantor incorporated in South Africa approving, in accordance with section 45(3)(a)(ii) of the Companies Act, any financial assistance to be granted by that Original

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EXECUTION VERSION

Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party.

(f) A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(g) A certificate of the Parent (signed by a director) confirming as at the Signature Date that:

(i) no Default has occurred or is continuing or will result from the execution of the Finance Documents or, if a Default has occurred and is continuing describing that Default and the steps being taken to remedy it; and

(ii) the representations given by it under the Finance Documents are correct in all respects or, if any such representation is not correct in all respects, describing the relevant misrepresentation and the steps being taken to remedy it.

(h) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

(i) If such Original Obligor is a US Guarantor, a certificate confirming the existence and good standing (including verification of tax status, if generally available) of such US Guarantor from the appropriate governmental authorities in such US Guarantor's jurisdiction of organisation, issued not more than 10 days prior to the Signature Date.

(j) With respect to any French Guarantor:

(i) a reference to its constitutional documents in paragraph 1(a) above means its up-to-date articles of association (statuts);

(ii) a copy of a Kbis extract, an insolvency certificate (certificat de non-faillite) and lien searches (état des privilèges et nantissements) dated no more than 15 days from the Signature Date;

(k) if applicable, a power of attorney granted by the legal representative of any French Guarantor authorizing one or several persons to execute, deliver and perform the Finance Documents to which that French Guarantor is a party or any other document delivered in connection herewith on or about the Signature Date and certifying that such power of attorney has not been modified, rescinded or amended and is in full force and effect.

2. Finance Documents

A duly executed original of each of the following Finance Documents:

(a) this Agreement; and

(b) the Fee Letters.

Ashurst 161

EXECUTION VERSION Ashurst 162 3. Legal opinions (a) A legal opinion of Ashurst LLP, legal advisers to the Arrangers and the Covered Facility Agent in England, substantially in the form distributed to the Covered Facility Agent prior to the Signature Date. (b) A legal opinion of Linklaters LLP, legal advisors to the Obligors in the United States, substantially in the form distributed to the Original Finnvera Covered Lenders prior to the Signature Date. (c) A legal opinion of Webber Wentzel, legal advisers to the Obligors in South Africa, substantially in the form distributed to the Original Finnvera Covered Lenders prior to the Signature Date. (d) A legal opinion of Linklaters LLP, legal advisers to the Obligors in France, substantially in the form distributed to the Original Finnvera Covered Lenders prior to the Signature Date. (e) A legal opinion of Borenius Attorneys Ltd, legal advisers to the Arrangers and the Covered Facility Agent in Finland, substantially in the form distributed to the Original Finnvera Covered Lenders prior to the Signature Date. 4. Other documents and evidence (a) A copy of any other Authorisation or other document, opinion or assurance which the Covered Facility Agent considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. (b) Evidence that all requisite South African regulatory approvals have been obtained in respect of the Finance Documents, including exchange control approval by the Financial Surveillance Department of the South African Reserve Bank. (c) The Original Financial Statements of each Original Obligor. (d) Evidence that the fees, costs and expenses then due from the Parent pursuant to clause 13 (Fees) (other than the Finnvera Handling Fee) and clause 18 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date. (e) The Group Structure Chart. (f) A copy of any other document, authorisation, opinion or assurance specified by the Covered Facility Agent. (g) The Second Party Opinion. (h) The Green Financing Framework. (i) Evidence acceptable to all Lenders that a minimum aggregate equity injection into the Borrower (or Keliber with a Subordinated Shareholder Loan onwards to the Borrower) of EUR 250,000,000 representing a specified percentage of the Project and ancillary (whether direct or indirect) costs has already been spent in the financing of the Project. (j) Report from the Independent E&S and Technical Consultant dated February 2024, analysing the adequacy of the Equity Contribution in paragraph (i) above, EXECUTION VERSION Ashurst 163 together with this Facility and the other Parallel Facilities, to fund all Project Costs forecasted by the Borrower (including showing appropriate minimum liquidity) and highlighting potential cost overruns. (k) Signed copies of the other Parallel Facilities. (l) A copy of the final technical and environmental and social due diligence report from the Independent E&S and Technical Consultant. (m) A copy of the Financial Model, including tax assumptions, the Life of Mine Plan and the Base Case Model demonstrating compliance with financial covenants. (n) A climate change vulnerability risk assessment in form and substance satisfactory to the Covered Facility Agent (acting on behalf of the Lenders). EXECUTION VERSION Ashurst 164 Part 2 - Conditions precedent required to be delivered by an Additional Guarantor 1. An Accession Letter, duly executed by the Additional Guarantor and the Borrower. 2. A copy of the constitutional documents of the Additional Guarantor. 3. A copy of a resolution of the board of directors of the Additional Guarantor: (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter; (b) in the case of an Additional Guarantor incorporated in South Africa and to the extent applicable: (i) complying with the requirements of section 45(3)(b) and section 45(4) of the Companies Act in connection with any financial assistance to be granted by that Additional Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party; (ii) complying with the requirements of section 46 of the Companies Act in connection with any "distribution" (as defined in the Companies Act) that may arise as a result of its entry into the Finance Documents to which it is a party; and (iii) complying with the requirements of section 75 of the Companies Act in connection with the disclosure of any personal financial interest which a director may have in respect of a matter to be considered by the board of directors. (c) authorising a specified person or persons to execute the Accession Letter on its behalf; and (d) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents. 4. Each Guarantor incorporated in South Africa as at the date on which each Additional Guarantor accedes to the Agreement in accordance with clause 30 (Changes to the Obligors) is required to deliver the following documents to the Covered Facility Agent in a form and substance acceptable to the Covered Facility Agent: (a) to the extent applicable, a resolution of the board of directors of such Guarantor; (i) complying with the requirements of section 45(3)(b) and section 45(4) of the Companies Act in connection with any financial assistance to be granted by that Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party; (ii) complying with the requirements of section 46 of the Companies Act in connection with any "distribution" (as defined in the Companies Act) that may arise as a result of its entry into the Finance Documents to which it is a party; and (iii) complying with the requirements of section 75 of the Companies Act in connection with the disclosure of any personal financial interest which a EXECUTION VERSION Ashurst 165 director may have in respect of a matter to be considered by the board of directors; (b) to the extent required by the Companies Act, any other applicable law or the constitutional documents of the Guarantor, a copy of a resolution duly passed by the holders of the issued shares of that Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Guarantor is a party; and (c) a copy of a special resolution of the shareholders of each Original Guarantor incorporated in South Africa approving, in accordance with section 45(3)(a)(ii) of the Companies Act, any financial assistance to be granted by that Original Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party. 5. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above. 6. To the extent required by the Companies Act, any other applicable law or the constitutional documents of an Additional Guarantor, a copy of a resolution duly passed by the holders of the issued shares of that Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Additional Guarantor is a party. 7. If applicable, in the case of an Additional Guarantor incorporated in South Africa, a copy of a special resolution of the shareholders of the Additional Guarantor approving, in accordance with section 45(3)(a)(ii) of the Companies Act, any financial assistance to be granted by the Additional Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party. 8. A certificate of the Additional Guarantor (signed by a director or an authorised signatory) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded. 9. A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part 2 of Schedule 2 in respect of that Additional Guarantor is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter. 10. Such documentation and other evidence relating to the Additional Guarantor as is reasonably requested by the Covered Facility Agent (for itself or on behalf of any other Finance Party) in order for the Covered Facility Agent and each other Finance Party to carry out and be satisfied it has complied with all necessary "know your customer" or similar identification procedures under all applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Finance Documents. 11. A copy of any other Authorisation or other document, opinion or assurance which the Covered Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document. 12. If available, the latest audited Financial Statements of the Additional Guarantor. 13. The following legal opinions, each addressed to the Covered Facility Agent and the Lenders:

EXECUTION VERSION Ashurst 166 (a) a legal opinion of the legal advisers to the Covered Facility Agent in England; (b) if the Additional Guarantor is incorporated in South Africa a legal opinion of the legal advisors to the Obligor in South Africa; (c) if the Additional Guarantor is incorporated or formed in any state of the United States or in the District of Columbia, a legal opinion of the legal advisors to such Additional Guarantor in such jurisdiction; and (d) if the Additional Guarantor is incorporated in a jurisdiction other than England, South Africa or any state of the United States or in the District of Columbia: (i) (if required by the Covered Facility Agent) a legal opinion of the legal advisers to the Covered Facility Agent in the jurisdiction of incorporation of the Additional Guarantor; and (ii) a legal opinion of the legal advisers to the Obligors in the jurisdiction of incorporation of the Additional Guarantor. 14. If the proposed Additional Guarantor is incorporated in or organised under a state of the United States or in the District of Columbia: (a) a good standing certificate of that Additional Guarantor from its jurisdiction of incorporation or organisation, dated not earlier than ten days prior to the date of the relevant Accession Letter; and (b) a certificate of the chief financial officer, treasurer or assistant treasurer or, if there is no chief financial officer, treasurer or assistant treasurer, the president of that Additional Guarantor certifying as to the solvency of the company after the consummation of the transactions contemplated by the Finance Documents. EXECUTION VERSION Ashurst 167 Schedule 3 Requests Part 1 Utilisation Request From: [Borrower] To: [Agent] Dated: Dear Sirs Keliber Technology Oy – Finnvera Covered Facility Agreement dated [•] 2024 (the Agreement) 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Loan on the following terms: Proposed Utilisation Date: [] (or, if that is not a Business Day, the next Business Day) Currency of Loan: EUR Amount: [] or, if less, the Available Facility Interest Period: [] 3. We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request. 4. The proceeds of this Loan other than the amount in respect of the Finnvera Premium and Finnvera Commitment Fee should be credited to the following bank account (the Account): Account Name: [] Bank: [] Account Number: [] Branch: [] Branch Code: [] 5. Subject to the receipt by the Parent of an invoice setting out the amount of the Finnvera Premium and Finnvera Commitment Fee payable in accordance with clauses 13.6(a) (Finnvera Premium) and 13.7(a) (Finnvera Commitment Fee) (the Invoice), we authorise the Covered Facility Agent to deduct from the Utilisation the amount of the Finnvera Premium and Finnvera Commitment Fee set out in the Invoice and to credit such amount to the following account (for the account of Finnvera): EXECUTION VERSION Ashurst 168 Account Name: [] Bank: [] Account Number: [] Branch: [] Branch Code: [] 6. This Utilisation Request is irrevocable. Yours faithfully [] authorised signatory for Keliber Technology Oy EXECUTION VERSION Ashurst 169 Part 2 – Selection Notice From: [Borrower] To: [Agent] Dated: Dear Sirs Keliber Technology Oy – Finnvera Covered Facility Agreement dated [•] 2024 (the Agreement) 1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice. 2. We refer to the following Loan[s] with an Interest Period ending on [ ].* 3. We request that the next Interest Period for the above Loan[s] is [ ]. 4. We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request. 5. This Selection Notice is irrevocable. Yours faithfully [] authorised signatory for Keliber Technology Oy * Insert details of all Loans which have an Interest Period ending on the same date.

EXECUTION VERSION Ashurst 170 Schedule 4 Form of Transfer Certificate To: [] as Agent From: [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender) Dated: Keliber Technology Oy – Finnvera Covered Facility Agreement dated [] 2024 (the Agreement) 1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to clause 29.6 (Procedure for transfer): (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with clause 29.6 (Procedure for transfer), all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement as specified in the Schedule. (b) The proposed Transfer Date is []. (c) The Facility Office and address and attention details for notices of the New Lender for the purposes of clause 36.2 (Addresses) are set out in the Schedule. 3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 29.5(c) (Limitation of responsibility of Existing Lenders). 4. The New Lender confirms, for the benefit of the Covered Facility Agent and without liability to any Obligor, that it is [a Qualifying Lender (other than a Treaty Lender)][a Treaty Lender][not a Qualifying Lender], [a French Treaty Lender] [a French Qualifying Lender][not a French Qualifying Lender],is [not] a US Qualifying Lender1. and that is not incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction 5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 6. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. 7. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. 1 Delete as applicable. EXECUTION VERSION Ashurst 171 The Schedule Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Transfer Certificate is accepted by the Covered Facility Agent and the Transfer Date is confirmed as []. [Agent] By: EXECUTION VERSION Ashurst 172 Schedule 5 Form of Substitute Affiliate Lender Designation Notice To: [] (as Agent) for itself and each of the other parties to the Facility Agreement referred to below. From: [Designating Lender] (the Designating Lender) Dated: Dear Sirs Keliber Technology Oy – Finnvera Covered Facility Agreement dated [] 2024 (the Agreement) 1. We refer to the Agreement. Terms defined in the Agreement have the same meaning in this Substitute Affiliate Lender Designation Notice. 2. We hereby designate our Affiliate details of which are given below as a Substitute Affiliate Lender in respect of any Loans required to be advanced to Keliber Technology Oy (Designated Loans). 3. The details of the Substitute Affiliate Lender are as follows: Name: Facility Office: Attention: Jurisdiction of Incorporation: 4. By countersigning this notice below the Substitute Affiliate Lender agrees to become a Substitute Affiliate Lender in respect of Designated Loans as indicated above and agrees to be bound by the terms of the Agreement accordingly. 5. The Substitute Affiliate Lender confirms, for the benefit of the Covered Facility Agent and without liability to any Obligor, that it is [a Qualifying Lender (other than a Treaty Lender)][a Treaty Lender][not a Qualifying Lender], [a French Treaty Lender][a French Qualifying Lender][not a French Qualifying Lender], is [not] a US Qualifying Lender2 and that it is not incorporated or acting through a Facility Office situated in a Non- Cooperative Jurisdiction. 6. This Substitute Affiliate Lender Designation Notice and any non-contractual obligations arising out of or in connection with it are governed by English law. ……………………………………….. For and on behalf of 2 Delete as applicable. EXECUTION VERSION Ashurst 173 [Designating Lender] We acknowledge and agree to the terms of the above. ……………………………………….. For and on behalf of [Substitute Affiliate Lender] We acknowledge the terms of the above. ……………………………………….. For and on behalf of The Covered Facility Agent Dated

EXECUTION VERSION Ashurst 174 Schedule 6 Form of Assignment Agreement To: [] as Agent and [] as Company, for and on behalf of each Obligor From: [the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender) Dated: Keliber Technology Oy – Finnvera Covered Facility Agreement dated [] 2024 (the Agreement) 1. We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2. We refer to clause 29.7 (Procedure for assignment): (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under clause 2(b) above. 3. The proposed Transfer Date is []. 4. On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender. 5. The Facility Office and address and attention details for notices of the New Lender for the purposes of clause 36.2 (Addresses) are set out in the Schedule. 6. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 29.5(c) (Limitation of responsibility of Existing Lenders). 7. The New Lender confirms, for the benefit of the Covered Facility Agent and without liability to any Obligor, that it is [a Qualifying Lender (other than a Treaty Lender)][a Treaty Lender][not a Qualifying Lender], [a French Treaty Lender][a French Qualifying Lender][not a French Qualifying Lender], is [not] a US Qualifying Lender3 and that it is not incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction. 8. This Assignment Agreement acts as notice to the Covered Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 29.8 (Copy of Transfer Certificate or Assignment Agreement ), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement. 3 Delete as applicable. EXECUTION VERSION Ashurst 175 9. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement. 10. This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 11. This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. EXECUTION VERSION Ashurst 176 The Schedule Rights to be assigned and obligations to be released and undertaken [insert relevant details] [Facility office address and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Assignment Agreement is accepted by the Covered Facility Agent and the Transfer Date is confirmed as []. Signature of this Assignment Agreement by the Covered Facility Agent constitutes confirmation by the Covered Facility Agent of receipt of notice of the assignment referred to herein, which notice the Covered Facility Agent receives on behalf of each Finance Party. [Agent] By: EXECUTION VERSION Ashurst 177 Schedule 7 Form of Accession Letter To: [] as Agent From: [Subsidiary] and [insert name of the Borrower at the time] Dated: Dear Sirs Keliber Technology Oy – Finnvera Covered Facility Agreement dated [] 2024 (the Agreement) 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to clause 30.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. 3. [Subsidiary's] administrative details are as follows: Address: Email: Attention: 4. This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. [This Accession Letter is entered into by deed.] Keliber Technology Oy [Subsidiary]

EXECUTION VERSION

Schedule 8

Form of Resignation Letter

To: [●] as Agent

From: [resigning Obligor] and [insert name of the Borrower at the time]

Dated:

Dear Sirs

Keliber Technology Oy – Finnvera Covered Facility Agreement dated [●] 2024 (the Agreement)

1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to clause 30.4 (Resignation of a Guarantor), we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3. [We confirm that no Default is continuing or would result from the acceptance of this request.][4]

4. This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[insert name of the Borrower at the time]	[Subsidiary]
By:	By:

[4] For resigning Guarantor.

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EXECUTION VERSION

Schedule 9

Form of Compliance Certificate

To: [●] as Agent

From: [Parent]

Dated:

Dear Sirs

Keliber Technology Oy – Finnvera Covered Facility Agreement dated [●] 2024 (the Agreement)

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. We confirm that: [insert details of covenants to be certified].

3. We confirm that the following are Material Companies [●].

4. [We confirm that the Distribution Conditions are satisfied.]

5. We confirm that no Default is continuing.

Signed:	…………………………………..	Signed:	…………………………………..
	Director of		Director of
	[insert name of the Parent]		[insert name of the Parent]

[insert applicable certification language]

…………………………………..

for and on behalf of

[insert name of the Parent]

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EXECUTION VERSION

Schedule 10

LMA Form of Confidentiality Undertaking

[Letterhead of Arranger]

To:

[insert name of Potential Lender]

Re: The Facility

Company: [insert name of the Borrower at the time] (the Borrower)	
Date:	
Amount	
Agent: [●]	

Dear Sirs

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information with the knowledge and approval of the Borrower, by your signature of a copy of this letter you agree as follows:

1. Confidentiality

1.1 Confidentiality undertaking

You undertake:

(a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 2.2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b) to keep confidential and not disclose to anyone except as provided for by clause 2.2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

(c) to use the Confidential Information only for the Permitted Purpose; and

(d) to use all reasonable endeavours to ensure that any person to whom you disclose any information in accordance with clause 2.2 below (unless disclosed

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EXECUTION VERSION

under clause 1.2(b)) acknowledges and complies with the provisions of this letter as if that person were also party to it.

1.2 Permitted disclosure

We agree that you may disclose such Confidential Information and such of those matters referred to in clause 1.1(b) above as you shall consider appropriate:

(a) to your Affiliates and their officers, directors, employees, professional advisers and auditors if any person to whom the Confidential Information is to be given pursuant to this clause 1.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b) to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and

(c) with the prior written consent of us and the Borrower.

1.3 Notification of disclosure

You agree (to the extent permitted by law and regulation) to inform us:

(a) of the circumstances of any disclosure of Confidential Information made pursuant to clause 1.2(b) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b) upon becoming aware that Confidential Information has been disclosed in breach of this letter.

1.4 Return of Copies

If you do not participate in the Facility and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under clause 1.2(b) above.

1.5 Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in Part A of this letter shall cease on the earlier of (a) the date on which you become a party to the Facility Agreement or (b) the date falling [12] Months after the date of your final receipt (in whatever manner) of any Confidential Information.

Ashurst 181

EXECUTION VERSION Ashurst 182 1.6 No representation; consequences of breach, etc You acknowledge and agree that: (a) neither we nor any of our officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and (b) we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you. 1.7 Entire agreement; no waiver; amendments, etc (a) This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. (b) No failure to exercise, nor any delay in exercising any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter. (c) The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us. 1.8 Inside information You acknowledge that some or all of the Confidential Information is or may be price- sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose. 1.9 Nature of undertakings The undertakings given by you under Part A of this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group. 2. Miscellaneous 2.1 Third party rights (a) Subject to this clause 2.1 and to clauses 1.6 and 1.9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this letter. EXECUTION VERSION Ashurst 183 (b) The Relevant Persons and each member of the Group may enjoy the benefit of the terms of clauses 1.6 and 1.9 subject to and in accordance with this clause 2.1 and the provisions of the Third Parties Act. (c) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time. 2.2 Governing law and jurisdiction (a) This letter and the agreement constituted by your acknowledgement of its terms (the Letter) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law. (b) The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter). 2.3 Definitions In this letter (including the acknowledgement set out below): Affiliate means each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 71 of 2008) Confidential Information means all information relating to the Borrower, any Obligor, the Group, the Finance Documents and/or the Facility which is provided to you in relation to the Finance Documents or Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (a) is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or (b) is identified in writing at the time of delivery as non-confidential by us or our advisers; or (c) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. Facility Agreement means the facility agreement entered into or to be entered into in relation to the Facility. Finance Documents means the documents defined in the Facility Agreement as Finance Documents. Group means the Parent and its subsidiaries for the time being (as such term is defined in the Companies Act 2006). Obligor means the borrower or a guarantor under the Facility Agreement. EXECUTION VERSION Ashurst 184 Permitted Purpose means considering and evaluating whether to enter into the Facility. Please acknowledge your agreement to the above by signing and returning the enclosed copy. Yours faithfully …………………………….. For and on behalf of [Arranger] EXECUTION VERSION Ashurst 185 To: [Arranger] The Borrower and each other member of the Group We acknowledge and agree to the above: …………………………….. For and on behalf of [Potential Lender]

EXECUTION VERSION

Schedule 11

Timetables

Delivery of a duly completed Utilisation Request (clause 5.1 (*Delivery of a Utilisation Request*)) or a Selection Notice (clause 11.1 (*Selection of Interest Periods*))	U-15 10:00 am
Covered Facility Agent determines the amount of the Loan, if required under clause 5.4 (*Lenders' participation*) and notifies the Lenders of the Loan in accordance with clause 5.4 (*Lenders' participation*).	[U-3] 10:00 am (Paris time)
EURIBOR is fixed	Quotation Day 11:00 a.m. (Paris time) in respect of EURIBOR

"U" = the date of the proposed Utilisation.

"U-X" = Business Days prior to date of utilisation

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EXECUTION VERSION

Schedule 12

Repayment Schedule

No.	Repayment Date	Repayment Instalment (percentage of the Facility utilised at the end of the Availability Period)
1.	First Repayment Date	10.29%
2.	Date falling 6 Months after the First Repayment Date	11.27%
3.	Date falling 12 Months after the First Repayment Date	14.04%
4.	Date falling 18 Months after the First Repayment Date	11.13%
5.	Date falling 24 Months after the First Repayment Date	11.42%
6.	Date falling 30 Months after the First Repayment Date	10.90%

7.	Date falling 36 Months after the First Repayment Date	10.65%
8.	Date falling 42 Months after the First Repayment Date	10.99%
9.	Date falling 48 Months after the First Repayment Date	9.31%

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EXECUTION VERSION

Schedule 13

Project Requirements

Part 1 - Environmental and Social Report requirements

Item	Category	Info Semi-Annual	Additional Comment
1. Introduction and Executive Summary			
1.1	Summary	Executive summary of the findings of the report	
1.2	Summary	Statement that the environmental and social requirements have been complied with since either the Signature Date or the previous report. If this statement cannot be given, details of the gaps and remedial actions / mitigations to be taken.	
2. Environmental & Social Assessment & Management System			
2.1	Permitting	Have the outstanding plan, program and permits been prepared and submitted to the authority?	Progress update on the implementation of the Environmental Permit conditions
2.2	Permitting	Have the reports/documents/studies required in the conditions of Environmental Permits approval been prepared and submitted to the authority?	Submission of reports/documents studies to the supervisory authorities as the permits
2.3	Permitting	Have there been any changes or additional requirements from the authority?	-
2.4	Permitting	Details of all accidents/incidents and non-compliances and any remedial actions.	Including date of incident , response , lessons learned. e.g. spills, non-routine releases etc. (all data reported in a format ensuring compliance with GDPR and other data management regulations, i.e. all incidents de-identified)
2.5	Permitting	Is there any non-compliance with the conditions for the Environmental Permits?	-
2.6	Permitting	Please list inspections carried out by authorities and in case of findings, summarize corrective actions taken.	-

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EXECUTION VERSION

Item	Category	Semi-Annual	Additional Comment
3.	Management Systems		
3.1	Management Systems	Have the outstanding management systems been implemented and certified/approved?	Ongoing review of certification/approval status including auditing update
4.	Labour & Working Conditions		
4.1	Labour	Number of FTE, gender breakdown (FTE), employee turnover	-
4.2	Occupational H&S	Number of work-related fatalities, accidents, and incidents	-
4.3	Whistleblowing Policy	Per incident (date received, description, status)	(all data reported in a format ensuring compliance with GDPR and other data management regulations as well as policy and set-up for whistleblowing, i.e. all incidents de-identified and described on a thematic level)
4.4	Worker Grievances	Per incident (date received, description, status)	(all data reported in a format ensuring compliance with GDPR and other data management regulations as well as policy and set-up for whistleblowing, i.e. all incidents de-identified and described on a thematic level)
5.	Pollution Prevention and Abatement		

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EXECUTION VERSION

<table>
<tr><td>5.1</td><td>Air Quality Emissions</td><td rowspan="6">As per the monitoring plan to be agreed with the competent authorities
• Measurement / sampling period (in line with agreed frequency)
• Measurement / sampling analysis method (i.e. national standard xx)
• Measurement / sampling points
• Measured emission limit value in line with the appropriate parameter / unit per category
• Compliance against applied standard and Environmental Permit conditions per parameter
• Referred value (if comparing against commencement of constructions)</td><td rowspan="6">Assessment of compliance with the applied regulations / and/or conditions of the Environmental Permit per category.
In accordance with the agreed monitoring plan with the competent authorities for applicable categories.
For any instances of material / significant non-compliance, a description of the situation and possible causes, and explain the mitigating/preventive measures.
As we move into operations the scope of what can be assessed may change (for example to reflect an updated environmental management plan).</td></tr>
<tr><td>5.2</td><td>Water Quality Surface Water</td></tr>
<tr><td>5.3</td><td>Water Quality Groundwater</td></tr>
<tr><td>5.5</td><td>Noise</td></tr>
<tr><td>5.6</td><td>Vibration</td></tr>
<tr><td>5.7</td><td>Biodiversity Management</td></tr>
<tr><td>5.8</td><td>Extractive waste management plans</td><td>Any significant or material updates / changes in the Project's extractive waste management plans</td><td></td></tr>
<tr><td>5.9</td><td>Analcime Sand</td><td>Updates on solution for Li refining plant waste, i.e.: analcime sand. Update on certification process or alternative solutions</td><td></td></tr>
<tr><td>5.10</td><td>Extreme weather event</td><td>Any extreme weather event (e.g.: heavy rain) with major impacts on the sites water management. Have the water management systems been effective?</td><td></td></tr>
<tr><td colspan="4">6. Community, Health, Safety & Security</td></tr>
</table>

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6.1	Grievances	Date received, current status, description about the grievances	If the Project proponent received serious grievances , please explain the situation and settlement procedure. (all data reported in a format ensuring compliance with GDPR and other data management regulations as well as policy and set-up for whistleblowing, i.e. all incidents de-identified and described on a thematic level)
6.2	Stakeholder Engagement (Main Site/concentrator plant)	Planned and carried out engagements as per stakeholder management plan including outcomes / lessons learned / actions implemented following the engagement activity.	
7.	Statements		
7.2	Disclosure	Are the results of the environmental monitoring disclosed?	URL / location where the relevant monitoring report is located.
8.	Conclusions and Recommendations		
8.1	Conclusion	Concluding summary of the report findings including any remedial actions / recommendations for the next reporting period	

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EXECUTION VERSION

Part 2 - Project Progress Report requirements

A. Document / information

- A brief update on the Project explaining the reasons for any significant changes vs. initial scope.
- Update on the date of completion of each of the main Project components, explaining reasons for any possible delay.
- Update on the cost of the Project, explaining reasons for any possible cost variations vs. initial budgeted cost.
- Update about the market (prices and volumes) and demand evolution for LiOH and expected impact on the Borrower and the employment effects:
  - person-days required during implementation of the Project
  - permanent new jobs created after the Project implementation, employment evolution per year broken-down by relevant area.
- Update on the cost competitiveness of the Project (position on the cost curve) based on internal evaluation or if available third party assessment.
- Update of the Project's financial model (in excel) (actual and forecasts) up to the of the loan tenor.
- Update on the Project's Li resources and reserves, or link to latest relevant figures.
- To the extent there have been any regulatory updates, the impact on the Project.
- Update on average manufacturing figures of the plant (if relevant) among others for (tons per year):
  - Total mining and stripping ratio
  - DSO / Spodumene concentrate output
  - LiOH
  - Relevant by products.
- Update, if any, in relation to any material change to, or termination of, an offtake agreement related to the Project.
- Any significant issue that has occurred and any significant risk that may affect the Project's operation.
- Any legal action concerning the Project that may be on-going.
- Non-confidential Project-related pictures, if available.

Ashurst 192

EXECUTION VERSION

B. Cost summary table in the following format

IC	**INITIAL CAPEX**							
Direct Costs			*Start Period*	*End Period*				
	2100	SYVÄJÄRV	*Oct-23*		8,580.8		*8,580.8*	kEUR
	2200	RAPASAAI			-		-	kEUR
	2300	LÄNTTÄ M			-		-	kEUR
	2400	OUTOVES			-		-	kEUR
	2500	EMMES M			-		-	kEUR
	3000	CONCENT	*Sep-23*		169,940.0		*169,940.0*	kEUR
	4000	LITHIUM	*Sep-23*		282,939.9		*282,939.9*	kEUR
Direct Costs		**Total Base Case**		*461,460.8*	**461,460.8**		***461,460.8***	**kEUR**
		Capex Change Scenario			-		-	kEUR
Direct Costs		**Total incl. Capex Sce**		*461,460.8*	**461,460.8**		***461,460.8***	**kEUR**
Indirect Costs								
	1001	ENGINEERING & CONSTRUCTIC			37,844.6		*37,844.6*	kEUR
	1002	SITE FACILITIES DURING CONST			7,911.5		*7,911.5*	kEUR
	1003	CONSTRUCTION EQUIPMENT			6,504.4		*6,504.4*	kEUR
	1004	SPARE PARTS			14,820.8		*14,820.8*	kEUR
	1005	COMMISSIONING			469.6		*469.6*	kEUR
	1006	OWNERS' COST			24,527.4		*24,527.4*	kEUR
		Tangible Assets			*22,514.2*		*10,603.9*	*kEUR*
		TA - No Depr.			*150.0*		*150.0*	*kEUR*
		Intangible Assets, EX			-		-	*kEUR*
		Intangible Assets, Other			*1,863.2*		*1,863.2*	*kEUR*
	1100	CONTINGENCY			12,746.2		*12,746.2*	kEUR
	1150	GRANTS			- 5,474.0		*- 5,474.0*	kEUR
Indirect Costs		**Total before Grants,**		*104,824.6*	**104,824.6**		***104,824.6***	**kEUR**
		Capex Change Scenario			-		-	kEUR
Indirect Costs		**Total before Grants**		*104,824.6*	**104,824.6**		***104,824.6***	**kEUR**
Indirect Costs		**Total after Grants in**		*99,350.6*	**99,350.6**		***99,350.6***	**kEUR**
IC	**INITIAL CAPEX**		**TOTAL before Grant**	566,285.4	**566,285.4**		***566,285.4***	**kEUR**
IC	**INITIAL CAPEX**		**TOTAL after Grants**	560,811.4	**560,811.4**		***560,811.4***	**kEUR**

And the following items of the project:

Pre-development sunk costs: estimated at EUR 95.3 at signature

Other project related	
Transaction costs	4.575
Commitment fees	3.959
Interest during construction and ramp-up	34.662
Opex and working capital	1.335
Sustaining capex	17.247
Other project related total	**61.777**

Ashurst

193

Signatures

The Borrower

Signed by /s/ Mika Seitovirta	)
	)
for and on behalf of KELIBER TECHNOLOGY OY: Mika Seitovirta	)
	)

The Parent

Signed by /s/ Charl Keyter	)
	)
for and on behalf of SIBANYE STILLWATER LIMITED: Charl Keyter	)
	)

Ashurst

The Original Guarantors

Signed by /s/ Charl Keyter)
)
for and on behalf of SIBANYE)
STILLWATER LIMITED: Charl Keyter)

Signed by /s/ Mika Seitovirta)
)
for and on behalf of KELIBER OY:)
Mika Seitovirta)

Signed by /s/ Charl Keyter)
)
for and on behalf of SIBANYE GOLD)
PROPRIETARY LIMITED: Charl Keyter)

Signed by /s/ Charl Keyter	)
	)
for and on behalf of STILLWATER MINING	)
COMPANY: Charl Keyter	)

Signed by /s/ Charl Keyter	)
	)
for and on behalf of KROONDAL	)
OPERATIONS PROPRIETARY LIMITED:	)
Charl Keyter	

Signed by /s/ Charl Keyter	)
	)
for and on behalf of WESTERN PLATINUM	)
PROPRIETARY LIMITED: Charl Keyter	)

Signed by /s/ Charl Keyter	)
	)
for and on behalf of SIBANYE	)
RUSTENBURG PLATINUM MINES	)
PROPRIETARY LIMITED: Charl Keyter	

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Signed by /s/ Charl Keyter)
)
for and on behalf of EASTERN PLATINUM)
PROPRIETARY LIMITED: Charl Keyter)

Signed by /s/ Christophe Petit)
)
for and on behalf of SIBANYE-)
STILLWATER SANDOUVILLE REFINERY:)
Christophe Petit

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The Co-ordinators

Executed by BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY acting by one authorised signatory:	))))

Authorised Signatory /s/ Damien Orban

Name: Damien Orban

Executed by NATIXIS acting by two authorised signatories:	))))

Authorised Signatory /s/ Charlotte Berry

Name: Charlotte Berry

Authorised Signatory /s/ Thibaud Huillet

Name: Thibaud Huillet

Ashurst

The Arrangers

Executed by BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY acting by one authorised signatory:	))))

Authorised Signatory /s/ Damien Orban

Name: Damien Orban

Executed by NATIXIS acting by two authorised signatories:	))))

Authorised Signatory /s/ Charlotte Berry

Name: Charlotte Berry

Authorised Signatory /s/ Thibaud Huillet

Name: Thibaud Huillet

Executed by HSBC CONTINENTAL EUROPE acting by two authorised signatories:	))))

Authorised Signatory /s/ Julie Bellais

Name: Julie Bellais

Authorised Signatory /s/ Steven Dembele

Name: Steven Dembele

Ashurst

Executed by DANSKE BANK A/S,)
FINLAND BRANCH)
acting by two authorised signatories:)
)

Authorised Signatory /s/ Juha Salmenpohja

Name: Juha Salmenpohja

Authorised Signatory /s/ Juha Niinistö

Name: Juha Niinistö

Executed by ING BANK, A BRANCH OF)
ING-DIBA AG)
acting by two authorised signatories:)
)

Authorised Signatory /s/ Erik van Doezum

Name: Erik van Doezum

Authorised Signatory /s/ Oksana Milka

Name: Oksana Milka

Executed by INTESA SANPAOLO BANK)
LUXEMBOURG S.A.)
acting by two authorised signatories:)
)

Authorised Signatory /s/ Ivan Caliandro

Name: Ivan Caliandro

Authorised Signatory /s/ Paola Bruni

Name: Paola Bruni

Ashurst

Executed by MIZUHO BANK, LTD.)
acting by one authorised signatory:)
)
)

Authorised Signatory /s/ Ahmed Ahsan Siddiqi

Name: Ahmed Ahsan Siddiqi

Ashurst

The Original Finnvera Covered Lenders

Executed by BANK OF AMERICA)
EUROPE DESIGNATED ACTIVITY)
COMPANY)
acting by one authorised signatory:)

Authorised Signatory /s/ Damien Orban

Name: Damien Orban

Executed by NATIXIS)
acting by two authorised signatories:)
)
)

)
)

Authorised Signatory /s/ Charlotte Berry

Name: Charlotte Berry

Authorised Signatory /s/ Thibaud Huillet

Name: Thibaud Huillet

Executed by HSBC CONTINENTAL EUROPE acting by two authorised signatories:)
)
)
)

Authorised Signatory /s/ Julie Bellais

Name: Julie Bellais

Authorised Signatory /s/ Steven Dembele

Name: Steven Dembele

Ashurst

Executed by DANSKE BANK A/S,)
FINLAND BRANCH)
acting by two authorised signatories:)
)

Authorised Signatory /s/ Juha Salmenpohja

Name: Juha Salmenpohja

Authorised Signatory /s/ Juha Niinistö

Name: Juha Niinistö

Executed by ING BANK, A BRANCH OF)
ING-DIBA AG)
acting by two authorised signatories:)
)

Authorised Signatory /s/ Erik van Doezum

Name: Erik van Doezum

Authorised Signatory /s/ Oksana Milka

Name: Oksana Milka

Executed by INTESA SANPAOLO)
BANK LUXEMBOURG S.A.)
acting by two authorised signatories:)
)

Authorised Signatory /s/ Ivan Caliandro

Name: Ivan Caliandro

Authorised Signatory /s/ Paola Bruni

Name: Paola Bruni

Ashurst

Executed by MIZUHO BANK, LTD.)
acting by one authorised signatory:)
)
)

Authorised Signatory /s/ Ahmed Ahsan Siddiqi

Name: Ahmed Ahsan Siddiqi

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The Covered Facility Agent

Executed by NATIXIS acting by two authorised signatories:	))))

Authorised Signatory /s/ Anne Desticourt

Name: Anne Desticourt

Authorised Signatory /s/ Djalila Bouhanna

Name: Djalila Bouhanna

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The Green Loan Coordinator

Executed by BANK OF AMERICA)
EUROPE DESIGNATED ACTIVITY)
COMPANY)
acting by one authorised signatory:)

Authorised Signatory /s/ Damien Orban

Name: Damien Orban

Ashurst